  As filed with the Securities and Exchange Commission on April 15, 2002


                                                                       333-76536


                                              Registration No. 333-76536-01


                                                                   333-76536-02


                                                                   333-76536-03

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                              Amendment No. 1


                                    to

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------
                           LYONDELL CHEMICAL COMPANY
                       LYONDELL CHEMICAL NEDERLAND, LTD.
                         ARCO CHEMICAL TECHNOLOGY, INC.
                         ARCO CHEMICAL TECHNOLOGY, L.P.

         (Exact name of co-registrant as specified in its charter)


         Delaware                    2869                    95-4160558
         Delaware                    2869                    51-0110124
         Delaware                    2869                    94-2400836
         Delaware                    2869                    54-1613415
     (State or other          (Primary Standard           (I.R.S. Employer
       jurisdiction               Industrial            Identification No.)

   of incorporation or       Classification Code
      organization)                Number)
                                                    Kerry A. Galvin
                                           Vice President, General Counsel &
                                                       Secretary
    1221 McKinney Street, Suite 700            Lyondell Chemical Company
          Houston, Texas 77010              1221 McKinney Street, Suite 700
             (713) 652-7200                       Houston, Texas 77010
   (Address, including zip code, and                 (713) 652-7200
      telephone number, including       (Name, address, including zip code, and

                                                   telephone number,
   area code, of each co-registrant's
   principal executive offices)           including area code, of agent for
                                          service for each co-registrant)


                                    Copy to:
                               Stephen A. Massad
                               Baker Botts L.L.P.
                              3000 One Shell Plaza
                              Houston, Texas 77002
                                 (713) 229-1234

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effectiveness of this Registration Statement.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                            Proposed
                                                          Proposed      maximum aggregate    Amount of
        Title of each class of          Amount to be  maximum offering   offering price   registration fee
     securities to be registered         registered  price per note (1)        (1)             (2)(3)
----------------------------------------------------------------------------------------------------------
9 1/2% Senior Secured Notes due 2008..  $393,000,000        100%          $393,000,000        $93,927
----------------------------------------------------------------------------------------------------------
Guarantees of 9 1/2% Senior Secured
 Notes due 2008.......................       --              --                --                --
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2) Pursuant to Rule 457(n) of the Securities Act, no separate registration fee is payable for the guarantees.

(3) The registration fee payable in connection with this registration statement was submitted in connection with the initial filing on January 10, 2002.


   The co-registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the co-registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

+                                                                              +
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++



                SUBJECT TO COMPLETION DATED APRIL 15, 2002


PROSPECTUS

                           Lyondell Chemical Company

                                  $393,000,000

                               Offer to Exchange

                                   Registered
                      9 1/2% Senior Secured Notes due 2008
                                in exchange for
                                All Outstanding
                      9 1/2% Senior Secured Notes due 2008

The new notes:

.. will be freely tradeable;

.. are otherwise substantially identical to the outstanding notes;

.. will accrue interest at the same rate per annum as the outstanding notes payable semiannually in arrears on each June 15 and December 15, beginning June 15, 2002;

.. will be secured and will rank equally with outstanding notes that are not exchanged;

.. will not be listed on any securities exchange or on any automated dealer quotation system; and

.. will be guaranteed by our subsidiaries Lyondell Chemical Nederland, Ltd., ARCO Chemical Technology, Inc. and ARCO Chemical Technology, L.P.

The exchange offer:

.. expires at 5:00 p.m., New York City time, on                  , 2002, unless
  extended or sooner terminated; and

.. is not conditioned on any minimum aggregate principal amount of outstanding notes being tendered.

In addition, you should note that:

.. all outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of new notes that are registered under the Securities Act of 1933;

.. tenders of outstanding notes may be withdrawn any time before the expiration of the exchange offer; and

.. the exchange of outstanding notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

  You should consider carefully the risk factors beginning on page 10 of this prospectus before participating in the exchange offer.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the new notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is               , 2002.

                               TABLE OF CONTENTS


PROSPECTUS SUMMARY..........................................................   1
RISK FACTORS................................................................  10
FORWARD-LOOKING STATEMENTS..................................................  25
USE OF PROCEEDS.............................................................  25
CAPITALIZATION..............................................................  26
THE EXCHANGE OFFER..........................................................  27
DESCRIPTION OF OTHER INDEBTEDNESS...........................................  37
DESCRIPTION OF NEW NOTES....................................................  41
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS...........  85
PLAN OF DISTRIBUTION........................................................  88
LEGAL MATTERS...............................................................  89
EXPERTS.....................................................................  89
WHERE YOU CAN FIND MORE INFORMATION.........................................  90


   This prospectus incorporates important business and financial information about us from documents that are not included in or delivered with this prospectus. This information is available to holders of the notes without charge upon written or oral request. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address and telephone number:

                           Lyondell Chemical Company
                            1221 McKinney, Suite 700
                              Houston, Texas 77010
                           Telephone: (713) 652-7200
                         Attention: Investor Relations

   To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than five business days before the expiration date of the exchange offer. See "Where You Can Find More Information" for additional information concerning access to our public disclosures. The exchange offer will expire at 5:00 p.m., New York City time,
on             , 2002. The exchange offer can be extended by us in our sole discretion. See "The Exchange Offer" for more detailed information.


                       MARKET, RANKING AND INDUSTRY DATA

   The data included or incorporated by reference in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on independent industry publications, reports from government agencies or other published industry sources and our estimates. Our estimates are based on information obtained from our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate and our management's knowledge and experience. We believe these estimates to be accurate as of the date of the document in which the estimates were made or as of the date specified in such document. However, this information may prove to be inaccurate because of the methods by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size.

                               PROSPECTUS SUMMARY

                                  Our Business

   Lyondell Chemical Company is a global chemical company with low-cost operations and leading producer positions in all of its major products. Lyondell manufactures and markets a variety of intermediate and performance chemicals, including propylene oxide (PO), propylene glycol (PG), propylene glycol ethers (PGE), butanediol (BDO), toluene diisocyanate (TDI), styrene monomer (SM), and tertiary butyl alcohol (TBA) and its derivative methyl tertiary butyl ether (MTBE), which are collectively known as our intermediate chemicals and derivatives business.

   We currently own 41% of Equistar Chemicals, LP, a Delaware limited partnership, which operates petrochemicals and polymers businesses. On January 31, 2002, we announced an agreement in principle with Occidental Petroleum Corporation, one of our Equistar Partners, to acquire its 29.5% share of Equistar. Following completion of this transaction, which is subject to negotiation, completion and execution of definitive documentation, compliance with the applicable provisions of the partnership agreement and the parent agreement, approval by the boards of directors of Lyondell and Occidental, approval by Lyondell's stockholders and other customary conditions, Lyondell will own 70.5% of Equistar. Equistar's petrochemicals business manufactures and markets olefins, oxygenated products, aromatics and specialty products. Equistar's olefins are ethylene, propylene and butadiene, and its oxygenated products include ethylene oxide, ethylene glycol, ethanol and MTBE. Equistar's aromatics are benzene and toluene. Equistar's polymers business manufactures and markets polyolefins, including high density polyethylene, low density polyethylene, linear low density polyethylene, polypropylene and performance polymers. Equistar's performance polymers include enhanced grades of polyethylene, such as wire and cable insulating resins, and polymeric powders.

   We also own 58.75% of LYONDELL-CITGO Refining LP, a Delaware limited partnership (LCR), which produces refined petroleum products, including gasoline, low sulfur diesel, jet fuel, aromatics and lubricants. LCR sells its principal refined products primarily to CITGO Petroleum Corporation (CITGO).

   In addition, we own 75% of Lyondell Methanol Company, L.P., a Texas limited partnership (LMC), which produces methanol.

   Lyondell is a Delaware corporation with principal executive offices located at 1221 McKinney Street, Suite 700, Houston, Texas 77010 (Telephone: (713) 652-
7200).

                         Summary of the Exchange Offer

   On December 4, 2001, we completed a private offering of the outstanding notes. We entered into a registration rights agreement with the initial purchasers in the private offering. We agreed to file a registration statement with the Securities and Exchange Commission, or SEC, within 90 days after the date we issued the outstanding notes and to use our best efforts to have it declared effective within 210 days after the date we issued the outstanding notes. You are entitled to new registered notes with substantially identical terms as your outstanding notes in exchange for your outstanding notes. You should read the discussion under the headings "--Summary of Terms of the New Notes" and "Description of New Notes" for further information regarding the new notes.

   We summarize the terms of the exchange offer below. You should read the discussion under the heading "The Exchange Offer" for further information regarding the exchange offer and resale of the new notes.

The Exchange Offer..........  We are offering to issue to you new registered 9
                              1/2% senior secured notes due 2008 in exchange for your outstanding 9 1/2% senior secured notes due 2008.


Expiration Date.............
                              Unless sooner terminated, the exchange offer will expire at 5:00 p.m., New York City time, on
                                    , 2002, or at a later date and time to
                              which we extend it.


Conditions to the Exchange    We will not be required to accept outstanding
Offer.......................  notes for exchange if the exchange offer would violate applicable law or if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer.
                              The exchange offer is not conditioned on any minimum aggregate principal amount of outstanding notes being tendered. Please read the section
                              "The Exchange Offer--Conditions to the Exchange
                              Offer" for more information regarding the conditions to the exchange offer.

Procedures for Tendering
Outstanding Notes...........
                              If you wish to participate in the exchange offer, you must complete, sign and date the letter of transmittal and mail or deliver the letter of transmittal, together with your outstanding notes, to the exchange agent. If your outstanding notes are held through The Depository Trust Company, or DTC, you may deliver your outstanding notes by book-entry transfer.

                              In the alternative, if your outstanding notes are held through DTC and you wish to participate in the exchange offer, you may do so through the automated tender offer program of DTC. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal.

                              By signing or agreeing to be bound by the letter of transmittal, you will represent to us, among other things, that:

                              . you are not an "affiliate," as defined in Rule
                                405 of the Securities Act of 1933, of us or a broker-dealer tendering outstanding notes acquired directly from us for your own account;

                              . if you are not a broker-dealer or are a broker-
                                dealer but will not receive new notes for your own account, you are not engaged in and do not intend to participate in a distribution of the new notes;

                              . you have no arrangement or understanding with
                                any person to participate in the distribution of the new notes or the outstanding notes within the meaning of the Securities Act;

                              . any new notes you receive will be acquired in
                                the ordinary course of your business; and

                              . if you are a broker-dealer that will receive
                                new notes for your own account in exchange for outstanding notes, those outstanding notes were acquired as a result of market-making activities or other trading activities, and you will deliver a prospectus, as required by law, in connection with any resale of those new notes.

                              Please see "The Exchange Offer--Purpose and
                              Effect of the Exchange Offer" and "The Exchange Offer--Your Representations to Us."

Procedures for Beneficial     If you beneficially own outstanding notes
Owners......................  registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should promptly contact the registered holder and instruct it to tender the outstanding notes on your behalf.

                              If you wish to tender your outstanding notes on your own behalf, you must either arrange to have your outstanding notes registered in your name or obtain a properly completed bond power from the registered holder before completing and executing the letter of transmittal and delivering your outstanding notes. The transfer of registered ownership may take considerable time.

Guaranteed Delivery           If you wish to tender your outstanding notes and
Procedures..................  cannot comply before the expiration date with the requirement to deliver the letter of transmittal and notes or use the applicable procedures under the automated tender offer program of DTC, you must tender your outstanding notes according to the guaranteed delivery procedures described in "The Exchange Offer--Guaranteed Delivery
                              Procedures."

U.S. Federal Income Tax
Considerations..............
                              The exchange of new notes for outstanding notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

Use of Proceeds.............  We will not receive any cash proceeds from the issuance of new notes.

Plan of Distribution........  All broker-dealers who receive new notes in the exchange offer have a prospectus delivery obligation.

                              Based on SEC no-action letters, broker-dealers who acquired the outstanding notes as a result of market-making or other trading activities may use this exchange offer prospectus, as supplemented or amended, in connection with the resales of the new notes.

                              Broker-dealers who acquired the outstanding notes from us may not rely on SEC staff interpretations in no-action letters. Broker-dealers who acquired the outstanding notes from us must comply with the registration and prospectus delivery requirements of the Securities Act, including being named as selling noteholders, in order to resell the outstanding notes or the new notes.

                               The Exchange Agent

   We have appointed The Bank of New York as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

              For Delivery by Mail, Overnight Delivery or by Hand:

                              The Bank of New York
                                15 Broad Street
                                   16th Floor
                               New York, NY 10005

                    Attn.: Kin Lau--Reorganization Unit


          By Facsimile Transmission (for eligible institutions only):

                                 (212) 235-2261

                              Attn.: Kin Lau


                              To Confirm Receipt:

                              (212) 235-2358

                       Summary of Terms of the New Notes

   The new notes will be freely tradeable and otherwise substantially identical to the outstanding notes. The new notes will not have registration rights. The new notes will evidence the same debt as the outstanding notes, and the outstanding notes and the new notes will be governed by the same indenture.

Issuer......................  Lyondell Chemical Company.

Notes Offered...............  $393,000,000 principal amount of 9 1/2% Senior
                              Secured Notes due 2008.

Maturity Date...............  The new notes mature on December 15, 2008.

Interest Payment Dates......  The new notes bear interest at an annual rate equal to 9 1/2%. Interest payments will be made annually on each June 15 and December 15, beginning June 15, 2002.

Guarantees..................  The new notes will be unconditionally guaranteed by our subsidiaries Lyondell Chemical Nederland, Ltd., ARCO Chemical Technology, Inc. and ARCO Chemical Technology, L.P. The guarantees of the new notes will be general obligations of each guarantor and will rank equally with all existing and future unsubordinated debt of each guarantor. These subsidiaries are also guarantors of our obligations under our credit facility and under our existing senior secured notes and senior subordinated notes. You should read "Description of New Notes--Subsidiary Guarantees" for a description of the guarantees.

Collateral..................  The new notes will be secured by a lien equally and ratably with all secured debt outstanding under our credit facility and our existing senior secured notes and, with respect to certain of our manufacturing plants, the debentures that we assumed when we acquired ARCO Chemical Company, which we call the Lyondell debentures. The liens will constitute first-priority liens, subject to certain exceptions and permitted liens, on:

                              .  our personal property;

                              . substantially all the equity interests of domestic subsidiaries directly owned by us and 65% of the stock of foreign subsidiaries directly owned by us;

                              . the rights of certain of our subsidiaries to receive distributions from certain of our existing joint ventures in which they own equity interests; and

                              .  mortgages on our facilities located in
                                 Bayport, Texas, Channelview, Texas and Lake
                                 Charles, Louisiana.

                              If and when the liens no longer secure amounts under our credit facility, the new notes, as well as the existing senior secured notes and the Lyondell debentures, will automatically cease to be secured by the liens. The liens that secure amounts under our credit facility would be released if such a release were approved by the requisite lenders under the credit facility, and the consent of the holders of the new notes would not be required for such a release. In addition, the collateral agent and Lyondell may amend the provisions of the security documents with the consent of the requisite lenders and without the consent of the holders of the new notes. The lenders under our credit facility will have the sole ability to control remedies (including any sale or liquidation after acceleration of the new notes or the debt under the credit facility) with respect to the collateral. See "Risk Factors--Risk Factors Relating to Our Debt and the New Notes--You may not be able to fully realize the value of your liens--The security for your benefit can be released without your consent." You should read "Description of New Notes--Security" for a more complete description of the security granted to the holders of the new notes.

Ranking.....................  The new notes will rank equally with all our existing and future unsecured senior debt and prior to all such debt to the extent of the value of the collateral available to the holders of the new notes, which collateral is shared by such holders on a ratable basis with the holders of our other senior secured debt, including the debt under the credit facility, debt under our existing senior secured notes and, with respect to the mortgages, the Lyondell debentures.

                              The new notes will also effectively rank junior to all liabilities of our subsidiaries that have not guaranteed the new notes and all liabilities of our joint ventures.

                              After giving effect to the sale of the
                              outstanding notes and the exchange offer, at December 31, 2001:


                              . We and the guarantors would have had
                                outstanding approximately $3.4 billion of unsubordinated debt that was secured by the same assets, including the new notes;

                              . Our joint ventures, which have not guaranteed
                                the new notes, would have had approximately
                                $3.5 billion of outstanding liabilities, including trade payables, that are effectively senior to the new notes; and


                              . Our subsidiaries that have not guaranteed the
                                new notes would have had $78 million of
                                outstanding liabilities, principally trade payables, that are effectively senior to the new notes.


Optional Redemption.........  We may redeem any of the new notes at any time on or after December 15, 2005 at the redemption prices described in "Description of New Notes-- Optional Redemption."

Change of Control...........  Upon the occurrence of certain change of control events described in "Description of New Notes-- Repurchase at the Option of Holders--Change of Control" you may require us to repurchase some or all of your notes at 101% of their principal amount, plus accrued interest. The occurrence of those events will impose similar repurchase requirements for our other senior secured notes and our senior subordinated notes and may also be an event of default under our credit facility. We cannot assure you that we will have sufficient resources to satisfy our repurchase obligation in such circumstances. You should read carefully the sections called "Risk Factors--Risk Factors Relating to Our Debt and the New Notes--We may not be able to repurchase your notes upon a change of control" and "Description of New Notes."

Covenants...................  The new notes will be issued under the same indenture as the outstanding notes. The indenture contains certain covenants limiting or prohibiting our ability and our subsidiaries' ability to:

                              . incur additional debt or issue subsidiary
                                preferred stock;

                              . increase dividends on our capital stock;

                              . redeem or repurchase capital stock or
                                repurchase subordinated debt;

                              . engage in transactions with affiliates, except
                                on an arm's-length basis;

                              . create liens or engage in sale and leaseback
                                transactions;

                              . make some types of investments and sell assets;
                                and

                              . consolidate or merge with, or sell
                                substantially all our assets to, another person.

                              Certain of these covenants will no longer apply if the new notes are rated "BBB-" by Standard & Poor's or "Baa3" by Moody's, even if the new notes are subsequently downgraded to a lower rating. You should read "Description of New Notes--Certain Covenants" for a description of these covenants.

                              If we fail to complete the exchange offer in accordance with the requirements of the registration rights agreement, we may be required to pay liquidated damages to the initial purchasers of the outstanding notes. You should read "Description of New Notes--Registration Rights; Liquidated Damages" for a description of our registration obligations.

                                  Risk Factors

   Please read "Risk Factors" beginning on page 10 and carefully consider the risk factors before participating in the exchange offer.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

   The following table presents our summary consolidated financial data. The historical financial data has been derived from our audited consolidated financial statements for the years ended December 31, 1999, 2000 and 2001. You should read this summary consolidated financial data in connection with the business and financial information contained in our Annual Report on Form 10-K that is incorporated by reference in this prospectus, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes thereto.



                                                         For the year ended
                                                            December 31,
                                                        ---------------------
                                                         1999    2000   2001
                                                        ------  ------ ------
                                                           (in millions)
Income statement data:
Sales and other operating revenues..................... $3,693  $4,036 $3,226
Cost of sales..........................................  2,891   3,371  2,771
Selling, general and administrative and research and
 development expenses..................................    298     225    181
Income from equity investments.........................     76     199     40
Net income (loss)......................................   (115)    437   (150)

Balance sheet data (at end of period):
Property, plant and equipment, net.....................  4,291   2,429  2,293
Total assets...........................................  9,498   7,047  6,703
Total debt (a).........................................  6,271   3,854  3,853
Total stockholders' equity.............................  1,007   1,145    749

Other financial data:
EBITDA before unusual and extraordinary items (b)......    728     636    425
Net cash distributions from joint ventures (c).........    154     240    121
Adjusted EBITDA (d)....................................    882     876    546
Cash interest expense (e)..............................    586     496    371
Depreciation and amortization (f)......................    330     279    269
Capital expenditures (g)...............................    131     104     68
Ratio of earnings to fixed charges (h).................    .9x    2.0x    .6x

                  Notes To Summary Consolidated Financial Data



(a) Does not include $3.1 billion in joint venture debt as of December 31, 2001, $431 million of which is Equistar debt for which Lyondell remains contingently liable.


(b) EBITDA before unusual and extraordinary items is calculated as net income before (1) equity income from Equistar, LCR and LMC, (2) net interest expense, (3) taxes, (4) depreciation and amortization, (5) net unusual charges, (6) gain on sale of assets and (7) extraordinary losses on extinguishment of debt. While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to our ability to meet our future debt service, capital expenditure and working capital requirements. EBITDA is not necessarily a measure of our ability to fund our cash needs. EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring our ability to service debt. In addition, it should be noted that companies calculate EBITDA differently and therefore EBITDA as presented for us may not be comparable to EBITDA reported by other companies. Net unusual charges were $15 million in 1999 and $63 million in 2001. Gain on sale of assets was $590 million for 2000. Extraordinary losses on extinguishment of debt, net of income taxes, were $35 million in 1999, $33 million in 2000 and $5 million in 2001.


(c) Net cash distributions from joint ventures include cash distributions from Equistar, LCR and LMC, other than extraordinary distributions and net of investments and loans to Equistar, LCR and LMC to finance capital expenditures.


(d) Adjusted EBITDA is calculated as EBITDA before unusual and extraordinary items plus net cash distributions from joint ventures as defined in (b) above.


(e) Cash interest expense is calculated as interest expense less amortization of debt issuance costs as set forth in (f) below.


(f) Includes amortization of debt issuance costs of $30 million for 1999, $18 million for 2000 and $15 million for 2001.


(g) Excludes contributions to the PO-11 joint venture to fund capital projects of $3 million for 2000 and $119 million for 2001.


(h) The ratio of earnings to fixed charges is computed by dividing earnings available for fixed charges by fixed charges. Earnings available for fixed charges consist of earnings before income taxes plus fixed charges, less capitalized interest. Fixed charges consist of interest, whether expensed or capitalized, and the portion of operating lease rental expense that represents the interest factor.

                                  RISK FACTORS

   There are many risks that may affect your investment in the new notes. Some of these risks, but not all of them, are listed below. You should carefully consider these risks as well as the other information included or incorporated by reference in this prospectus before exchanging your notes.

Risk Factors Relating to the Exchange Offer

If you fail to exchange your outstanding notes, the existing transfer restrictions will remain in effect and the market value of your outstanding notes may be adversely affected because they may be more difficult to sell.

   If you do not exchange your outstanding notes for new notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act of 1933 and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes.

   The tender of outstanding notes under the exchange offer will reduce the aggregate principal amount of the outstanding notes. This may have an adverse effect upon, and increase the volatility of, the market price of any outstanding notes that you continue to hold due to a reduction in liquidity.

Risk Factors Relating to Our Debt and the New Notes

   The risks described in this section that apply to the new notes also apply to any outstanding notes not tendered for new notes in the exchange offer.

Our balance sheet is highly leveraged.

   As of December 31, 2001, after the sale of the outstanding notes and the application of the net proceeds as described under "Use of Proceeds" and after giving effect to the exchange offer, we would have had $3.9 billion of consolidated debt, including the current portion of long-term debt. This debt amounted to approximately 81% of our total capitalization. Our consolidated debt amounts do not include $3.1 billion in joint venture debt ($431 million of which is Equistar debt for which we remain contingently liable).


   Our ability to pay or to refinance our debt will depend on future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors, many of which are beyond our control. We anticipate that our operating cash flow, together with money we can borrow under our credit facility, will be sufficient to meet anticipated future cash requirements, including scheduled debt repayments, necessary capital expenditures, ongoing operations and dividends. However, if future operating cash flows are less than currently anticipated, we may be forced to reduce or delay capital expenditures, sell assets or reduce operating expenses.

Our debt agreements may restrict our ability to take certain actions.

 Our Indentures

   The indenture governing the notes and our other indentures contain various covenants that limit our ability to engage in certain transactions. These covenants limit our ability to, among other things:

  . incur additional debt or issue subsidiary preferred stock;

  . increase dividends on our capital stock;

  . redeem or repurchase capital stock or repurchase subordinated debt;

  . engage in transactions with affiliates, except on an arm's-length basis;

  . create liens or engage in sale and leaseback transactions;

  . make some types of investments and sell assets; and

  . consolidate or merge with, or sell substantially all our assets to, another person.

 Our credit facility

   Our credit facility also contains restrictive covenants and limits our ability to prepay other debt (including the notes) until our senior unsecured debt is rated investment grade. The credit facility also requires us to maintain specified financial ratios and to satisfy certain other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will be able to satisfy those covenants. Our ability to comply with the financial ratios required by our credit facility will be dependent on improvement in our results of operations during 2002, which we cannot assure you will occur. Equistar's ability to comply with its credit facility covenants will similarly be dependent on improvements in its operating performance. Our credit facility covenants also limit our ability to, among other things:

  . increase dividends with respect to our capital stock;

  . make some types of investments; and

  . allow our subsidiaries to incur some types and amounts of debt.

   A breach of any of these provisions could permit the lenders to declare all amounts outstanding under the credit facility to be immediately due and payable and to terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that debt. Under the terms of the new notes, we will pledge the same assets pledged under the credit facility and our existing senior secured notes as security for obligations under the new notes. Some of these assets are also pledged to secure Lyondell's debentures. If the lenders under our credit facility were to accelerate the repayment of borrowings thereunder, we cannot assure you that we would have sufficient assets to repay the new notes.

Our joint ventures are not subject to most of the covenants under the new notes.

   None of Equistar, LCR or LMC is a "subsidiary" or a "restricted subsidiary" of Lyondell, as those terms are defined in the indenture governing the notes. Therefore, these joint ventures are not subject to the covenants described above. As a result, holders of the new notes will have no recourse if Equistar, LCR or LMC substantially increases its debt leverage. The indenture obligates us to use our best efforts, consistent with our contractual obligations and fiduciary duties, to ensure that our joint ventures do not agree to restrictions on their ability to make distributions to us, but that obligation is subject to significant exceptions. You should read the section called "Description of New Notes--Certain Covenants--Dividend and Other Payment Restrictions Affecting Subsidiaries and Joint Ventures." Subject to the restriction summarized above, Equistar, LCR and LMC could enter into agreements that would restrict their ability to pay dividends or make other distributions to us. In addition, under applicable state law, our joint ventures may be limited in amounts that they are permitted to pay as distributions on their equity interests. Any such restriction on distributions by Equistar or LCR could have a material adverse effect on us.

   Moreover, a default by a joint venture under any of its debt instruments generally would not, so long as that joint venture is not a "restricted subsidiary" as defined in the indenture, give rise to a default under the indenture governing the notes, even though the creditors of the defaulting joint venture would have remedies against the joint venture. As a result, you will have no recourse if any of these joint ventures defaults on any of its debt. A default by Equistar under any of its material debt instruments would, however, give rise to a default under our credit facility. A default by any joint venture on its debt could result in reduced distributions by such joint venture to us. Reduced distributions by a significant joint venture could have a material adverse effect on us.

The new notes are subordinated to debt of our subsidiaries and joint ventures.

   None of our joint ventures have guaranteed the new notes. Our subsidiaries Lyondell Chemical Nederland, Ltd., ARCO Chemical Technology, Inc. and ARCO Chemical Technology, L.P. are guarantors under the credit facility and of our existing senior secured notes and senior subordinated notes and will be guarantors of the new notes. None of our other subsidiaries will initially guarantee the new notes. As a result, the new notes are not debt of our joint ventures or subsidiaries, other than Lyondell Chemical Nederland, Ltd., ARCO Chemical Technology, Inc. and ARCO Chemical Technology, L.P., and holders of the debt and other liabilities, including trade payables, of these joint ventures and other subsidiaries will effectively be senior to claims against those entities by you. At December 31, 2001, these other subsidiaries had $78 million of outstanding liabilities, including trade payables, and these joint ventures had approximately $3.5 billion of outstanding liabilities, including trade payables.


We may not be able to repurchase your new notes upon a change of control.

   Upon the occurrence of certain change of control events as described in "Description of New Notes," you may require us to purchase your notes at 101% of their principal amount, plus accrued interest. We cannot assure you that we will have the financial resources to purchase your notes, particularly if a change of control event triggers a similar repurchase requirement for, or results in the acceleration of, other debt. Our credit facility provides that certain change of control events will constitute a default under the credit facility and could result in the acceleration of the maturity of all debt under the credit facility. Our outstanding senior secured notes and senior subordinated notes have similar repurchase requirements to those applicable to the new notes. Future debt might contain similar provisions.

You may not be able to fully realize the value of your liens.

 The security for your benefit can be released without your consent

   The liens for the benefit of the new notes may be released without your vote or consent:

  . The security documents generally provide for an automatic release of all liens on any asset that is disposed of in compliance with the provisions of the security documents.

  . Any lien can be released if approved by the requisite number of lenders under our credit facility.

  . The collateral agent and Lyondell may amend the provisions of the security documents with the consent of the requisite number of lenders under our credit facility and without your consent.

  . The lenders under our credit facility will have the sole ability to control remedies (including upon sale or liquidation of the collateral after acceleration of the new notes or the debt under the credit facility) with respect to the collateral.

  . The new notes, as well as the existing senior secured notes and the Lyondell debentures, will automatically cease to be secured by those liens if and when those liens no longer secure amounts under our credit facility.

   As a result, we cannot assure you that the new notes will continue to be secured by a substantial portion of our assets. You will have no recourse if the lenders under our credit facility approve the release of any or all the collateral, even if that release adversely affects any rating of the new notes.

 The collateral may not be valuable enough to satisfy all the obligations secured by the collateral

   We will secure our obligations under the new notes by the pledge of certain of our assets. This pledge is also for the benefit of the lenders under the credit facility and the holders of our other outstanding senior secured notes. The pledge of some of those assets also benefits the holders of the outstanding Lyondell debentures.

   The security documents and the indenture provide that we may apply the proceeds of any sale of assets, including collateral (other than sales by the collateral agent after acceleration of the debt under the credit facility), to repay debt under our credit facility prior to repaying amounts owed under the new notes.

   The value of the pledged assets in the event of a liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. No independent appraisals of any of the pledged property have been prepared by or on behalf of us in connection with the offering of the outstanding notes. Accordingly, we cannot assure you that the proceeds of any sale of the pledged assets following an acceleration to maturity with respect to the new notes would be sufficient to satisfy, or would not be substantially less than, amounts due on the new notes and the other debt secured thereby.

   If the proceeds of any sale of the pledged assets were not sufficient to repay all amounts due on any new notes, you (to the extent your notes were not repaid from the proceeds of the sale of the pledged assets) would have only an unsecured claim against our remaining assets. By their nature, some or all the pledged assets may be illiquid and may have no readily ascertainable market value. Likewise, we cannot assure you that the pledged assets will be saleable or, if saleable, that there will not be substantial delays in their liquidation. To the extent that liens, rights and easements granted to third parties encumber assets located on property owned by us or constitute subordinate liens on the pledged assets, those third parties have or may exercise rights and remedies with respect to the property subject to such encumbrances (including rights to require marshalling of assets) that could adversely affect the value of the pledged assets located at that site and the ability of the collateral agent to realize or foreclose on the pledged assets at that site.

   In addition, the indenture permits us to issue additional secured debt, including debt secured equally and ratably by the same assets pledged to you. This would reduce amounts payable to you from the proceeds of any sale of the collateral.

 Bankruptcy laws may limit your ability to realize value from the collateral

   The right of the collateral agent to repossess and dispose of the pledged assets upon the occurrence of an event of default under the indenture is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral agent repossessed and disposed of the pledged assets. Under Title 11 of the United States Code, the bankruptcy code, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the bankruptcy code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. Generally, adequate protection payments, in the form of interest or otherwise, are not required to be paid by a debtor to a secured creditor unless the bankruptcy court determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict (1) how long payments under the new notes could be delayed following commencement of a bankruptcy case, (2) whether or when the collateral agent could repossess or dispose of the pledged assets or (3) whether or to what extent holders of the new notes would be compensated for any delay in payment or loss of value of the pledged assets through the requirement of "adequate protection."

 The collateral is subject to casualty risks and no mortgage title insurance has been obtained

   We are obligated under the security documents to at all times cause all the pledged assets to be properly insured and kept insured against loss or damage by fire or other hazards to the extent that such properties are usually insured by corporations operating properties of a similar nature in the same or similar localities. There are, however, certain losses, including losses resulting from terrorist acts, that may be either uninsurable or not economically insurable, in whole or in part. As a result, we cannot assure you that the insurance proceeds will compensate us fully for our losses. If there is a total or partial loss of any of the pledged assets, we cannot assure you that the proceeds received by us in respect thereof will be sufficient to satisfy all the secured obligations, including the new notes.

   In the event of a total or partial loss of any of the mortgaged facilities, certain items of equipment may not be easily replaced because they are sufficiently large or customized that replacement units generally are not readily available. Accordingly, even though there may be insurance coverage, the large size of some of the equipment and the extended period needed to manufacture replacement units could cause significant delays in replacement.

   Additionally, we are not required under the security documents to purchase any title insurance insuring the collateral agent's lien on the respective mortgaged properties. If a loss occurs arising from a title defect with respect to any mortgaged property, we cannot assure you that we could replace such property with collateral of equal value.

 Fraudulent transfer statutes may limit your rights under the guarantees

   Our obligations under the new notes are initially guaranteed by Lyondell Chemical Nederland, Ltd., ARCO Chemical Technology, Inc. and ARCO Chemical Technology, L.P., three of our subsidiaries. The guarantees may be subject to review under various laws for the protection of creditors. It is possible that the creditors of a guarantor may challenge a guarantee as a fraudulent transfer under relevant federal and state laws, by claiming, for example, that, since the guarantee was incurred for the benefit of Lyondell (and only indirectly, if at all, for the benefit of the guarantor), the obligations of the guarantor were incurred for less than reasonably equivalent value or fair consideration. Under certain circumstances, including a finding that a guarantor was insolvent at the time its guarantee was issued, a court could hold that the obligations of the guarantor under the guarantee may be voided or are subordinate to other obligations of the guarantor or that the amount for which a guarantor is liable under a guarantee may be limited. Different jurisdictions define "insolvency" differently. However, a guarantor generally would be considered insolvent at the time it guaranteed the notes if (1) the fair market value (or fair saleable value) of its assets is less than the amount required to pay its total existing debts and liabilities (including the probable liability on contingent liabilities) as they become absolute or matured or (2) the guarantor were incurring debts beyond its ability to pay as such debts mature. We cannot assure you as to what standard a court would apply in order to determine whether a guarantor was "insolvent" when the notes were guaranteed, and we cannot assure you that, regardless of the method of valuation, a court would not determine that a guarantor were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether the guarantor were insolvent when the guarantees were issued, that the guarantees constituted fraudulent transfers on another ground.

   In an attempt to limit the applicability of fraudulent transfer laws, the indenture limits the amount of the guarantees of Lyondell Chemical Nederland, Ltd., ARCO Chemical Technology, Inc. and ARCO Chemical Technology, L.P. to the amount that will result in the guarantees' not constituting fraudulent transfers or improper corporate distributions, but we cannot be certain which standard a court would apply in making a determination regarding the maximum liability of a guarantor.

There is no trading market for the new notes and there may never be one, and any market that does come into existence may have limited liquidity and be highly volatile.

   Currently there is no trading market for the new notes. We do not currently intend to apply for listing of the new notes on any securities exchange or stock market. Although the initial purchasers of the outstanding notes have informed us that they currently intend to make a market in the new notes, they are not obligated to do so. Any such market making may be discontinued at any time without notice. The liquidity of any market for the new notes will depend on the number of holders of those new notes, the interest of securities dealers in making a market in those securities and other factors. Accordingly we cannot assure you as to the development or liquidity of any market for the new notes. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. We cannot assure you that the market, if any, for the new notes will be free from similar disruptions. Any such disruptions may adversely affect holders of the new notes.

Risk Factors Relating To Our Business

The cyclicality of the chemical and refining industries may cause significant fluctuation in our income and cash flow.

   Our historical operating results reflect the cyclical and volatile nature of the supply-demand balance in both the chemical and refining industries. These industries historically have experienced alternating periods of inadequate capacity and tight supply, causing prices and profit margins to increase, followed by periods when substantial capacity is added, resulting in oversupply, declining capacity utilization rates and declining prices and profit margins. The cyclicality of these industries results in volatile profits and cash flow over the business cycle.


   Currently, there is overcapacity in the chemical industry. Moreover, a number of participants in the chemical industry either have added or are expecting to add capacity. There can be no assurance that future growth in product demand will be sufficient to utilize this additional, or even current, capacity. Excess industry capacity has depressed and may continue to depress our and/or our joint ventures' volumes and margins. Such excess industry capacity and weak demand for our products, as well as higher energy and raw material prices earlier this year, contributed to a significant decline in our EBITDA during 2001 compared to 2000 and may continue to do so.


   In addition, higher natural gas prices early in 2001 adversely affected the ability of many domestic chemicals producers to compete internationally since U.S. producers are disproportionately reliant on natural gas as a feedstock and energy source. In addition to the impact that this has had on Equistar's exports, reduced competitiveness of U.S. producers also has in the past increased the availability of chemicals in North America, as U.S. production that would otherwise have been sold overseas was instead offered for sale domestically.

External factors beyond our and our joint ventures' control can cause fluctuations in demand for our products and in our prices and margins, which may negatively affect income and cash flow.

   External factors can also cause significant fluctuations in demand for our and our joint ventures' products and volatility in the price of raw materials and other operating costs and can magnify the impact of economic cycles on us and our joint ventures' businesses. Examples of external factors include:


  . general economic conditions;

  . competitor actions;

  . international events and circumstances; and

  . governmental regulation in the United States and abroad.

   Demand for our products and our joint ventures' products is influenced by general economic conditions. For example, during 2000 and in the first half of 2001, uncertainty regarding the global economy, as well as unusually high prices for natural gas, reduced market demand for some of our and our joint ventures' products, which adversely affected our results of operations. Although natural gas prices have declined since their highs in early 2001, this reduction in market demand has continued through 2001 and into 2002. In addition, a number of our products and our joint ventures' products are highly dependent on durable goods markets, such as the housing and automotive markets, which are themselves particularly cyclical. Many of our and our joint ventures' products are components of other chemical products that, in turn, are subject to the supply-demand balance of both the chemical and refining industries and general economic conditions. For example, MTBE is used as a blending component in gasoline, and therefore a substantial decline in gasoline prices could result in decreased profitability from MTBE sales. If the global economy does not improve, demand for our and our joint ventures' products and our income and cash flow would be adversely affected.


   We and our joint ventures may reduce production at or idle a facility for an extended period of time or exit a business because of high raw material prices, an oversupply of a particular product and/or a lack of demand for that particular product, which makes production uneconomical. These temporary outages sometimes last for several quarters and cause us or our joint ventures to incur costs, including the expenses of the outages and the restart of these facilities. It is possible that factors like increases in raw material costs or lower demand in the future will cause us or our joint ventures to further reduce operating rates or idle facilities or exit uncompetitive businesses.

We and our joint ventures sell commodity products in highly competitive markets and face significant price pressure.

   We and our joint ventures sell our products in highly competitive markets. Due to the commodity nature of certain of our and our joint ventures' products, competition in these markets is based primarily on price and to a lesser extent on product performance, product quality, product deliverability and customer service. As a result, we and our joint ventures generally are not able to protect our market position for these products by product differentiation and may not be able to pass on cost increases to our customers. Accordingly, increases in raw material and other costs may not necessarily correlate with changes in prices for these products, either in the direction of the price change or in magnitude. In addition, some of our and our joint ventures' competitors may be able to drive down product prices. Moreover, some of our and our joint ventures' competitors may have greater financial, technological and other resources than ours, and may be better able to withstand changes in market conditions. For certain products, our and our joint ventures' competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements than we can. The occurrence of any of these events could adversely affect our financial condition and results of operations.


Rising costs of raw materials and energy may result in increased operating expenses and reduced results of operations.

   We and our joint ventures purchase large amounts of raw materials and energy for our business. The cost of these raw materials and energy, in the aggregate, represents a substantial portion of our operating expenses. The prices of raw materials and energy generally follow price trends of, and vary with market conditions for, crude oil and natural gas, which may be highly volatile and cyclical. Raw material costs began increasing during 1999 due to higher oil and gas prices. These increases continued through 1999 and prices remained at high levels during 2000. Surging natural gas costs late in 2000 and in the first half of 2001 increased both the costs of natural gas liquids-based raw materials, primarily ethane, as well as the cost of utilities. In the first quarter of 2001, our results of operations and Equistar's results of operations were significantly affected by the rising cost of natural gas. Benchmark natural gas prices in the U.S. spiked at nearly $10 per million BTUs in January 2001, compared to a historical price range of $1.50 to $2.50 per million BTUs in the period from 1991 to 1999. After the January 2001 spike, natural gas prices began to decrease reaching $2.30 per million BTUs in December 2001; however, benchmark natural gas prices for the year still averaged $4.28 per million BTUs, or 10% higher than in 2000. Our operating expenses and Equistar's operating expenses will likely increase if these costs increase.

Shared control of joint ventures involving Lyondell may delay decisions or actions.

   A substantial portion of our operations is conducted through joint ventures. We share control of these joint ventures with unaffiliated third parties.

   Our forecasts and plans with respect to these joint ventures assume that our joint venture partners will observe their obligations with respect to the joint ventures. In the event that any of our joint venture partners do not observe their commitments, it is possible that the affected joint venture would not be able to operate in accordance with its business plans or that we would be required to increase our level of commitment in order to give effect to such plans.

   As with any such joint venture arrangements, differences in views among the joint venture participants may result in delayed decisions or in failures to agree on major matters, potentially adversely affecting the business and operations of the joint ventures and in turn our business and operations.

   Lyondell or any of the other owners of the joint ventures may transfer control of their joint venture interests or engage in mergers or other business combination transactions with a third party or one or more of the other owners that could result in a change of control of Lyondell or the joint venture or the other owners. In many instances, such a transfer would be subject to an obligation to first offer the other owners an opportunity to purchase the interest. Lyondell and the other joint venture owners have discussed, and from time to time may continue to discuss, in connection with their ordinary course dialog regarding the joint ventures or otherwise, transactions that could result in a transfer or modification, directly or indirectly, of their ownership in a joint venture. We cannot be certain that any of the joint venture owners will not sell, transfer or otherwise modify their ownership interest in a joint venture, whether in a transaction involving third parties and/or one or more of the other owners. Upon a transfer of an interest in Equistar, the partnership agreement and key agreements between Equistar and its owners would remain in place and may not be modified without the consent of all of the owners, but the transfer could affect the governance of Equistar, particularly because Equistar's partnership agreement requires unanimous approval for some decisions.

   Early in 2002, Lyondell and Occidental agreed in principle for Lyondell's acquisition of Occidental's 29.5% interest in Equistar and for Occidental's acquisition of an equity interest in Lyondell. Upon consummation of these transactions, Occidental would receive the following from Lyondell.


  . 30 to 34 million shares of newly issued Lyondell Series B Common Stock, with the final number to be determined at closing of this transaction. These shares would have the same rights as Lyondell's regular common stock with the exception of the dividend. The Series B Common Stock would pay a dividend at the same rate as the regular common stock but, at Lyondell's option, the dividend may be paid in additional shares of Series B Common Stock or in cash. These new Series B shares also would include provisions for conversion to regular common stock three years after issuance or earlier in certain circumstances;


  . five-year warrants to acquire five million shares of Lyondell regular common stock at $25 per share, subject to adjustment upon the occurrence of certain events; and


  . a contingent payment equivalent in value to 7.38% of Equistar's cash distributions for 2002 and 2003, up to a total of $35 million, payable in cash, Series B Common Stock or regular common stock, as determined by Lyondell.


These transactions are subject to negotiation, completion and execution of definitive documentation, compliance with the applicable provisions of the partnership agreement and the parent agreement, approval by the boards of directors of Lyondell and Occidental, approval by Lyondell's stockholders, regulatory approvals and other customary conditions. There can be no assurance that the proposed transactions will be completed.


   Equistar's credit facility provides that an event of default occurs if any combination of Lyondell, Millennium and Occidental cease to collectively hold at least a 50% interest. LCR's credit facility provides that an event of default occurs if Lyondell and CITGO cease to individually or collectively hold at least a 35% interest. In addition, LCR's credit facility provides that an event of default occurs if (1) Lyondell transfers its interest as a member of LCR to a person other than an affiliate or (2) neither CITGO nor any of its affiliates is a member of LCR.

Distributions of cash from our joint ventures may be restricted.

   We conduct a substantial amount of our operations through our joint ventures. Our ability to meet our debt service obligations is dependent, in part, upon the receipt of distributions from our joint ventures. LCR's credit facility prohibits the payment of distributions to us during an event of default thereunder. Subject to the provisions of the applicable debt agreements, future borrowings by our joint ventures may contain other restrictions or prohibitions on the payment of distributions by such joint ventures to us. Dependent upon applicable state law, our joint ventures may be limited in amounts that they are permitted to pay as distributions on their equity interests. Our joint ventures' ability to distribute cash to us is also dependent upon their economic performance, which is dependent on a variety of factors, including factors described elsewhere in "Risk Factors." For example, Equistar did not make any distributions to its owners in 2001, as its results of operations have been adversely affected by increasing industry capacity for the products it sells, higher raw material prices and reduced demand due to weak economic conditions.

LCR's crude oil supply agreement with PDVSA Petroleo, S.A. (PDVSA Oil) is important to LCR's operations because it reduces the volatility of earnings and cash flow. The agreement is subject to the risk of enforcing judgments against non-United States affiliates of a sovereign nation and force majeure risks.

   Most of the crude oil used by LCR as a feedstock for its refinery is purchased under the crude supply agreement with PDVSA Oil, an affiliate of Petroleos de Venezuela, S.A. (PDVSA), which was entered into in 1993. The crude supply agreement incorporates formula prices to be paid by LCR for the crude oil supplied based on the market value of a slate of refined products deemed to be produced from each particular crude oil or feedstock, less (1) certain deemed refining costs adjustable for inflation and energy costs, (2) certain actual costs and (3) a deemed margin, which varies according to the grade of crude oil or other feedstock delivered. The actual refining margin earned by LCR may vary from the formula amount depending on, among other things, the efficiency with which LCR conducts its operations from time to time. Although LCR believes that the crude supply agreement reduces the volatility of its earnings and cash flows, the crude supply agreement also limits LCR's ability to enjoy higher margins during periods when the market price of crude oil is low relative to the then-current market prices for refined products. In addition, if the actual yields, costs or volumes of the LCR refinery differ substantially from those contemplated by the crude supply agreement, the benefits of this agreement to LCR could be substantially diminished and could result in lower earnings and cash flow for LCR. Furthermore, there may be periods during which LCR's costs for crude oil under the crude supply agreement may be higher than might otherwise be available to LCR from other sources. A disparate increase in the price of heavy crude oil relative to the prices for its products, such as experienced in 1999, has the tendency to make continued performance of its obligations under the crude supply agreement less attractive to PDVSA Oil.

   Under the crude supply agreement, PDVSA Oil is required to sell, and LCR is required to purchase, 230,000 barrels per day of extra heavy crude, which constitutes approximately 86% of the LCR refinery's refining capacity of 268,000 barrels per day of crude oil. By letter dated April 16, 1998, PDVSA Oil informed LCR that the Venezuelan government, through the Ministry of Energy and Mines, had instructed that production of certain grades of crude oil be reduced. The letter stated that PDVSA Oil declared itself in a force majeure situation and that PDVSA Oil would reduce deliveries of crude oil. Such reductions in deliveries were purportedly based on announced OPEC production cuts. LCR began receiving reduced deliveries of crude oil from PDVSA Oil in August 1998, amounting to 195,000 barrels per day in that month. LCR was advised by PDVSA Oil in May 1999 of a further reduction in the deliveries of crude oil supplied under the crude supply agreement to 184,000 barrels per day, effective May 1999.

   On several occasions since then, PDVSA Oil further reduced crude oil deliveries, although it made payments under a different provision of the crude supply agreement in partial compensation for such reductions. Subsequently, PDVSA Oil unilaterally increased deliveries of crude oil to LCR to 195,000 barrels per day effective April 2000, to 200,000 barrels per day effective July 2000 and to 230,000 barrels per day effective October 2000.


   During 2001, PDVSA Oil informed LCR that the Venezuelan government, through the Ministry of Energy and Mines, had instructed that production of certain grades of crude oil be reduced effective February 1, 2001. PDVSA Oil declared itself in a force majeure situation but did not reduce crude oil deliveries to LCR during 2001. In January 2002, PDVSA Oil again declared itself in a force majeure situation and stated that crude oil deliveries could be reduced by up to 20.3% beginning March 1, 2002. In February 2002, LCR was advised by PDVSA Oil that deliveries of crude oil to LCR in March 2002 would be reduced to approximately 198,000 barrels per day. Additional reductions may be forthcoming.


   LCR has consistently contested the validity of PDVSA Oil's and PDVSA's reductions in deliveries under the Crude Supply Agreement. The parties have different interpretations of the provisions of the contracts concerning the delivery of crude oil. The contracts do not contain dispute resolution procedures, and the parties have been unable to resolve their commercial dispute. As a result, on February 1, 2002, LCR filed a lawsuit against PDVSA and PDVSA Oil in connection with the January 2002 force majeure declaration, as well as the claimed force majeure from April 1998 to September 2000.


   There are risks associated with enforcing the provisions of contracts with companies such as PDVSA Oil that are non-United States affiliates of a sovereign nation. All of the crude oil supplied by PDVSA Oil under the crude supply agreement is produced in the Republic of Venezuela, which has experienced economic difficulties and attendant social and political changes in recent years. It is impossible to predict how governmental policies may change under the current or any subsequent Venezuelan government. In addition, there are risks associated with enforcing judgments of United States courts against entities whose assets are located outside of the United States and whose management does not reside in the United States. Although the parties have negotiated alternative arrangements in the event of certain force majeure conditions, including Venezuelan governmental or other actions restricting or otherwise limiting PDVSA Oil's ability to perform its obligations, any such alternative arrangements may not be as beneficial to LCR as the crude supply agreement.


   In 1999, PDVSA announced its intention to renegotiate the crude supply agreements with all third parties, including LCR. In light of PDVSA's announced intent, we cannot assure you that PDVSA Oil will continue to perform its obligations under the crude supply agreement. However, it has confirmed that it expects to honor its commitments if a mutually acceptable restructuring of the crude supply agreement is not achieved. From time to time, Lyondell and PDVSA have had discussions covering both a restructuring of the crude supply agreement and a broader restructuring of the LCR partnership. We are unable to predict whether changes in either arrangement will occur.


   If the crude supply agreement is modified or terminated or this source of crude oil is otherwise interrupted due to production difficulties, OPEC-mandated supply cuts, political or economic events in Venezuela or other factors, LCR could experience significantly lower earnings and cash flows. The parties each have a right to transfer their interests in LCR to unaffiliated third parties in certain circumstances, subject to reciprocal rights of first refusal. In the event that CITGO were to transfer its interest in LCR to an unaffiliated third party, PDVSA Oil would have an option to terminate the crude supply agreement. Depending on then-current market conditions, any breach or termination of the crude supply agreement could adversely affect LCR, since LCR would have to purchase all or a portion of its crude oil feedstocks in the merchant market, which could subject LCR to significant volatility and price fluctuations. We cannot assure you that alternative crude oil supplies with similar margins will be available for purchase by LCR.

Operating problems in our business may adversely affect our income and cash flow.

   The occurrence of material operating problems at our facilities or any of our joint ventures' facilities, including, but not limited to, the events described below, may have a material adverse effect on the productivity and profitability of a particular manufacturing facility, or on our operations as a whole, during and after the period of such operational difficulties. Our income and cash flow are dependent on the continued operation of our various production facilities, our joint ventures' production facilities and the ability to complete construction projects on a schedule. Although we and our joint ventures take precautions to enhance the safety of operations and minimize the risk of disruptions, our operations and our joint ventures' operations, along with the operations of other members of the chemical and refining industries, are subject to hazards inherent in chemical manufacturing and refining and the related storage and transportation of raw materials, products and wastes. These hazards include:


  . pipeline leaks and ruptures;

  . explosions;


  . fires;

  . severe weather and natural disasters;


  . mechanical failure;

  . unscheduled downtime;


  . labor difficulties;

  . transportation interruptions;


  . remediation complications;

  . chemical spills;


  . discharges or releases of toxic or hazardous substances or gases;


  . storage tank leaks; and


  . other environmental risks.


   Some of these hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment and environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. Furthermore, we are also subject to present and future claims with respect to workplace exposure, workers' compensation and other matters. We are not fully insured against all potential hazards.

Our operations and assets are subject to extensive environmental, health and safety laws and regulations.

   We cannot predict with certainty the extent of our, our subsidiaries' or our joint ventures' future liabilities and costs under environmental, health and safety laws and regulations and we cannot assure you that they will not be material. In addition, we, our subsidiaries or our joint ventures may face liability for alleged personal injury or property damage due to exposure to chemicals or other hazardous substances at our facilities or chemicals that we otherwise manufacture, handle or own. Although these claims have not historically had a material impact on our, our subsidiaries' or our joint ventures' operations, a significant increase in the number or success of these claims could materially adversely affect our, our subsidiaries' or our joint ventures' business, financial condition, operating results or cash flow.

   The production facilities of Lyondell, Equistar, LCR and LMC are generally required to have permits and licenses regulating air emissions, discharges to water and storage, treatment and disposal of hazardous wastes. Companies such as Lyondell and its joint ventures that are permitted to treat, store or dispose of hazardous waste and maintain underground storage tanks pursuant to the Resource Conservation and Recovery Act (RCRA) also are required to meet certain financial responsibility requirements. We believe that we and our joint ventures have all permits and licenses generally necessary to conduct business or, where necessary, are applying for additional, amended or modified permits and that we and our joint ventures meet applicable financial responsibility requirements.

   The policy of each of Lyondell, Equistar, LCR and LMC is to be in compliance with all applicable environmental laws. Lyondell and Equistar also are each committed to Responsible Care(R), an international chemical industry initiative to enhance the industry's responsible management of chemicals. Our subsidiaries and joint ventures (together with the industries in which they operate) are subject to extensive national, state and local environmental laws and regulations concerning emissions to the air, discharges onto land or waters and the generation, handling, storage, transportation, treatment and disposal of waste materials. Many of these laws and regulations provide for substantial fines and potential criminal sanctions for violations. Some of these laws and regulations are subject to varying and conflicting interpretations. In addition, we cannot accurately predict future developments, such as increasingly strict environmental laws, and inspection and enforcement policies, as well as higher compliance costs therefrom, which might affect the handling, manufacture, use, emission or disposal of products, other materials or hazardous and nonhazardous waste. Some risk of environmental costs and liabilities is inherent in particular operations and products of us, and our joint ventures, as it is with other companies engaged in similar businesses, and there is no assurance that material costs and liabilities will not be incurred. In general, however, with respect to the capital expenditures and risks described above, we do not expect that we or our joint ventures will be affected differently from the rest of the chemicals and refining industry where our facilities or our joint ventures' facilities are located.


   Environmental laws may have a significant effect on the nature and scope of cleanup of contamination at current and former operating facilities, the costs of transportation and storage of raw materials and finished products and the costs of the storage and disposal of wastewater. Also, U.S. "Superfund" statutes may impose joint and several liability for the costs of remedial investigations and actions on the entities that generated waste, arranged for disposal of the wastes, transported to or selected the disposal sites and the past and present owners and operators of such sites. All such responsible parties (or any one of them, including us) may be required to bear all of such costs regardless of fault, legality of the original disposal or ownership of the disposal site. As of December 31, 2001, our, our subsidiaries' and our joint ventures' environmental liability for future assessment and remediation costs at the above-mentioned sites totaled $32 million. The liabilities per site range from less than $1 million to $11 million and are expected to be incurred over the next two to seven years. It is possible that new information about the sites for which the accrual has been established, new technology or future developments, such as involvement in other Comprehensive Environmental Response Compensation and Liability Act, as amended (CERCLA), RCRA, Texas Natural Resource Conservation Commission (TNRCC) or other comparable state or foreign law investigations, could require us to reassess our potential exposure related to environmental matters.


   In some cases, compliance with environmental, health and safety laws and regulations can be achieved only by capital expenditures. In the years ended December 31, 2001, 2000 and 1999, we, our subsidiaries and our joint ventures (on a 100% basis) spent, in the aggregate, approximately $34 million, $20 million and $21 million, respectively, for environmentally related capital expenditures at existing facilities. We, our subsidiaries and our joint ventures anticipate spending approximately $99 million for 2002 and approximately $240 million for 2003 for environmentally related capital expenditures. The increased level of such expenditures for 2001, 2002 and 2003 is a result of, among other things, implementation of a plan for the Houston/Galveston region to comply with the ozone standard, as discussed below.

   The LCR refinery contains on-site solid-waste landfills, which were used in the past to dispose of waste generated at this facility. It is anticipated that corrective measures will be necessary to comply with federal and state requirements with respect to this facility. We are also subject to certain assessment and remedial actions at the LCR refinery under RCRA. In addition, we negotiated an order with the TNRCC for assessment and remediation of groundwater and soil contamination at the refinery. We also have liabilities under RCRA and various state and foreign government regulations related to five current plant sites and three former plant sites. We are also responsible for a portion of the remediation of certain off-site waste disposal facilities. We are currently contributing funds to the cleanup of two waste sites located near Houston, Texas under CERCLA and the Superfund Amendments and Reauthorization Act of 1986. Lyondell has also been named, along with several other companies, as a potentially responsible party for a third CERCLA site near Houston, Texas. The $32 million accrual described above includes, where applicable, costs to address these RCRA, TNRCC and CERCLA matters. In addition, Lyondell is involved in administrative proceedings or lawsuits relating to a minimal number of other CERCLA sites. We estimate, based upon currently available information, that potential loss contingencies associated with the latter CERCLA sites, individually and in the aggregate, are not significant.


   The eight-county Houston/Galveston region has been designated a severe nonattainment area for ozone by the U.S. Environmental Protection Agency (EPA). As a result, in December 2000, the TNRCC submitted a plan to the EPA to reach and demonstrate compliance with the ozone standard by November 2007. Ozone is a product of the reaction between volatile organic compounds (VOCs) and nitrogen oxides (NOx) in the presence of sunlight, and is a principal component of smog. The proposed plans for meeting the ozone standard focus on significant reductions in NOx emissions. NOx emission reduction controls must be installed at LCR's refinery and each of Lyondell's two facilities and Equistar's six facilities in the Houston/Galveston region during the next several years, well in advance of the 2007 deadline. Compliance with the provisions of the plan will result in increased capital investment during the next several years and higher annual operating costs for Equistar, Lyondell and LCR. As a result, Lyondell estimates that aggregate related capital expenditures could total between $400 million and $500 million for Lyondell, Equistar and LCR before the 2007 deadline. Lyondell's direct expenditures could total between $65 million and $80 million. Lyondell's proportionate share of Equistar's expenditures could total between $85 million and $105 million, and Lyondell's proportionate share of LCR's expenditures could total between $75 million and $95 million. The timing and amount of these expenditures are subject to regulatory and other uncertainties, as well as obtaining the necessary permits and approvals.


   Lyondell has been actively involved with a number of organizations to help solve the ozone problem in the most cost-effective manner and, in January 2001, Lyondell and the BCCA Appeal Group (a group of industry participants) filed a lawsuit against the TNRCC to encourage adoption of their alternative plan to achieve the same air quality improvement with less negative economic impact on the region. In June 2001, the parties entered into a consent order with respect to the lawsuit. Pursuant to the consent order, the TNRCC agreed to review, by June 2002, the scientific data for ozone formation in the Houston/Galveston region. In October 2001, the EPA approved the TNRCC plan, and the BCCA Appeal Group filed a timely petition for judicial review of that action on January 11, 2002. If the TNRCC scientific review supports the industry group proposal, the TNRCC has agreed to revise the NOx emission reduction requirements set forth in its original plan. Any revisions will have to be approved by the EPA. Such revisions of the NOx emission reduction requirements are expected to reduce the estimated capital investments for NOx reductions required by Lyondell, Equistar and LCR to comply with the plans for meeting the ozone standards. However, there can be no guarantees as to the ultimate capital cost of implementing any final plan developed to ensure ozone attainment by the 2007 deadline.


   The Clean Air Act specified certain emissions standards for vehicles beginning in the 1994 model year and required the EPA to study whether further emissions reductions from vehicles were necessary, starting no earlier than the 2004 model year. In 1998, the EPA concluded that more stringent vehicle emission standards were needed and that additional controls on gasoline and diesel were necessary to meet these emission standards. New standards for gasoline were finalized in 1999 and will require refiners to produce a low sulfur gasoline by 2004, with final compliance by 2006. A new "on-road" diesel standard was adopted in January 2001 and will require refiners to produce ultra low sulfur diesel by June 2006, with some allowance for a conditional phase-in period that could extend final compliance until 2009. Lyondell estimates that these standards will result in increased capital investment for LCR, totaling between $175 million to $225 million for the new gasoline standards and $250 million to $300 million for the new diesel standards, between now and the implementation dates. Lyondell's share of LCR's capital expenditures would be between $250 million and $300 million. In addition, these standards could result in higher operating costs for LCR. Equistar's business may also be impacted if these standards increase the cost for processing fuel components.


Pending or future legislative initiatives or litigation may adversely affect Equistar's MTBE sales.

   In the United States, the Clean Air Act Amendments of 1990 set minimum levels for oxygenates, such as MTBE, in gasoline sold in areas not meeting specified air quality standards. In Europe, demand for MTBE has benefited from new legislation in the 15-nation European Union. The so-called "Auto/Oil Legislation" aimed at reducing air pollution from vehicle emissions was enacted in 1998, and refineries increased consumption of MTBE to meet the new blending requirements. However, while studies by federal and state agencies and other world organizations have shown that MTBE is safe for use in gasoline, is not carcinogenic and is effective in reducing automotive emissions, the presence of MTBE in some water supplies in California and other states due to gasoline leaking from underground storage tanks and in surface water from recreational watercraft has led to public concern that MTBE may, in certain limited circumstances, affect the taste and odor of drinking water supplies.


   Certain federal and state governmental initiatives have sought either to rescind the oxygenate requirement for reformulated gasoline or to restrict or ban the use of MTBE. Such actions, to be effective, would require (1) a waiver of the state's oxygenate mandate, (2) Congressional action in the form of an amendment to the Clean Air Act or (3) replacement of MTBE with another oxygenate such as ethanol, a more costly, untested and less widely available additive.

   California has twice sought a waiver of its oxygenate mandate. California's request was denied by both the Clinton Administration and the current Bush Administration. California is challenging the denial in court.


   At the federal level, a blue ribbon panel appointed by the EPA issued its report on July 27, 1999. That report recommended, among other things, reducing the use of MTBE in gasoline. During 2000, the EPA announced its intent to seek legislative changes from Congress to give the EPA authority to ban MTBE over a three-year period. Such action would only be granted through amendments to the Clean Air Act. Additionally, the EPA is seeking a ban of MTBE utilizing rulemaking authority contained in the Toxic Substance Control Act. It would take at least three years for such a rule to issue. In January 2001, however, senior policy analysts at the U.S. Department of Energy presented a study stating that banning MTBE would create significant economic risk. The study did not identify any benefits from banning MTBE.


   The formal risk assessment on MTBE conducted by the European Commission concluded that the use of MTBE in gasoline does not present an unacceptable risk to the health of the community or to the environment. The European Commission decided not to restrict the use of MTBE in the European Union and agreed to a formal risk management strategy.


   The EPA initiatives mentioned above or other governmental actions could result in a significant reduction in Lyondell's MTBE sales, which represented approximately 35% of its total 2001 revenues. We have developed technologies to convert TBA into alternate gasoline blending components should it be necessary to reduce MTBE production in the future. However, implementation of such technologies would require additional capital investment. The profit margin on such alternate gasoline blending components could differ from those historically realized on MTBE.

Our international operations are subject to exchange rate fluctuations, exchange controls, political risks and other risks relating to foreign operations.

   International operations and exports to foreign markets are subject to a number of risks, including currency exchange rate fluctuations, trade barriers, exchange controls, national and regional labor strikes, political risks and risks of increases in duties and taxes, as well as changes in laws and policies governing operations of foreign-based companies. In addition, earnings of foreign subsidiaries and intercompany payments may be subject to foreign income tax rules that may reduce cash flow available to meet required debt service and other obligations of Lyondell.

Lyondell and Equistar pursue acquisitions, dispositions and joint ventures.

   Lyondell and Equistar both seek opportunities to maximize efficiency or value through various transactions. These transactions may include purchases or sales of assets or contractual arrangements or joint ventures that are intended to result in the realization of synergies, the creation of efficiencies or the generation of cash to reduce debt. To the extent permitted under Lyondell's and Equistar's credit facilities and other debt, some of these transactions may be financed by additional borrowings by Lyondell or Equistar or by the issuance of equity securities. Although these transactions are expected to yield longer-term benefits if the expected efficiencies and synergies of the transactions are realized, they could adversely affect the results of operations of Lyondell or Equistar in the short term because of the costs associated with such transactions.

Our quarterly results will vary significantly.

   Our quarterly results will vary significantly depending on various factors, most of which are beyond our control, including:

  . changes in product prices, product demand, including seasonal demand for certain products, such as MTBE, raw material costs or supply arrangements;

  .  the scheduling of plant turnarounds;

  .  fluctuations in shipments to customers;

  .  adverse developments in foreign or domestic markets;

  .  regional business activities;

  .  changes in interest rates;

  .  foreign exchange fluctuations; and

  .  unanticipated expenses.

                           FORWARD-LOOKING STATEMENTS

   This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements. Although we believe the expectations reflected in such forward-looking statements are reasonable as of the date the statements are made, they do involve certain assumptions, risks and uncertainties, and we cannot assure you that such expectations will prove to have been correct. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those described in "Risk Factors" and the following risks:

  .  the cyclical nature of the chemical and refining industries;

  .  uncertainties associated with the United States and worldwide economies;

  . substantial chemical and refinery capacity additions resulting in oversupply and declining prices and margins;

  .  the availability and cost of raw materials and utilities;


  .  access to capital markets;


  .  technological developments;

  . current and potential governmental regulatory actions in the United States and other countries;

  .  potential terrorist attacks;

  . operating interruptions (including leaks, explosions, fires, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases, and other environmental risks); and

  . Lyondell's ability to implement its business strategies, including cost reductions.

   Many of such factors are beyond our or our joint ventures' ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our or our joint ventures' future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our or our joint ventures' future performance, and our or our joint ventures' actual results and future developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You are cautioned against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels.

                                USE OF PROCEEDS

   The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the outstanding notes. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes, we will receive in exchange a like principal amount of outstanding notes. The outstanding notes surrendered in exchange for the new notes will be retired and canceled, and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our capitalization.

   We used the net proceeds from the sale of the outstanding notes to prepay the entire $192 million principal amount then outstanding under Term Loan B of our credit facility and $192 million of the $828 million principal amount then outstanding under Term Loan E of our credit facility.

                                 CAPITALIZATION

   The following table sets forth our capitalization as of December 31, 2001 on a historical basis and reflects the offering of the outstanding notes and the application of the net proceeds. The exchange offer will not affect the capitalization of Lyondell.



                                                                    As of
                                                              December 31, 2001
                                                              -----------------
                                                                (in millions)
                                                                 (unaudited)
Debt, including current maturities of long-term debt (a):
Secured debt:
    Credit facility (b)......................................      $  634
    Senior Secured Notes due 2007............................       1,900
    Senior Secured Notes due 2008 offered hereby.............         393
    Debentures due 2005-2020.................................         424
Senior Subordinated Notes due 2009...........................         500
Other debt...................................................           2
                                                                   ------
    Total debt, including current maturities of long-term
     debt....................................................       3,853
                                                                   ------
Minority interest............................................         176
                                                                   ------
Total stockholders' equity...................................         749
                                                                   ------
Total capitalization.........................................      $4,778
                                                                   ======

--------
(a) Does not include $3.1 billion in joint venture debt ($431 million of which is Equistar debt for which Lyondell remains contingently liable).

(b) Total committed revolver capacity is $500 million, none of which was borrowed as of December 31, 2001. Lyondell had outstanding letters of credit totaling $10 million at December 31, 2001, of which $4 million reduced the available revolver capacity.

                               THE EXCHANGE OFFER

   We are offering to issue new registered 9 1/2% senior secured notes due 2008 in exchange for a like principal amount of our outstanding unregistered 9 1/2% senior secured notes due 2008. We may extend, delay or terminate the exchange offer. Holders of outstanding notes will need to complete the exchange offer documentation related to the exchange.

Purpose and Effect of the Exchange Offer

   We entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed to file this registration statement relating to our offer to exchange the outstanding notes for new notes within 90 days after issuing the outstanding notes and to use our best efforts to have it declared effective within 210 days after issuing the outstanding notes. We are offering the new notes under this prospectus to satisfy those obligations under the registration rights agreement.

   If the exchange offer is not permitted by applicable law or SEC policy or in general if any holder of the outstanding notes notifies us before the 20th business day following the consummation of the exchange offer that:

  . it is prohibited by law or SEC policy from participating in the exchange offer;

  . it cannot resell the new notes to the public without delivering a prospectus and this prospectus is not appropriate or available for those resales by it; or

  . it is a broker-dealer that holds notes acquired directly from us or any of our affiliates,

we will file with the SEC a shelf registration statement to cover resales of outstanding notes.

   If we fail to comply with deadlines for completion of the exchange offer, we will be required to pay liquidated damages to holders of the outstanding notes. Please read the section captioned "Description of New Notes--Registration Rights; Liquidated Damages" for more details regarding the registration rights agreement.

   To receive transferable new notes in exchange for your outstanding notes in the exchange offer, you, as holder of that outstanding note, will be required to make the following representations:

  . you are not an "affiliate," as defined in Rule 405 of the Securities Act, of us or a broker-dealer tendering outstanding notes acquired directly from us for your own account;

  . if you are not a broker-dealer or are a broker-dealer but will not receive new notes for your own account in exchange for outstanding notes, you are not engaged in and do not intend to participate in a distribution of the new notes;

  . you have no arrangement or understanding with any person to participate in a distribution of the new notes or the outstanding notes within the meaning of the Securities Act;

  .  you are acquiring the new notes in the ordinary course of your business;
     and

  . if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you represent that the outstanding notes to be exchanged for new notes were acquired by you as a result of market-making activities or other trading activities and you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of any new notes. It is understood that you are not admitting that you are an "underwriter" within the meaning of the Securities Act by acknowledging that you will deliver, and by delivery of, a prospectus.

   Based on interpretations of the SEC staff in "no action letters" issued to third parties, we believe that each new note issued under the exchange offer may be offered for resale, resold and otherwise transferred by you, the holder of that new note, without compliance with the registration and prospectus delivery provisions of the Securities Act if:

  . you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

  .  the new note is acquired in the ordinary course of your business; and

  .  you do not intend to participate in the distribution of new notes.

   However, the SEC has not considered the legality of our exchange offer in the context of a "no action letter," and there can be no assurance that the staff of the SEC would make a similar determination with respect to our exchange offer as in other circumstances.

   If you tender outstanding notes in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you:

  .  cannot rely on these interpretations by the SEC staff; and

  . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

   Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act containing the selling security holder's information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Failure to comply with the registration and prospectus delivery requirements by a holder subject to these requirements could result in that holder's incurring liability for which it is not indemnified by us. Only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of new notes.

Terms of the Exchange Offer

   Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn before the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000. The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

   As of the date of this prospectus, $393 million aggregate principal amount of the unregistered 9% senior secured notes due 2008 are outstanding. This prospectus and the letter of transmittal included with this prospectus are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

   We intend to conduct the exchange offer according to the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits the holders have under the indenture. However, these outstanding notes will not be freely tradable. See "-- Consequences of Failure to Exchange" below.

   We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes.

   Holders tendering outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important for holders to read the section labeled "--Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

   We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Expiration Date

   The exchange offer will expire at 5:00 p.m., New York City time on
               , 2002 unless, we extend or terminate the exchange offer.

Extensions, Delay in Acceptance, Termination or Amendment

   We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. During any extension, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

   To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will also make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

   If any of the conditions described below under "--Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion:

  .  to delay accepting for exchange any outstanding notes;

  .  to extend the exchange offer; or

  .  to terminate the exchange offer

by giving oral or written notice of a delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

   Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner we determine to constitute a material change, we will promptly disclose the amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during that period.

   Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to the Dow Jones News Service.

Conditions to the Exchange Offer

   Despite any other term of the exchange offer, if in our reasonable judgment the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC:

  . we will not be required to accept for exchange, or exchange any new notes for, any outstanding notes; and

  . we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange.

   In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made the following:

  . the representations described under "--Purpose and Effect of the Exchange Offer," "--Procedures for Tendering" and "Plan of
     Distribution"; and

  . other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the new notes under the Securities Act.

   We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, nonacceptance or termination to the holders of the outstanding notes as promptly as practicable. These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times. In addition, we will not accept for exchange any outstanding notes tendered and will not issue new notes in exchange for any outstanding note, if at that time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Procedures for Tendering

 How to Tender Generally

   Only a holder of outstanding notes may tender its outstanding notes in the exchange offer. To tender in the exchange offer, you must either comply with the procedures for manual tender or comply with the automated tender offer program procedures of DTC described below under "--Tendering Through DTC's Automated Tender Offer Program."

   To complete a manual tender, you must:

  . complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

  . have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires;

  . mail or deliver the letter of transmittal or a facsimile of the letter of transmittal to the exchange agent before the expiration date; and

  . deliver, and the exchange agent must receive, before the expiration date:

    --the outstanding notes along with the letter of transmittal; or

    --a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below under "--Book-Entry Transfer."

   If you wish to tender your outstanding notes and cannot comply with the requirement to deliver the letter of transmittal and your outstanding notes or use the automated tender offer program of DTC before the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures described below.

   For a tender to be effective, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under "Prospectus Summary--The

Exchange Agent" before the expiration date. The tender by a holder that is not withdrawn before the expiration date will constitute an agreement between the holder and us according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

   The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand-delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You should not send the letter of transmittal or outstanding notes to us. You may request your brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions on your behalf.

 Book-Entry Transfer

   The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account at DTC according to DTC's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or before the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

 Tendering Through DTC's Automated Tender Offer Program

   The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender its outstanding notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent according to its procedures for transfer. DTC will then send an agent's message to the exchange agent.

   The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, stating that:

  . DTC has received an express acknowledgment from a participant in its automated tender offer program that is tendering outstanding notes that are the subject of book-entry confirmation;

  . the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

  .  the agreement may be enforced against the participant.

 How to Tender if You Are a Beneficial Owner

   If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder promptly and instruct it to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your outstanding notes, either:

  . make appropriate arrangements to register ownership of the outstanding notes in your name; or

  . obtain a properly completed bond power from the registered holder of outstanding notes.

   The transfer of registered ownership may take considerable time and may not be completed before the expiration date.

Signatures and Signature Guarantees

   You must have signatures on a letter of transmittal or a notice of withdrawal described below guaranteed by:

  .  a member firm of a registered national securities exchange;

  .  a member of the National Association of Securities Dealers, Inc.;

  . a commercial bank or trust company having an office or correspondent in the United States; or

  . an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.

   The above must be a member of one of the recognized signature guarantee programs identified in the letter of transmittal, unless the outstanding notes are tendered:

  . by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and the new notes are being issued directly to the registered holder of the outstanding notes tendered in the exchange for those new notes; or

  . for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution.

When Endorsements or Bond Powers are Needed

   If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution must guarantee the signature on the bond power.

   If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. They should also submit evidence of their authority to deliver the letter of transmittal satisfactory to us unless we waive this requirement.

Determinations Under the Exchange Offer

   We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not property tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we shall determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of outstanding notes, and none of the aforementioned will incur liability for failure to give notification. Tenders of outstanding notes will not be deemed made until any defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

When We Will Issue New Notes

   In all cases, we will issue new notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  . outstanding notes or a timely book-entry confirmation of the outstanding notes into the exchange agent's account at DTC; and

  . a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

Return of Outstanding Notes Not Accepted or Exchanged

   If we do not accept any tendered outstanding notes for exchange for any reason described in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or nonexchanged outstanding notes will be returned without expense to their tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described below, the nonexchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

   By signing or agreeing to be bound by the letter of transmittal, you will represent that, among other things:

  . you are not an "affiliate," as defined in Rule 405 of the Securities Act, of us or a broker-dealer tendering outstanding notes acquired directly from us for your own account;

  . if you are not a broker-dealer or are a broker-dealer but will not receive new notes for your own account in exchange for outstanding notes, you are not engaged in and do not intend to participate in a distribution of the new notes;

  . you have no arrangement or understanding with any person to participate in a distribution of the outstanding notes or the new notes within the meaning of the Securities Act;

  .  you are acquiring the new notes in the ordinary course of your business;
     and

  . if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you represent that the outstanding notes to be exchanged for new notes were acquired by you as a result of market-making activities or other trading activities and you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of any new notes. It is understood that you are not admitting that you are an "underwriter" within the meaning of the Securities Act by acknowledging that you will deliver, and by delivery of, a prospectus.

Guaranteed Delivery Procedures

   If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program before the expiration date, you may tender if:

  . the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution;

  . before the expiration date, the exchange agent receives from the member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

    --stating your name and address, the registered number(s) of your outstanding notes and the principal amount of outstanding notes tendered;

    --stating that the tender is being made; and

    --guaranteeing that, within five business days after the expiration date, the letter of transmittal or facsimile thereof, together with the outstanding notes or a book-entry confirmation and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

  . the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation and all other documents required by the letter of transmittal, within three business days after the expiration date.

   Upon request to the exchange agent, the exchange agent will send you a notice of guaranteed delivery if you wish to tender your outstanding notes using the guaranteed delivery procedures described above.

Withdrawal of Tenders

   Except as otherwise provided in this prospectus, you may withdraw your tender at any time before 5:00 p.m., New York City time, on the expiration date unless previously accepted for exchange. For a withdrawal to be effective:

  . the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under "Prospectus Summary--The Exchange Agent"; or

  . the withdrawing holder must comply with the appropriate procedures of DTC's automated tender offer program system.

   Any notice of withdrawal must:

  . specify the name of the person (whom we refer to as the depositor) who tendered the outstanding notes to be withdrawn;

  . identify the outstanding notes to be withdrawn, including the registration number or numbers and the principal amount of the outstanding notes;

  . be signed by the depositor in the same manner as the original signature on the letter of transmittal used to deposit those outstanding notes or be accompanied by documents of transfer sufficient to permit the trustee for the outstanding notes to register the transfer into the name of the depositor withdrawing the tender; and

  . specify the name in which the outstanding notes are to be registered, if different from that of the depositor.

   If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

   We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

   Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, the outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Holders may retender properly withdrawn outstanding notes by following one of the procedures described under "--Procedures for Tendering" above at any time on or before the expiration date.

Fees and Expenses

   We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail, but we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates and the exchange agent.

   We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

   We will pay the cash expenses to be incurred in connection with the exchange offer, including:

  .  SEC registration fees;

  .  fees and expenses of the exchange agent and trustee;

  .  accounting and legal fees and printing costs; and

  .  related fees and expenses.

Transfer Taxes

   We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  . certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

  . tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

  . a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

   If satisfactory evidence of payment of any transfer taxes payable by a note holder is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to that tendering holder.

Consequences of Failure to Exchange

   If you do not exchange your outstanding notes for new notes in the exchange offer, your notes will remain subject to the existing restrictions on transfer. In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act or the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the SEC staff, you may offer for resale, resell or otherwise transfer new notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

  . you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

  .  you acquired the new notes in the ordinary course of your business; and

  . you have no arrangement or understanding with respect to the distribution of the new notes to be acquired in the exchange offer.

   If you tender in the exchange offer for the purpose of participating in a distribution of the new notes:

  .  you cannot rely on the applicable interpretations of the SEC; and

  . you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Accounting Treatment

   We will not recognize a gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize expenses of the exchange offer over the term of the new notes under accounting principles generally accepted in the United States of America.

Other

   Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

   We may, in the future, seek to acquire untendered outstanding notes in open-market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                       DESCRIPTION OF OTHER INDEBTEDNESS

Credit Facility

   Prior to the application of the net proceeds of the offering of the outstanding notes, Lyondell's credit facility consisted of two separate term loans and a $500 million revolving credit facility to be used for general corporate purposes. As of December 31, 2001, the principal amounts outstanding, then-current interest rates and maturity dates of the term loans and revolving credit facility were as follows:



                                     Principal
                                       Amount
                 Debt               Outstanding    Interest Rate     Maturity
                 ----               ------------ ----------------- -------------
   Term Loan E..................... $634 million LIBOR plus 4.375% June 30, 2006
   Revolving loans(a)..............      --      LIBOR plus 3.500% June 30, 2003

--------

(a) We are required to pay a commitment fee of 0.500% per annum on the unused portion of the revolving credit facility. The applicable interest rate margin payable by us will vary depending on our unsecured senior debt rating.


   The net proceeds from the sale of the outstanding notes were used to prepay all of Term Loan B and $192 million aggregate principal amount of Term Loan E.

Security

   Our obligations under the credit facility are secured by equal and ratable liens on the collateral that will secure the new notes and certain other outstanding debt.

Subsidiary Guarantees

   Our obligations under the credit facility are guaranteed by the subsidiaries that will initially guarantee the new notes.

Covenants

   Our credit facility contains covenants that, subject to exceptions, restrict sale and leaseback transactions, lien incurrence, debt incurrence, dividends and investments, sales of assets and mergers and consolidations, and require us to use our best efforts to maintain certain ownership interests in certain of our existing joint ventures and to ensure that certain of our existing joint ventures limit capital expenditure and debt levels and maintain cash distribution policies. In addition, the credit facility requires us to maintain specified financial ratios and consolidated net worth. The breach of these covenants could permit the lenders under our credit facility to declare the loans immediately payable, which would result in an event of default under our indentures, and could permit the lenders under our credit facility to terminate future lending commitments. We were in compliance with all such covenants as of December 31, 2001.


Mandatory Prepayment

   We are required to offer to make mandatory prepayments of Term Loan E with the net cash proceeds of:

  .  asset sales;

  .  casualty and condemnation events;

  .  debt incurrences; and

  .  equity issuances.

   The mandatory prepayment of our Term Loan E obligations will be subject to specified exceptions, and the lenders thereunder may elect not to receive any mandatory prepayment. Term Loan B under our credit facility was subject to these same mandatory prepayment provisions. However, all amounts outstanding under Term Loan B were repaid with a portion of the net proceeds of the offering of the outstanding notes.

Optional Prepayment

   Subject to specified exceptions, we may (1) prepay loans under the credit facility in a minimum amount of $20 million or any larger multiple of $1 million and (2) terminate any class of loans under the credit facility or reduce permanently the amount of the commitments of any class of loans under the credit facility in a minimum amount of $20 million or any larger multiple of $1 million. Before May 17, 2002, we may offer to prepay amounts under the Term Loan E portion of the credit facility without prepayment premium, but the Term Loan E lenders have the option to reject such prepayment. Beginning May 17, 2002, the Term Loan E lenders will no longer have such option, but we will be required to pay a 2% prepayment premium if we, at our option, prepay amounts under the Term Loan E portion of the credit facility on or after May 17, 2002 but prior to May 17, 2003, and a 1% premium if we, at our option, prepay amounts under the Term Loan E portion of the credit facility on or after May 17, 2003 but prior to May 18, 2004. Thereafter, no premiums will be required.

Events of Default

   The credit facility includes customary events of default, including a change of control, as defined in the credit facility.

Existing Senior Secured Notes

   As of December 31, 2001, we had outstanding the following senior secured notes:


  .  $900 million of 9.625% Senior Secured Notes, Series A, due 2007; and

  .  $1 billion of 9.875% Senior Secured Notes, Series B, due 2007.

   The existing senior secured notes are secured by equal and ratable liens on the same collateral that will secure the new notes and debt under the credit facility, and these existing notes are guaranteed by the same subsidiaries that guarantee the outstanding notes and will guarantee the new notes. The indentures for the existing senior secured notes contain covenant, asset sale, change of control and event of default provisions substantially similar to the covenant, asset sale, change of control and event of default provisions in the indenture governing the notes.

Senior Subordinated Notes

   As of December 31, 2001, we had outstanding $500 million of 10.875% Senior Subordinated Notes due 2009. These senior subordinated notes are guaranteed by the same subsidiaries that will guarantee the new notes. The indenture for the senior subordinated notes contains covenant, asset sale, change of control and event of default provisions substantially similar to the covenant, asset sale, change of control and event of default provisions in the indenture governing the notes.


Lyondell Debentures

   As of December 31, 2001, we had the following outstanding debentures that were originally issued by ARCO Chemical, which was acquired by Lyondell in 1998 and merged into Lyondell in 1999:


  .  $100 million of 9.375% debentures due 2005;

  .  $100 million of 10.250% debentures due 2010; and

  .  $224 million of 9.800% debentures due 2020.

   The debentures are secured by liens on Lyondell's manufacturing plants located in Texas and Louisiana that are equal and ratable with the liens on those assets that secure the outstanding notes, the new notes and the loans under the credit facility. The indentures for these debentures contain limitations on liens and sale and leaseback transactions.

Joint Venture Debt

Equistar Debt

   In August 2001, Equistar completed a $700 million placement of seven-year senior unsecured notes and amended and restated its credit facility. A portion of the net proceeds from the sale of the Equistar notes, together with $365 million of borrowings under the Equistar credit facility, were used to refinance $820 million of revolving credit borrowings that were scheduled to mature in November 2002 and $90 million of medium term notes that matured in August 2001. The remaining net proceeds of the financing will be used for general business purposes. As of December 31, 2001, the principal amounts outstanding, then-current interest rates and maturity dates of the debt obligations of Equistar were as follows:



                              Principal
                                Amount
             Debt            Outstanding         Interest Rate             Maturity
             ----            ------------ --------------------------- ------------------
   Credit Facility
     Revolving loans(a)....       --      LIBOR plus 1.000% to 2.000% August 2006
     Term loans............  $299 million      LIBOR plus 3.000%      August 2007
   Notes due 2002(b).......  $100 million           9.125%            March 2002
   Notes due 2004..........  $300 million           8.500%            February 2004
   Notes due 2006(b).......  $150 million           6.500%            February 2006
   Notes due 2008..........  $700 million           10.125%           August 2008
   Notes due 2009..........  $598 million           8.750%            February 2009
   Debentures due 2026(b)..  $150 million           7.550%            February 2026
   Medium-term notes(b)....  $ 31 million       9.500%-11.200%        Various dates from
                                                                      September 2002 to
                                                                      March 2005

--------
(a) Equistar currently also pays a facility fee of 0.750% per annum on the entire $500 million revolving credit facility. The applicable margin and facility fee for revolving credit facility borrowings will vary depending on Equistar's leverage ratio and usage of the revolving credit facility.
(b) This debt was assumed by Equistar from Lyondell in connection with Equistar's formation in 1997. Lyondell remains a guarantor of this debt (or, in the case of the medium-term notes, a co-obligor, although Equistar is primarily liable as between the two entities).

Equistar Covenants

   Equistar's credit facility and senior unsecured notes indenture contain covenants that, subject to exceptions, restrict sale and leaseback transactions, investments, certain payments, lien incurrence, debt incurrence, sales of assets and mergers and consolidations and contain customary events of default, including a change of control. In addition, the Equistar credit facility requires Equistar to maintain specified financial ratios, in all cases as provided in the credit facility. The breach of these covenants could permit the lenders under Equistar's credit facility to declare the loans immediately payable, which would result in an event of default under the indenture for the Equistar notes due 2008, and could permit the lenders under Equistar's credit facility to terminate future lending commitments. The Equistar credit facility is secured by a lien on Equistar's accounts receivable, inventory, other personal property and certain fixed assets. Equistar's debt instruments do not prohibit the payment by it of distributions to its owners, but its credit facility and senior notes due 2008 require the payment of additional interest if, at the time of, or as a result of, payment of any such dividend, Equistar's interest coverage ratio, as defined therein, is less than 1.75 to 1. Equistar was in compliance with all covenants under its debt instruments as of December 31, 2001.

LCR Debt

   As of December 31, 2001, the principal amounts outstanding, then-current interest rates and maturity dates of the debt obligations of LCR were as follows:



                              Principal
                                Amount
            Debt             Outstanding       Interest Rate         Maturity
            ----             ------------ ------------------------ ------------
Credit Facility
  $70 million revolving
   credit agreement......... $ 50 million     LIBOR plus 2.000%    January 2003
  Term loans................ $450 million     LIBOR plus 2.000%    January 2003
Loans Payable to Lyondell... $229 million     LIBOR plus basis     July 2003
                                          points consistent with a
                                                BBB+ issuer
Loans Payable to CITGO...... $ 35 million     LIBOR plus basis     July 2003
                                          points consistent with a
                                                BBB+ issuer


LCR Covenants

   Under the covenant provisions of its credit agreements, LCR has agreed to, among other things, maintain certain specified financial ratios (including a consolidated net worth, debt to total capitalization, interest coverage ratio and leverage ratio), not enter into certain transactions with affiliates, not make certain investments, not create certain liens, not incur certain debt, not make distributions (including distributions to its owners during an event of default or repurchases of its capital securities), not allow its subsidiaries to incur certain debt, not enter into certain asset sales and not take certain specified actions with respect to its crude supply agreement, products purchase agreement or certain of LCR's formation documents. LCR was in compliance with each of such covenants as of December 31, 2001. The breach by LCR of any of the covenants or financial requirements in its credit agreement could result in a default, which would permit the lenders to declare the loans immediately payable and to terminate future lending commitments.

                            DESCRIPTION OF NEW NOTES

   As used in this "Description of New Notes," the term "Company" refers to Lyondell Chemical Company and not to any of its subsidiaries. For definitions of certain terms used in the following summary, see "--Certain Definitions."

General

   The form and the term of the new notes are the same as the form and term of the outstanding notes they will replace, except that:

  .  we will register the new notes under the Securities Act;

  . the new notes, once registered, will not bear legends restricting transfer; and

  . holders of the new notes will not be entitled to some rights under the registration rights agreement, including our payment of liquidated damages for failure to meet specified deadlines that will terminate when the exchange offer is consummated.

   The new notes will be issued solely in exchange for an equal principal amount of outstanding notes. As of the date of this prospectus, $393 million aggregate of 9 1/2% senior secured notes are outstanding. See "The Exchange Offer."

   The new notes will mature on December 15, 2008 and will bear interest at the rate of 9 1/2% per annum. Interest on the new notes will accrue from December 4, 2001, the date the outstanding notes were issued, and will be payable semiannually in arrears on June 15 and December 15 of each year, commencing June 15, 2002. We will make each interest payment to the holders of record of the new notes at the close of business on the June 1 or December 1 preceding such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

   The new notes will be issued pursuant to the existing indenture relating to the outstanding notes among the Company, the Subsidiary Guarantors party thereto and The Bank of New York, as trustee (the Trustee). The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the Trust Indenture Act). The new notes are subject to all such terms, and holders of new notes are referred to the indenture and the Trust Indenture Act for a statement of all the terms. Because this is a summary, it does not contain all the information that may be important to you. You should read the indenture in its entirety, including the definitions in the indenture of certain terms used below. Copies of the indenture and the Security Documents (as defined under "-- Security") are filed as exhibits to the registration statement of which this prospectus forms a part.

   The new notes will be general secured obligations of the Company and will rank pari passu in right of payment with all other existing and future unsubordinated Indebtedness of the Company, including Indebtedness under the Existing Credit Facility and the Existing Senior Secured Notes. While unsecured and unsubordinated indebtedness ranks pari passu with the new notes in right of payment, the holders of the new notes, together with the holders of other outstanding secured indebtedness, may, to the exclusion of unsecured creditors, seek recourse against the pledged assets as security for the new notes and such other secured indebtedness until amounts owed under the new notes and the other secured indebtedness are satisfied in full. The Company's obligations under the new notes will also be guaranteed on a senior basis by the Subsidiary Guarantors. See "--Subsidiary Guarantees." ARCO Chemical Technology, Inc., ARCO Chemical Technology, L.P. and Lyondell Chemical Nederland, Ltd. initially will be the only Subsidiary Guarantors of the new notes. The Subsidiary Guarantees will be general unsecured obligations of the Subsidiary Guarantors and will rank pari passu in right of payment to all existing and future unsubordinated Indebtedness of the Subsidiary Guarantors. At September 30, 2001, on a pro forma basis after giving effect to the offering of the outstanding notes and the exchange offer:

  . approximately $3.4 billion in principal amount of outstanding unsubordinated Indebtedness of the Company and the Subsidiary Guarantors would have been secured, including the new notes, the Indebtedness under the Existing Credit Facility and the Existing Senior Secured Notes;

  . approximately $10 million of outstanding Indebtedness of the Company and the Subsidiary Guarantors would have been pari passu with the new notes and unsecured and ranking effectively junior to the new notes to the extent of the value of the assets securing the new notes, consisting primarily of hedging obligations and undrawn letters of credit; and

  . the $500 million in principal amount of Senior Subordinated Notes are, by their terms, subordinated to the new notes.

   Structural Subordination. Many of the operations of the Company are conducted through its Subsidiaries and Joint Ventures and, therefore, the Company is dependent upon the cash flow of its Subsidiaries and Joint Ventures to meet its obligations, including its obligations under the new notes. The new notes will be effectively subordinated to all outstanding Indebtedness and other liabilities and commitments (including trade payables and operating lease obligations) of the Company's Subsidiaries and Joint Ventures, except to the extent they are Subsidiary Guarantors. Any right of the Company to receive assets of any of its Subsidiaries or Joint Ventures that are not Subsidiary Guarantors upon the latter's liquidation or reorganization or insolvency (and the consequent right of the holders of new notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's or Joint Venture's creditors and preferred stockholders, except to the extent that the Company is itself recognized as a creditor of such Subsidiary or Joint Venture. In that case, the claims of the Company would still be subordinate to any lien or security interest in the assets of such Subsidiary or Joint Venture and any Indebtedness of such Subsidiary or Joint Venture senior to that held by the Company. At December 31, 2001, after the sale of the outstanding notes and after giving effect to the exchange offer, the new notes would have been effectively subordinated to approximately $3.5 billion of outstanding liabilities of the Company's Joint Ventures, including trade payables, and $78 million of outstanding liabilities, including trade payables, of the nonguarantor subsidiaries. See "Risk Factors--Risk Factors Relating to Our Debt and the New Notes--The new notes are subordinated to debt of our subsidiaries and joint ventures."


   Under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries and Joint Ventures, so long as they are not Subsidiaries of the Company (and, if they are Subsidiaries, at any time that they are designated as Unrestricted Subsidiaries), will not be subject to many of the restrictive covenants set forth in the indenture.

Principal, Maturity and Interest

   The new notes will mature on December 15, 2008. Interest on the new notes will accrue at the rate per annum set forth on the cover page hereof and will be payable semiannually in arrears on June 15 and December 15 of each year, commencing on June 15, 2002, to holders of record on the immediately preceding June 1 and December 1, respectively. Interest on the new notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.

   Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, if any, and interest and liquidated damages, if any, on the new notes will be payable at the office or agency of the Company maintained for such purpose within the City and the State of New York or, at the option of the Company, payment of interest and liquidated damages, if any, may be made by check mailed to the holders of the new notes at their respective addresses set forth in the register of holders of new notes; provided that all payments with respect to Global Notes, the holders of which have given wire transfer instructions, on or prior to the relevant record date, to the paying agent, will be required to be made by wire transfer of immediately available funds to the accounts specified by such holders. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The new notes will initially be issued in global form and, in the event they are subsequently certificated, in denominations of $1,000 and integral multiples thereof.

   Subject to the covenants described below under "Certain Covenants," the Company may issue additional notes under the indenture having the same terms in all respects as the new notes (or in all respects except for the payment of interest on the new notes (i) scheduled and paid prior to the date of issuance of such notes or (ii) payable on the first interest payment date following such date of issuance); provided that the aggregate principal amount of notes outstanding after giving effect to any such issuance shall not exceed the amount that may be equally and ratably secured with obligations under the Existing Credit Facility without causing a default under the Existing Credit Facility; provided further that prior to any such issuance, the Company shall have delivered to the Trustee an opinion of counsel confirming that the holders of the outstanding new notes will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such additional notes were not issued. The new notes and any such additional notes would be treated as a single class for all purposes under the indenture.

Security

   Under the Security Documents referred to below, the new notes will be secured by a lien equally and ratably with all Senior Indebtedness owing under the Existing Credit Facility and the Existing Senior Secured Notes (and, with respect to certain of the Company's manufacturing plants described below, with Existing ARCO Chemical Debt as well) pursuant to certain security agreements and pledge agreements, as amended from time to time (collectively, the "Security Documents") between the Company or certain of its Restricted Subsidiaries and JP Morgan Chase Bank, as collateral agent.

   The liens granted under the Security Documents constitute first-priority liens, subject to certain exceptions and permitted liens described therein, on:

  .  personal property of the Company;

  . substantially all the stock directly owned by the Company of the Company's domestic subsidiaries and 65% of the stock directly owned by the Company of the Company's foreign subsidiaries (other than the stock of certain subsidiaries for which consent is required in order to permit a pledge to the extent such consent has not been obtained);

  . the rights of certain of the Company's Joint Venture Subsidiaries to receive distributions from Joint Ventures in which they hold Equity Interests; and

  . mortgages on the Company's facilities located in Bayport, Texas, Channelview, Texas and Lake Charles, Louisiana

(collectively and together with any other assets that may be pledged from time to time, the Collateral).

   The indenture and the Security Documents also require that holders of the new notes be granted a lien equally and ratably with any lien granted on additional assets to secure the holders of Senior Indebtedness under the Existing Credit Facility subsequent to the Issue Date.

   The liens that will secure the new notes also secure the Existing Credit Facility, the Existing Senior Secured Notes and, in the case of the mortgages, the Existing Arco Chemical Debt. The new notes, as well as the Existing Senior Secured Notes and the Existing Arco Chemical Debt, will automatically cease to be secured by those liens if and when those liens no longer secure the Existing Credit Facility. The liens that secure the Existing Credit Facility would be released if such a release were approved by the requisite lenders under the Existing Credit Facility, and the consent of the holders of the new notes would not be required for such a release. The Security Documents generally provide that liens will be automatically released if the assets subject to such lien are transferred or otherwise disposed of in compliance with the provisions of the Existing Credit Facility. The Existing Credit Facility specifically provides that liens will be automatically released from assets that are the subject of a Major Asset Sale and that are transferred to a Subject Asset Transferee in accordance with the terms of the Existing Credit Facility. In addition, the collateral agent and the Company may amend the provisions of the Security Documents with the consent of the requisite lenders under the Existing Credit Facility and without the consent of the holders of the new notes. The lenders under the Existing Credit Facility have the sole ability to control remedies (including upon sale or liquidation after acceleration of the new notes or the debt under the Existing Credit Facility) with respect to the collateral. The indenture provides that the Company and its Restricted Subsidiaries that are parties to any Security Documents will comply with all the covenants and agreements contained in such Security Documents the failure to comply with which would have a material and adverse effect on the Liens purported to be created thereby, unless such failure to comply is waived by the requisite lenders under the Existing Credit Facility and, after that waiver, the Company is in compliance with the covenant described under "Security." See "Risk Factors--Risk Factors Relating to Our Debt and the New Notes--You may not be able to fully realize the value of your liens--The security for your benefit can be released without your consent."

   From and after the date when all liens granted in favor of the holders of Senior Indebtedness under the Existing Credit Facility are released, the provisions regarding security described above will no longer apply. The provisions of the covenant described below under "Certain Covenants--Liens" will, however, continue to apply.

Subsidiary Guarantees

   ARCO Chemical Technology, Inc., ARCO Chemical Technology, L.P. and Lyondell Chemical Nederland, Ltd. initially will be the only Subsidiary Guarantors of the new notes. In addition, the indenture provides that any Restricted Subsidiary that Guarantees or secures the payment of any other Indebtedness of the Company or any of its Restricted Subsidiaries must also Guarantee the payment of the new notes, subject to certain exceptions described below under "Certain Covenants--Limitations on Issuances of Guarantees of Indebtedness by Subsidiaries." The Subsidiary Guarantors will unconditionally guarantee the due and punctual payment of the principal of and premium, if any, and interest and liquidated damages, if any, on the new notes, when and as the same shall become due and payable, whether at maturity, upon redemption, by declaration or otherwise (the "Subsidiary Guarantees"). The terms of each Subsidiary Guarantee will provide that the obligations of the Subsidiary Guarantor thereunder will be limited so as not to constitute a fraudulent conveyance under applicable law. The Subsidiary Guarantees will be general senior obligations of the Subsidiary Guarantors.

   The indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving person) another corporation, person or entity, whether or not affiliated with such Subsidiary Guarantor unless:

     (i) subject to the provisions of the following paragraph, the person formed by or surviving any such consolidation or merger (if other than the Company or such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under its Subsidiary Guarantee;

     (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

     (iii) the Company would, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period,

       (A) have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, and

       (B) except with respect to a consolidation or merger with a person that has no outstanding Indebtedness, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

The requirements of clauses (i) and (iii) of this paragraph will not apply in the case of a consolidation with or merger with or into the Company and the requirements of clause (iii) of this paragraph will not apply in the case of a consolidation with or merger with or into another Subsidiary Guarantor.

   The indenture provides that:

     (i) in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all the Capital Stock of any Subsidiary Guarantor to any person that is not an Affiliate of the Company, such Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture. See "Repurchase at the Option of Holders--Asset Sales";

     (ii) upon the release or discharge of the Guarantee that resulted in the creation of the Subsidiary Guarantee of such Subsidiary Guarantor (or, in the case of the Subsidiary Guarantee of the new notes by ARCO Chemical Technology, Inc., ARCO Chemical Technology, L.P. or Lyondell Chemical Nederland, Ltd., the release or discharge of its Guarantee of Indebtedness under the Existing Credit Facility and the Existing Senior Secured Notes), except a discharge or release by or as a result of payment under such Guarantee, such Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee; and

     (iii) upon the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of the indenture, such Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee.

See "Certain Covenants--Limitations on Issuances of Guarantees of Indebtedness by Subsidiaries."

Mandatory Redemption

   Except as set forth below under "Repurchase at the Option of Holders," the Company will not be required to make any mandatory redemption or sinking fund payments with respect to the new notes.

Optional Redemption

   The new notes will not be redeemable at the option of the Company prior to December 15, 2005. Thereafter, the new notes will be subject to redemption at the option of the Company, in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and liquidated damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the following years:

            Year                               Percentage
            ----                               ----------
            2005..............................  104.750%
            2006..............................  102.375%
            2007..............................  100.000%

Selection and Notice

   If less than all the new notes are to be redeemed at any time, selection of new notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the new notes are listed or, if the new notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no new notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of new notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any new note is to be redeemed in part only, the notice of redemption that relates to such new note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. New notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on new notes or portions of them called for redemption.

Repurchase at the Option of Holders

Change of Control

   Upon the occurrence of a Change of Control, each holder of new notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's new notes pursuant to the offer described below (the Change of Control Offer) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase (the Change of Control Payment) on a date that is not more than 90 days after the occurrence of such Change of Control (the Change of Control Payment Date). Within 30 days following any Change of Control, the Company will mail, or at the Company's request the Trustee will mail, a notice to each holder offering to repurchase the new notes held by such holder pursuant to the procedures specified in such notice. The Company will comply with the requirements of Rule l4e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the new notes as a result of a Change of Control.

   On the Change of Control Payment Date, the Company will, to the extent lawful:

     (1) accept for payment all new notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

     (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all new notes or portions thereof so tendered; and

     (3) deliver or cause to be delivered to the Trustee the new notes so accepted, together with an officers' certificate stating the aggregate principal amount of new notes or portions thereof being purchased by the Company.

   The paying agent will promptly mail to each holder of new notes so tendered the Change of Control Payment for such new notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a note equal in principal amount to any unpurchased portion of the new notes surrendered, if any; provided that each such note will be in a principal amount of $1,000 or an integral multiple thereof.

   A failure by the Company to comply with the provisions of the two preceding paragraphs will constitute an Event of Default under the indenture. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the new notes to require that the Company purchase or redeem the new notes in the event of a takeover, recapitalization or similar transaction. See "Events of Default and Remedies."

   There can be no assurance that the Company will have the financial resources to purchase the new notes, particularly if a Change of Control triggers a similar repurchase requirement for, or results in the acceleration of, other Indebtedness. The Existing Senior Secured Notes and Senior Subordinated Notes contain a similar repurchase requirement. The Existing Credit Facility provides that certain events constituting a Change of Control will constitute a default under, and could result in the acceleration of the maturity of, the Existing Credit Facility. Future indebtedness might contain similar provisions. Accordingly, the Company might not be able to fulfill its obligation to repurchase any new notes if a Change of Control occurs. See "Risk Factors--Risk Factors Relating to Our Debt and the New Notes--We may not be able to repurchase your new notes upon a change of control."

   The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the same or a higher purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all new notes validly tendered and not withdrawn under such Change of Control Offer.

   "Change of Control" means the occurrence of any of the following: (i) the sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries taken as a whole to any person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than to a person or group who, prior to such transaction, held a majority of the voting power of the voting stock of the Company; (ii) the acquisition by any person or group (as defined above) of a direct or indirect interest in more than 50% of the voting power of the voting stock of the Company, by way of merger or consolidation or otherwise; or (iii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

   The phrase "all or substantially all" the assets of the Company will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" the assets of the Company has occurred, in which case a holder's ability to obtain the benefit of a Change of Control Offer may be impaired.

Asset Sales

   The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (i) the Company and/or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as conclusively evidenced by a resolution of the Board of Directors of the Company set forth in an officers' certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

     (ii) at least 80% of the consideration therefor received by the Company and/or such Restricted Subsidiary is in the form of:

       (A) cash or Cash Equivalents; or

       (B) a controlling interest or a joint venture interest (to the extent otherwise permitted by the indenture) in a business engaged in a Permitted Business or long-term property or assets that are used or useful in a Permitted Business;

provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, new notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision.

   Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option:

     (a) to permanently repay Senior Indebtedness (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) of the Company or a Subsidiary Guarantor or Indebtedness (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) of any Restricted Subsidiary that is not a Subsidiary Guarantor; provided that so long as the new notes are secured, only repayment of Senior Indebtedness incurred under the Existing Credit Facility

  (but not any refinancing thereof other than a credit facility with commercial banks and other lenders) shall constitute a repayment of Indebtedness permitted pursuant to this clause (a); or

     (b) to acquire a controlling interest or a joint venture interest (to the extent otherwise permitted by the indenture) in another business or the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Permitted Business (or enter into a binding commitment for any such expenditure or acquisition); provided that such binding commitment shall be treated as a permitted application of Net Proceeds from the date of such commitment until and only until the earlier of (x) the date on which such expenditure or acquisition is consummated and
  (y) the 180th day following the expiration of the aforementioned 360-day period. If the expenditure or acquisition contemplated by such binding commitment is not consummated on or before such 180th day and the Company shall not have applied such Net Proceeds pursuant to clause (a) above on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds at any time.

However, so long as the new notes are secured, the Company may not apply Net Proceeds of a Significant Asset Sale pursuant to clause (b) to satisfy its obligations under the first sentence of this paragraph except to the extent that the provisions of the Existing Credit Facility (but not any refinancing thereof other than a credit facility with commercial banks and other lenders) require a mandatory prepayment from such proceeds but the requisite lenders thereunder have waived such mandatory prepayment. Pending the final application of any such Net Proceeds, the Company may temporarily reduce the revolving Indebtedness under the Existing Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds under the indenture exceeds $25 million, the Company will be required to make an offer to all holders of new notes (an Asset Sale Offer) to purchase the maximum principal amount of new notes and (i) if the Company is required to do so under the terms of any other Indebtedness ranking pari passu with such new notes, such other Indebtedness and (ii) if the Company elects to do so, any Existing ARCO Chemical Debt, on a pro rata basis with the new notes, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the indenture. To the extent that the aggregate amount of new notes (and any other pari passu Indebtedness subject to such Asset Sale Offer) tendered pursuant to such Asset Sale Offers is less than the Excess Proceeds, the Company may, subject to the other terms of the indenture, use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of new notes surrendered by holders thereof in connection with any Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the new notes to be purchased on a pro rata basis with the outstanding notes not tendered for exchange. Upon completion of the offer to purchase made under the indenture, the amount of Excess Proceeds under the indenture shall be reset at zero.

Certain Covenants

Restricted Payments

   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than (x) dividends or distributions payable in Qualified Equity Interests of the Company and (y) dividends or distributions payable to the Company or any Restricted Subsidiary of the Company);

     (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, any of its Restricted Subsidiaries or any Affiliate of the Company (other than any such Equity Interests owned by the Company or any of its Restricted Subsidiaries);

     (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness (Subordinated Debt) of the Company or any Restricted Subsidiary that is subordinated by its terms to the new notes or the Subsidiary Guarantees, as applicable (other than Indebtedness owed to the Company or any Restricted Subsidiary), except, in each case, payment of interest or principal at Stated Maturity; or

     (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as Restricted Payments);

unless, at the time of and after giving effect to such Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the fair market value (as conclusively evidenced by a resolution of the Board of Directors) of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment):

     (a) no Default or Event of Default shall have occurred and be continuing after giving effect thereto;

     (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarters for which financial statements have been filed with the Commission pursuant to the covenant described below under the caption "Reports" immediately preceding the date of such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant in the indenture described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

     (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Existing Notes Issue Date (excluding Restricted Payments permitted by clauses (b)(to the extent paid to the Company or any of its Restricted Subsidiaries or to the extent such distributions are deducted as a minority interest in calculating Consolidated Net Income), (c), (d), (e),
  (g), (j), (n) and (p) of the next succeeding paragraph and 50% of any Restricted Payments permitted by clause (h) of the next succeeding paragraph), is less than the sum, without duplication, of:

       (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing on April 1, 1999, to the end of the Company's most recently ended fiscal quarter for which financial statements have been filed with the Commission pursuant to the covenant described below under the caption "Reports" at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

       (ii) 100% of the aggregate net cash proceeds received by the Company or any of its Restricted Subsidiaries from the issue or sale (other than to a Subsidiary or Joint Venture of the Company) after the Existing Notes Issue Date of Qualified Equity Interests of the Company or of debt securities of the Company or any of its Restricted Subsidiaries that have been converted into or exchanged for such Qualified Equity Interests of the Company, plus

       (iii) to the extent that any Restricted Investment (other than a Restricted Investment permitted to be made pursuant to clause (g) or (h) below) that was made after the Existing Notes Issue Date is sold for cash or otherwise liquidated, repaid or otherwise reduced, including by way of dividend (to the extent not included in calculating Consolidated Net Income), for cash, the lesser of (A) the cash return with respect to such Restricted Investment (less the cost of disposition, if any) and
    (B) the initial amount of such Restricted Investment, plus

       (iv) an amount equal to the sum of

         (A) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or other transfers of assets (to the extent not included in calculating Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and

         (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the net market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

  provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Restricted Investments (other than Restricted Investments permitted to be made pursuant to clause (g) or
  (h) below) previously made after the Existing Notes Issue Date by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

   If, other than with respect to payments made under clauses (a) and (n) below, no Default or Event of Default shall have occurred and be continuing after giving effect to such Restricted Payment, the foregoing provisions will not prohibit the following Restricted Payments:

     (a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;

     (b) dividends or distributions by any Restricted Subsidiary of the Company payable

       (x) to all holders of a class of Capital Stock of such Restricted Subsidiary on a pro rata basis or on a basis that is more favorable to the Company; provided that at least 50% of such class of Capital Stock is held by the Company and/or one or more of its Restricted
    Subsidiaries, or

       (y) to all holders of a class of Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor issued after the Issue Date in compliance with the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock";

     (c) the payment of cash dividends on any series of Disqualified Stock issued after the Existing Notes Issue Date in an aggregate amount not to exceed the cash received by the Company since the Existing Notes Issue Date upon issuance of such Disqualified Stock;

     (d) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company, any Restricted Subsidiary or any Joint Venture (or the acquisition of all the outstanding Equity Interests of any person that conducts no operations and has no assets or liabilities other than the ownership of Equity Interests in a Joint Venture) in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary or Joint Venture of the Company) of, Qualified Equity Interests of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

     (e) the defeasance, redemption or repurchase of Subordinated Debt with the net cash proceeds from an incurrence of Permitted Refinancing or in exchange for or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary or Joint Venture of the Company) of Qualified Equity Interests of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

     (f) the repurchase, redemption or other acquisition or retirement for value of (i) any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement or (ii) any Equity Interests of the Company that are or are intended to be used to satisfy issuances of Equity Interests upon exercise of employee or director stock options or upon exercise or satisfaction of other similar instruments outstanding under employee or director benefit plans of the Company or any Subsidiary of the Company; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5 million in any fiscal year of the Company;

     (g) Restricted Investments in any of the Specified Joint Ventures (including, without limitation, the purchase of Equity Interests of a Specified Joint Venture directly from another person or the purchase of all the outstanding Equity Interests of any person that conducts no operations and has no assets or liabilities other than the ownership of Equity Interests of a Specified Joint Venture) to the extent that the proceeds thereof are used to purchase or redeem an interest of another person in such Specified Joint Venture (other than the Company, a Restricted Subsidiary or an Affiliate of the Company, except a person that is deemed to be an Affiliate solely by virtue of its ownership of Equity Interests of the Company acquired in exchange for Equity Interests in such Specified Joint Venture); provided that after giving pro forma effect thereto as if such Restricted Payment (and any related incurrence of Indebtedness) had been made at the beginning of the most recently ended four-full-fiscal-quarter period for which financial statements have been filed with the Commission pursuant to the covenant described below under the caption "Reports" immediately preceding the date of such Restricted Payment, the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock";

     (h) Restricted Investments in any Joint Venture made during any fiscal year of the Company or within 45 days after the end of such fiscal year in amounts that, together with all other Restricted Investments made in such Joint Venture in respect of such fiscal year in reliance on this clause (h) during such fiscal year or within 45 days after the end of such fiscal year, do not exceed the amount of dividends or distributions previously paid in respect of such fiscal year to the Company or any Restricted Subsidiary by such Joint Venture;

     (i) the payment of dividends on the Company's common stock in an aggregate amount per annum not to exceed the product of (i) $0.90 and (ii) the sum, without duplication, of (w) the number of shares outstanding on the day prior to the Existing Notes Issue Date plus (x) 40,250,000 (i.e., the number of shares issued in the stock offering made concurrently with placement of the Existing Senior Secured Notes), plus (y) if the Company issues shares of its common stock after the Existing Notes Issue Date, to the extent (1) such shares are issued in exchange for or (2) the net cash proceeds therefrom are used substantially concurrently to acquire Equity Interests (held by a person other than the Company, a Restricted Subsidiary or an Affiliate of the Company, except a person that is deemed to be an Affiliate solely by virtue of its ownership of Equity Interests of the Company acquired in exchange for Equity Interests in such Specified Joint Venture) of a Specified Joint Venture that immediately prior to such issuance was or as a result of such exchange or acquisition becomes a Restricted Subsidiary (and such Specified Joint Venture is not subsequently designated as an Unrestricted Subsidiary), such number of shares of common stock plus (z) the sum of (1) 1,000,000 and (2) such number of shares of common stock of the Company as have been or are issued after the Existing Notes Issue Date pursuant to the exercise of employee or director stock options granted prior to the Existing Notes Issue Date or issued after the Existing Notes Issue Date pursuant to other employee or director benefit plans of the Company or any of its Restricted Subsidiaries or issuable pursuant to the exercise of employee or director stock options granted after the Existing Notes Issue Date; provided that the aggregate number of shares includable pursuant to this clause (z)(2) with respect to shares issued or issuable during any fiscal year of the Company shall not exceed 1,000,000; provided further that the number of shares referred to in clauses (y) and (z) shall be adjusted to reflect any stock split (or reverse stock split) or stock dividend made after the Issue Date and prior to the date such shares were issued;

     (j) distributions or payments of Receivables Fees;

     (k) (i) Investments in any Joint Venture or Unrestricted Subsidiary organized to construct, own and/or operate a propylene oxide plant in the European Union in an aggregate amount that, together with all other Investments made pursuant to this clause (k), does not exceed $100.0 million and (ii) the pledge of the Capital Stock of such Joint Venture or Unrestricted Subsidiary or of a Joint Venture Subsidiary that has no assets and conducts no operations other than the holding directly or indirectly of Equity Interests of such Joint Venture to secure Non-Recourse Debt of such Joint Venture or Unrestricted Subsidiary;

     (l) (i) (x) the transfer of the TDI Assets to a newly formed Joint Venture or Unrestricted Subsidiary or (y) the designation of any Restricted Subsidiary that has no assets or liabilities other than all or a portion of the TDI Assets as an Unrestricted Subsidiary, in each case, in connection with the incurrence of Indebtedness by such Joint Venture or Unrestricted Subsidiary or Rhodia or a wholly owned subsidiary of Rhodia to improve the Rhodia TDI Plant and (ii) the pledge of the Capital Stock of such Joint Venture or Unrestricted Subsidiary or of a Joint Venture Subsidiary that has no assets and conducts no operations other than the holding directly or indirectly of Equity Interests of such Joint Venture to secure Non-Recourse Debt of such Joint Venture or Unrestricted Subsidiary or Rhodia or a wholly owned subsidiary of Rhodia;

     (m) the repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount thereof in the event of (x) a Change of Control pursuant to a provision no more favorable to the holders thereof than the provision of the indenture described under "Repurchase at the Option of Holders--Change of Control" or (y) an Asset Sale pursuant to a provision no more favorable to the holders thereof than the provision of the indenture described under "Repurchase at the Option of Holders--Asset Sales"; provided that, in each case, prior to such repurchase, the Company has made a Change of Control Offer or Asset Sale Offer, as applicable, and repurchased all notes issued under the indenture that were validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer;

     (n) distributions by any Restricted Subsidiary or Joint Venture of chemicals to a holder of Capital Stock of such Restricted Subsidiary or Joint Venture if such distributions are made pursuant to a provision in a joint venture agreement or other arrangement entered into in connection with the establishment of such Joint Venture or Restricted Subsidiary that requires such holder to pay a price for such chemicals equal to that which would be paid in a comparable transaction negotiated on an arm's-length basis (or pursuant to a provision that imposes a substantially equivalent requirement);

     (o) any other Restricted Payment that, together with all other Restricted Payments made pursuant to this clause (o) on or after the Existing Notes Issue Date, does not exceed $25 million (after giving effect to any subsequent reduction in the amount of any Investments made pursuant to this clause (o) as a result of the repayment or other disposition thereof for cash as set forth in clause (iii) of the first paragraph above, the amount of such reduction not to exceed the amount of such Investments previously made pursuant to this clause (o)); and

     (p) dividends or distributions by any Joint Venture (other than a Specified Joint Venture) to all holders of a class of Capital Stock of such Joint Venture permitted by clause (b)(x) above; provided that after giving effect to such dividends or distributions and any related transactions, the Joint Venture making such dividends or distributions to such holders is contractually entitled to receive, and receives within 180 days before or after the date of such dividends or distributions, directly or indirectly, an equivalent or larger cash payment from each such holder (other than from a holder that is the Company or any Restricted Subsidiary) or from an Affiliate of such holder, which cash payment has not been previously applied pursuant to this clause (p) to offset any other dividend or distribution by such Joint Venture to such holder and (y) such dividends or distributions do not exceed such holders' pro rata share of the Joint Venture's cash flows from operating activities, minus any noncash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period or amortization of a prepaid cash expense in any future period.

   The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant (except to the extent such Investments were repaid in cash, and, in the case of a Joint Venture (and any Subsidiary of a Joint Venture) designated as an Unrestricted Subsidiary on the first day that it is a Subsidiary of the Company, except to the extent that (1) such

Investments were made after the Existing Notes Issue Date or (2) in the case of a Specified Joint Venture, such Investments were made prior to the Existing Notes Issue Date). All such outstanding Investments (except as provided in the parenthetical included in the preceding sentence) will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation (as conclusively determined by the Board of Directors). Such designation will only be permitted if any such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. In the case of any designation by the Company of a person as an Unrestricted Subsidiary on the first day that such person is a Subsidiary of the Company in accordance with the provisions of the indenture, such designation shall be deemed to have occurred for all purposes of the indenture simultaneously with, and automatically upon, such person becoming a Subsidiary.

   Not later than the date of making any Restricted Payment, other than those permitted by clauses (b)(x), (f), (j) and (n) above, and not later than the 120th day after making any Restricted Payment permitted by clause (f) above, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described under the caption "--Restricted Payments" were computed.

   For purposes of this covenant, any payment made on or after May 17, 1999 but prior to the Issue Date shall be deemed to be a "Restricted Payment" to the extent such payment would have been a Restricted Payment had the indenture been in effect at the time of such payment (and, to the extent that any such Restricted Payment was permitted by clauses (a) through (p) above, such Restricted Payment may be deemed by the Company to have been made pursuant to such clause).

Incurrence of Indebtedness and Issuance of Preferred Stock

   The indenture provides that, on or after the Issue Date:

  . the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt);

  . the Company will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock (including Acquired Disqualified Stock); and

  . the Company will not permit any of its Restricted Subsidiaries that are not Subsidiary Guarantors to issue any shares of Preferred Stock (including Acquired Preferred Stock);

provided, however, that the Company and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) and the Company and the Subsidiary Guarantors may issue shares of Disqualified Stock (including Acquired Disqualified Stock) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements have been filed with the Commission pursuant to the covenant described below under the caption "Reports" immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period. Letters of credit and bankers' acceptances shall be deemed to have an aggregate principal amount of Indebtedness equal to the maximum amount available thereunder.

   The foregoing provisions will not apply to:

     (i) the incurrence by the Company of Indebtedness pursuant to the Existing Credit Facility (and by its Subsidiaries of Guarantees thereof) in an aggregate principal amount at any time outstanding not to exceed an amount equal to $3.477 billion less the aggregate amount of all mandatory repayments (other than mandatory prepayments triggered solely by the issuance of Indebtedness or Preferred Stock of a Finance Subsidiary to refinance the Existing Credit Facility) applied after the Existing Notes Issue Date to (i) repay loans (other than revolving credit loans) outstanding thereunder or (ii) permanently reduce the revolving credit commitments thereunder;

     (ii) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the new notes (other than additional notes) and the Subsidiary Guarantees thereof;

     (iii) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness (other than Indebtedness of the type described in clause (i), (ii) or (v) through (xii) of this covenant);

     (iv) the incurrence by the Company or any of its Restricted Subsidiaries of any Permitted Refinancing in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted to be incurred under the Fixed Charge Coverage Ratio test set forth above or clause (ii) or (iii) above or (xiii) or (xiv) below or this clause (iv);

     (v) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the new notes or the Subsidiary Guarantee, as the case may be, and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a person other than the Company or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

     (vi) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of (A) fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates or (B) fixing or hedging risk with respect to fluctuations in the cost of raw materials; provided that such obligation is entered into for valid business purposes other than speculative purposes (as determined by the Company's or such Restricted Subsidiary's principal financial officer in the exercise of his or her good faith business judgment);

     (vii) the issuance by any of the Company's Restricted Subsidiaries of shares of Preferred Stock to the Company or a Wholly Owned Restricted Subsidiary; provided that (A) any subsequent issuance or transfer of Equity Interests that results in such Preferred Stock being held by a person other than the Company or a Wholly Owned Restricted Subsidiary or (B) the transfer or other disposition by the Company or a Wholly Owned Restricted Subsidiary of any such shares to a person other than the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an issuance of such Preferred Stock by such Subsidiary on such date that is not permitted by this clause (vii);

     (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by tender, bid, performance, government contract, surety or appeal bonds, standby letters of credit and warranty and contractual service obligations of like nature, trade letters of credit or documentary letters of credit, in each case to the extent incurred in the ordinary course of business of the Company or such Restricted Subsidiary and the incurrence by the Company of Indebtedness represented by letters of credit incurred in connection with the PBGC Settlement;

     (ix) the incurrence by any Restricted Subsidiary of the Company of Indebtedness or the issuance by any Restricted Subsidiary of Preferred Stock, the aggregate principal amount or liquidation preference of which, together with all other Indebtedness and Preferred Stock of the Company's Restricted Subsidiaries at the time outstanding and incurred or issued in reliance upon this clause (ix), does not exceed $50.0 million;

     (x) the issuance by any Finance Subsidiary of Preferred Stock with an aggregate liquidation preference not exceeding the amount of Indebtedness of the Company held by such Finance Subsidiary; provided that the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements have been filed with the Commission pursuant to the covenant described below under the caption "Reports" immediately preceding the date on which such Preferred Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such Preferred Stock had been issued at the beginning of such four-quarter period;

     (xi) the incurrence of Indebtedness by Foreign Subsidiaries in an aggregate principal amount (or accreted value, as applicable) at any time outstanding and incurred in reliance upon this clause (xi) not to exceed $100.0 million;

     (xii) the Guarantee by any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

     (xiii) Acquired Debt or Acquired Disqualified Stock; provided that such Indebtedness or Disqualified Stock was not incurred in connection with or in contemplation of such person's becoming a Restricted Subsidiary; and provided further that immediately after giving effect to such incurrence, the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements have been filed with the Commission pursuant to the covenant described below under the caption "Reports" immediately preceding the date of such incurrence would have been at least 2.0 to 1, determined on a pro forma basis;

     (xiv) Indebtedness or Disqualified Stock of a Specified Joint Venture or a Subsidiary thereof existing at the time such Specified Joint Venture first becomes a Restricted Subsidiary; provided that such Indebtedness or Disqualified Stock was not incurred in connection with or in contemplation of such Specified Joint Venture's becoming a Restricted Subsidiary; and provided further that immediately after giving effect to such Specified Joint Venture's becoming a Restricted Subsidiary, the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements have been filed with the Commission pursuant to the covenant described below under the caption "Reports" immediately preceding the date on which such Specified Joint Venture became a Restricted Subsidiary would have been, determined on a pro forma basis, (i) at least 2.0 to 1 or (ii) equal to or greater than it was immediately prior to such Specified Joint Venture's becoming a Restricted Subsidiary;

     (xv) with respect to any Specified Joint Venture that becomes a Restricted Subsidiary, the incurrence by such Specified Joint Venture of Indebtedness under any revolving credit facility in an aggregate principal amount at any time outstanding not to exceed the aggregate principal amount of committed financing under all revolving credit facilities of such Specified Joint Venture as in effect on the Issue Date; and

     (xvi) the incurrence by the Company or any Subsidiary Guarantor of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding and incurred in reliance on this clause
  (xvi) not to exceed $25.0 million.

   For purposes of determining compliance with this covenant, in the event that an item of Indebtedness or Preferred Stock meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through
(xvi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness or Preferred Stock in any manner that complies with this covenant, and such Indebtedness or Preferred Stock will be treated as having been incurred pursuant to the clauses or the first paragraph hereof, as the case may be, designated by the Company. The amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Liens

   The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom, unless all payments due under the indenture and the new notes or the Subsidiary Guarantees are secured on an equal and ratable basis with the obligations so secured (or, if such obligations are subordinated by their terms to the new notes or the Subsidiary Guarantees, prior to the obligations so secured) until such time as such obligations are no longer so secured.

Dividend and Other Payment Restrictions Affecting Subsidiaries and Joint
Ventures

   The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction on the ability of any Restricted Subsidiary to:

     (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries:

       (1) on its Capital Stock, or

       (2) with respect to any other interest or participation in, or measured by, its profits, or

     (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

     (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

     (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

   except for such restrictions existing under or by reason of:

     (a) existing agreements as in effect on the Issue Date;

     (b) Indebtedness permitted by the indenture to be incurred containing restrictions on the ability of Restricted Subsidiaries to consummate transactions of the types described in clause (i), (ii) or (iii) above not materially more restrictive than those contained in the indenture;

     (c) the indenture;

     (d) applicable law;

     (e) existing restrictions with respect to a person acquired by the Company or any of its Restricted Subsidiaries (except to the extent such restrictions were put in place in connection with or in contemplation of such acquisition), which restrictions are not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired;

     (f) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business;

     (g) construction loans and purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so constructed or acquired;

     (h) in the case of clause (iii) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

     (i) a Permitted Refinancing, provided that the restrictions contained in the agreements governing such Permitted Refinancing are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as conclusively evidenced by a resolution of the Board of Directors);

     (j) customary restrictions on a Finance Subsidiary imposed in such Finance Subsidiary's organizational documents or by the terms of its Preferred Stock;

     (k) any restriction with respect to shares of Capital Stock of a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of such shares of Capital Stock or any restriction with respect to the assets of a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of such assets or all or substantially all the Capital Stock of such Restricted Subsidiary pending the closing of such sale or disposition;

     (l) in the case of any Restricted Subsidiary that is a Joint Venture, customary restrictions on such Restricted Subsidiary contained in its joint venture agreement, which restrictions are consistent with the past practice of the Company and its Restricted Subsidiaries (as conclusively evidenced by a resolution of the Board of Directors);

     (m) existing restrictions with respect to a Specified Joint Venture or the property or assets thereof or a Subsidiary of a Specified Joint Venture or the property or assets thereof, in each case, at the time such Specified Joint Venture first becomes a Restricted Subsidiary (except to the extent such restrictions were put in place in connection with or in contemplation of such Specified Joint Venture becoming a Restricted Subsidiary), which restrictions are not applicable to any person, or the properties or assets of any person, other than such Specified Joint Venture or the property or assets thereof or a Subsidiary of such Specified Joint Venture or the property or assets thereof; and

     (n) the Existing Credit Facility and related documentation as the same is in effect on the Issue Date and as amended, modified, extended, renewed, refunded, refinanced, restated or replaced from time to time; provided that the Existing Credit Facility and related documentation as so amended, modified, extended, reviewed, refunded, refinanced, restated or replaced is not materially more restrictive, taken as a whole, as to the matters enumerated above than the Existing Credit Facility and related documentation as in effect on the Issue Date (as conclusively evidenced by a resolution of the Board of Directors).

   For purposes of determining compliance with this covenant, in the event that a restriction meets the criteria of more than one of the categories of permitted restrictions described in clauses (a) through (n) above, the Company shall, in its sole discretion, classify such restriction in any manner that complies with this covenant, and such restriction will be treated as existing pursuant to the clauses designated by the Company.

   In addition, the indenture provides that the Company will use best efforts (consistent with its contractual obligations and fiduciary duties to any Joint Venture, in each case, as in effect on the Issue Date) not to permit any of its Joint Ventures that are not Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction on the ability of such Joint Venture to:

     (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries:

       (1) on its Capital Stock, or

       (2) with respect to any other interest or participation in, or measured by, its profits, or

     (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

     (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

     (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

   except for such restrictions existing under or by reason of:

     (a) such Joint Venture's joint venture agreement or its credit facility (provided that in each case such restrictions are consistent with the past practice of the Company);

     (b) in the case of any Joint Venture existing on the Issue Date, its existing agreements as in effect on the date of the indenture and as amended, modified, extended, restated or replaced from time to time;

  provided that no such amendment, modification, extension, restatement or replacement results in agreements that are materially more restrictive, taken as a whole, as to the matters enumerated above than the existing agreements as in effect on the date of the indenture (as conclusively evidenced by a resolution of the Board of Directors);

     (c) in the case of LCR, any instrument governing its Indebtedness; and

     (d) the restrictions described in clauses (d), (e), (f), (g), (h), (j),
  (k) and (n) of the first sentence of this covenant (assuming that references in clauses (h) and (k) to Restricted Subsidiary were references to a Joint Venture).

Sale and Leaseback Transactions

   The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

     (a) the Company or such Restricted Subsidiary, as the case may be, could have:

       (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" (whether or not such covenant has ceased to be otherwise in effect as described below under "Limitation on Applicability of Certain Covenants if Notes Rated Investment Grade"); and

       (ii) incurred a Lien to secure such Indebtedness pursuant to the covenant described under the caption "--Liens" without securing the new notes; and

     (b) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value (as conclusively determined by the Board of Directors) of the property that is the subject of such Sale and Leaseback Transaction.

Line of Business

   The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Merger, Consolidation or Sale of Assets

   The indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all its assets in one or more related transactions, to another corporation, person or entity unless: (i) the Company is the surviving corporation or the entity or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the corporation formed by or surviving any such consolidation or merger (if other than the Company) or the corporation to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the new notes, the indenture and the Security Documents pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Company or the entity or person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) except with respect to a consolidation or merger of the Company with or into a person that has no outstanding Indebtedness, will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant in the indenture described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock." The foregoing shall not prohibit the merger or consolidation of a Wholly Owned Restricted Subsidiary with the Company; provided that, in connection with any such merger or consolidation, no consideration (other than common stock in the surviving person or the Company) shall be issued or distributed to the stockholders of the Company.

   The sale, assignment, transfer, lease, conveyance or other disposition by the Company of all or substantially all its property or assets taken as a whole to one or more of the Company's Subsidiaries shall not relieve the Company from its obligations under the indenture and the new notes. In addition, the indenture provides that the Company will not lease all or substantially all its assets to another person.

Transactions With Affiliates

   The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an Affiliate Transaction), unless (i) such Affiliate Transaction is on an arm's-length basis and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $25 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that:

     (i) transactions or payments pursuant to any employment arrangements or employee, officer or director benefit plans or arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

     (ii) transactions between or among the Company and/or its Restricted Subsidiaries;

     (iii) any Restricted Payment permitted by the provisions of the indenture described under the caption "--Restricted Payments," of the type described in clause (i) or (ii) of the first paragraph thereof;

     (iv) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

     (v) transactions entered into on an arm's-length basis in the ordinary course of business between the Company or any of its Restricted
  Subsidiaries and any Joint Venture;

     (vi) sales (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable and the provision of billing, collection and other services in connection therewith, in each case, to an Accounts Receivable Subsidiary in connection with any Receivables Facility; and

     (vii) transactions pursuant to any contract or agreement in effect on the date of the indenture as the same may be amended, modified or replaced from time to time so long as any such contract or agreement as so amended, modified or replaced is, taken as a whole, no less favorable to the Company and its Restricted Subsidiaries than the contract or agreement as in effect on the date of the indenture (as conclusively evidenced by a resolution of the Board of Directors);

in each case, shall not be deemed to be Affiliate Transactions and therefore not subject to the requirements of clauses (i) and (ii) of the initial paragraph above.

Limitations on Issuances of Guarantees of Indebtedness by Subsidiaries

   The indenture provides that the Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to Guarantee or secure the payment of any other Indebtedness of the Company or any of its Restricted Subsidiaries (except Indebtedness of such Restricted Subsidiary or a Restricted Subsidiary of such Restricted Subsidiary) unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for the Guarantee of the payment of the new notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and agrees not to in any manner whatsoever claim or take the benefit or advantage of, either (i) any right to receive payment by way of subrogation against the Company or against any direct or indirect security for such obligation, or any other right to be reimbursed, indemnified or exonerated by or for the account of the Company in respect thereof or (ii) any right to receive payment, in the nature of contribution or for any other reason, from any other Subsidiary Guarantor with respect to such payment, in each case so long as any amount payable by the Company under the indenture or under the new notes remains unpaid; provided that this paragraph shall not be applicable to
(x) any Guarantee of any Restricted Subsidiary that existed at the time such person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such person's becoming a Restricted Subsidiary, (y) Guarantees of Indebtedness of a Restricted Subsidiary that is a Foreign Subsidiary by a Restricted Subsidiary that is a Foreign Subsidiary or (z) the granting of Liens by a Joint Venture Subsidiary to secure Indebtedness under the Existing Credit Facility, the Existing Senior Secured Notes and the new notes. If the new notes are (A) pari passu with the Guaranteed Indebtedness, then the Subsidiary Guarantee shall be pari passu with, or senior to, the guarantee of such Guaranteed Indebtedness or (B) senior to the Guaranteed Indebtedness, then the Subsidiary Guarantee shall be senior to the guarantee of such Guaranteed Indebtedness at least to the extent that the new notes are senior to such Guaranteed Indebtedness.

   Notwithstanding the foregoing, each Subsidiary Guarantee by a Restricted Subsidiary will provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any person not an Affiliate of the Company, of all the Company's and each Restricted Subsidiary's Capital Stock in such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the indenture), (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee (or, in the case of the Subsidiary Guarantee of ARCO Chemical Technology, Inc., ARCO Chemical Technology, L.P. or Lyondell Chemical Nederland, Ltd. issued on the Issue Date, the release or discharge of its respective Guarantee of Indebtedness under the Existing Credit Facility and the Existing Senior Secured Notes), except a discharge or release by or as a result of payment under such Guarantee and (iii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the indenture.

Accounts Receivable Facilities

   The indenture provides that the Company may, and any of its Restricted Subsidiaries may, sell (including a sale in exchange for a promissory note of or an Equity Interest in such Accounts Receivable Subsidiary) at any time and from time to time, accounts receivable to any Accounts Receivable Subsidiary; provided that the aggregate consideration received in each such sale is at least equal to the aggregate fair market value of the receivables sold.

No Amendment to Subordination Provisions

   The indenture provides that the Company will not amend, modify or alter the Senior Subordinated Note Indenture in any way that would (i) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Senior Subordinated Notes such that the final maturity date of the Senior Subordinated Notes is earlier than the 91st day following the final maturity date of the new notes or (ii) amend the subordination provisions of the Senior Subordinated Note Indenture or any of the defined terms used therein in a manner that would be adverse to the holders of the new notes.

Limitation of Applicability of Certain Covenants if New Notes Rated Investment Grade

   Notwithstanding the foregoing, the Company's and its Restricted Subsidiaries' obligations to comply with the provisions of the indenture described above under the captions "Certain Covenants--Restricted Payments," "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," "Certain Covenants--Dividend and other Payment Restrictions Affecting Subsidiaries," "Certain Covenants--Line of Business," "Certain Covenants-- Limitations on Issuances of Guarantees of Indebtedness by Subsidiaries," "Certain Covenants--Transactions with Affiliates," "Certain Covenants--Accounts Receivable Facilities" and "Repurchase at the Option of Holders--Asset Sales" will terminate and cease to have any further effect from and after the first date when the new notes are rated Investment Grade.

Reports

   The indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any new notes issued thereunder are outstanding, the Company will furnish to the Trustee and the holders of new notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability and make such information available to securities analysts and prospective investors upon request.

   In addition, the Company has agreed that, for so long as any new notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

   The indenture provides that each of the following constitutes an Event of Default with respect to the new notes:

     (a) default for 30 days in the payment when due of interest or liquidated damages on the new notes issued thereunder;

     (b) default in payment when due of the principal of or premium, if any, on the new notes issued thereunder, at maturity or otherwise;

     (c) failure by the Company to comply with the provisions described under the captions "Repurchase at the Option of Holders--Change of Control," "Repurchase at the Option of Holders--Asset Sales" or "Certain Covenants-- Merger, Consolidation or Sale of Assets";

     (d) failure by the Company for 60 days after notice by the Trustee or holders of at least 25% in principal amount of the then outstanding new notes issued thereunder to comply with any of its other agreements in the indenture or the new notes issued thereunder;

     (e) any default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or any Indebtedness for money borrowed Guaranteed by the Company or any of its Significant Subsidiaries if the Company or a Significant Subsidiary does not perform its payment obligations under such Guarantee within any grace period provided for in the documentation governing such Guarantee) and, whether such Indebtedness or Guarantee exists on the date of the indenture or is thereafter created, which default
  (a) constitutes a Payment Default or (b) results in the acceleration of such

  Indebtedness prior to its Stated Maturity, and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or that has been so accelerated, aggregates $50 million or more;

     (f) failure by the Company or any of its Significant Subsidiaries to pay a final judgment or final judgments aggregating in excess of $50 million, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

     (g) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries;

     (h) except as permitted by the indenture, any Subsidiary Guarantee issued thereunder shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under the Subsidiary Guarantees issued thereunder; and

     (i) any of the Security Documents ceases to be in full force and effect, or any of the Security Documents ceases to give the holders of the new notes any of the Liens purported to be created thereby, or any of the Security Documents is declared null and void or the Company or any Restricted Subsidiary denies in writing that it has any further liability under any Security Document or gives written notice to such effect (in each case other than in accordance with the terms of the indenture or the terms of the Existing Credit Facility or the Security Documents (including the cessation of effectiveness of any Security Document in connection with the release of all collateral covered thereby in accordance with the terms of the indenture, the Existing Credit Facility, the Existing Senior Secured
  Note Indentures and such Security Document) or unless waived by the requisite lenders under the Existing Credit Facility if, after that waiver, the Company is in compliance with the covenant described under "Security"); provided that if a failure of the sort described in this clause (ix) is susceptible of cure, no Event of Default shall arise under this clause (ix) with respect thereto until 30 days after notice of such failure shall have been given to the Company by the Trustee or the holders of at least 25% in principal amount of the then outstanding new notes issued under the indenture.

   If an Event of Default (other than an Event of Default specified in clause
(vii) above that occurs with respect to the Company or any Subsidiary Guarantor) occurs and is continuing under the indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the new notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the holders (the Acceleration Notice)), may, and the Trustee at the request of such holders shall, declare the principal of and premium, if any, and accrued interest and liquidated damages, if any, on such new notes to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest and liquidated damages, if any, shall be immediately due and payable. If an Event of Default specified in clause (vii) above occurs with respect to the Company or any Subsidiary Guarantor, the principal of and premium, if any, and accrued interest and liquidated damages, if any, on the new notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. The holders of at least a majority in principal amount of the outstanding new notes, by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences under the new notes if (i) all existing Events of Default, other than the nonpayment of the principal of and premium, if any, and interest and liquidated damages, if any, on such new notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "Modification and Waiver."

   The holders of at least a majority in aggregate principal amount of the outstanding new notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of the new notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of the new notes. A holder may not pursue any remedy with respect to the indenture or the new notes unless: (i) the holder gives the Trustee written notice of a continuing Event of Default; (ii) the holders of at least 25% in aggregate principal amount of outstanding new notes make a written request to the Trustee to pursue the remedy; (iii) such holder or holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the holders of at least a majority in aggregate principal amount of the outstanding new notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of or premium, if any, interest or liquidated damages, if any, on such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in such new notes, which right shall not be impaired or affected without the consent of the holder.

   The indenture requires certain officers of the Company to certify, on or before a date not more than 120 days after the end of each fiscal year, that they have conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under the indenture and that, to the best of such officers' knowledge, based upon such review, the Company has fulfilled all obligations thereunder or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Trustee promptly of any default or defaults in the performance of any covenants or agreements under the indenture.

Modification and Waiver

   Modifications and amendments of the indenture may be made by the Company, the Subsidiary Guarantors and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding new notes; provided that no such modification or amendment may, without the consent of each holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any new note, (ii) reduce the principal amount of or premium, if any, or interest or liquidated damages, if any, on any new note, (iii) reduce any amount payable on redemption of the new notes or upon the occurrence of an Event of Default or reduce the Change of Control Payment or the amount to be paid in connection with an Asset Sale Offer, (iv) change the place or currency of payment of principal of or premium, if any, or interest or liquidated damages, if any, on any new note, (v) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption
Date) of any new note, (vi) reduce the above-stated percentage of outstanding new notes the consent of whose holders is necessary to modify or amend the indenture, (vii) waive a default in the payment of principal of or premium, if any, or interest or liquidated damages, if any, on the new notes (except as set forth in the penultimate sentence of the second paragraph under the caption "Events of Default and Remedies"), (viii) reduce the percentage or aggregate principal amount of outstanding new notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, (ix) modify or change any provision of the indenture affecting the ranking of the new notes or the Subsidiary Guarantees in a manner adverse to the holders of the new notes, (x) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture other than in accordance with the provisions of the indenture, or amend or modify any provision relating to such release or (xi) directly or indirectly release the Liens created by the Security Documents on all or substantially all the Collateral (other than in accordance with the terms of the Existing Credit Facility or the Security Documents or with the consent of the requisite lenders under the Existing Credit Facility if, after such consent, the Company is in compliance with the covenant described under "Security").

   Neither the Company nor any of its Subsidiaries or Affiliates will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any new notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the new notes unless such consideration is offered to be paid or agreed to be paid to all holders of such new notes that consent, waive or agree to amend such term or provision in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Defeasance

Defeasance and Discharge

   The indenture provides that the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the new notes (and any Subsidiary Guarantor will be discharged from any and all obligations in respect of its Subsidiary Guarantee) on the 123rd day after the deposit referred to below, and the provisions of the indenture will no longer be in effect with respect to such new notes and such Subsidiary Guarantees (except for, among other matters, certain obligations to register the transfer or exchange of such new notes, to replace stolen, lost or mutilated new notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things, (A) the Company has deposited with the Trustee, in trust, money and/or U.S. Government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and accrued interest and liquidated damages, if any, on such new notes on the Stated Maturity of such payments in accordance with the terms of the indenture and such new notes to redemption or maturity, as the case may be, (B) the Company has delivered to the Trustee (i) either (x) an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date such that a ruling is no longer required or (y) a ruling directed to the Trustee or the Company received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel and (ii) an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
Section 15 of the New York Debtor and Creditor Law, or any comparable provision or applicable law, (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound and
(D) if at such time such new notes are listed on a national securities exchange, the Company has delivered to the Trustee an opinion of counsel to the effect that such new notes will not be delisted as a result of such deposit, defeasance and discharge.

Defeasance of Certain Covenants and Certain Events of Default

   The indenture further provides that the provisions of the indenture will no longer be in effect with respect to the provision described under "Security," clause (iv) under "Certain Covenants--Merger, Consolidation and Sale of Assets" and all the covenants described under "Certain Covenants," and clauses (iii) and (iv) under "Events of Default" with respect to such covenants and clause
(iv) under "Certain Covenants--Merger, Consolidation and Sale of Assets," and clauses (v), (vi) and (ix) under "Events of Default" shall be deemed not to be Events of Default, upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and accrued interest and liquidated damages, if any, on such new notes on the Stated Maturity of such payments in accordance with the terms of the indenture and such new notes, the satisfaction of the provisions described in clauses (B)(ii), (C) and (D) of the preceding paragraph and the delivery by the Company to the Trustee of an opinion of counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default

   In the event the Company exercises its option to omit compliance with certain covenants and provisions of the indenture with respect to the new notes issued thereunder as described in the immediately preceding paragraph and such new notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government obligations on deposit with the Trustee will be sufficient to pay amounts due on such new notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on such new notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.

No Personal Liability of Directors, Officers, Employees and Stockholders

   No director, officer, employee, incorporator, stockholder or other holder of Equity Interests of the Company or the Subsidiary Guarantors, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the new notes, the Subsidiary Guarantees, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of new notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the new notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Transfer and Exchange

   A holder may transfer or exchange new notes in accordance with the indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a holder to pay any taxes and fees required by law or permitted by the indenture.

   The registered holder of a new note will be treated as the owner of it for all purposes.

Concerning the Trustee

   The indenture contains certain limitations on the rights of the Trustee, should it become a creditor of Lyondell, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

   The holders of a majority in principal amount of the then outstanding new notes issued under the indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will not be under any obligation to exercise any rights or powers under the indenture at the request of any holder of new notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

   The Bank of New York will act as Trustee for the new notes and is also the trustee for the Existing Senior Secured Notes and the Senior Subordinated Notes, the transfer agent for the Company's stock and a lender under its credit facility.

Book-Entry, Delivery and Form

   The new notes will initially be represented by one or more permanent global notes in definitive, fully registered book-entry form (the "Global Notes") and registered in the name of Cede & Co., as nominee of DTC. The Global Notes will be deposited on behalf of the acquirors of the new notes with a custodian for DTC for credit to the respective accounts of acquirors or such other accounts as they direct DTC. See "The Exchange Offer--Procedures for Tendering--Book-Entry Transfer."

The Global Notes

   We expect that under procedures established by DTC:

  . upon deposit of the Global Notes with DTC or its custodian, DTC will credit on its internal system a portion of the Global Notes that shall be composed of the corresponding respective amounts of the Global Notes to the respective accounts of persons who have accounts with the depository, and

  . ownership of the notes will be shown on, and the transfer or ownership will be effected only through records maintained by DTC or its nominee, with respect to interests and records of participants and with respect to interests of persons other than participants.

   So long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by the Global Notes for all purposes under the indenture and under the new notes represented thereby. Except as provided below, owners of beneficial interest in Global Notes will not:

  . be entitled to have new notes represented by Global Notes registered in their names,

  . receive or be entitled to receive physical delivery of certificated new notes or

  . be considered the owners or holders of the Global Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee.

   Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, any Subsidiary Guarantor, the Trustee or any paying agent under the indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

   Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

   We expect that DTC will take any action permitted to be taken by a holder of new notes, including the presentation of new notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture or the new notes, DTC will exchange the applicable Global Notes for Certificated Notes, which it will distribute to its participants.

   Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Lyondell nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Description of DTC

   The description of the operations and procedures of DTC set forth below is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

   DTC has advised us that it is:

  . a limited purpose trust company organized under the laws of the State of New York;

  .  a "banking organization" within the meaning of New York Banking Law;

  .  a member of the Federal Reserve System;

  . a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  . a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

   DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

   DTC's direct participants include:

  .  securities brokers and dealers;

  .  banks and trust companies; and

  .  clearing corporations and other organizations.

   Indirect access to the DTC system is available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

   The rules applicable to DTC and its participants are on file with the SEC.

Certificated Notes

   Interest in the Global Notes may be exchanged for certificated securities if:

  . we notify the Trustee in writing that DTC is no longer willing or able to at as a depositary or DTC ceases to be registered as a clearing agency under the Securities Exchange Act and a successor depositary is not appointed within 90 days of notice or cessation;

  . we, at our option, notify the Trustee in writing that we elect to cause the issuance of new notes in certificated form under the indenture; or

  .  other events occur as provided in the indenture.

   Upon the occurrence of any of the events described in the preceding sentence, we will cause the appropriate certificated securities to be delivered.

   None of the Company, any Subsidiary Guarantor or the Trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related new notes, and each person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the new notes to be issued.

Same Day Settlement and Payment

   The indenture requires that payments in respect of the new notes represented by the Global Notes be made by wire transfer of immediately available funds to the accounts specified by holders of the Global Notes. With respect to new notes in certificated form, we will make all payments at the agency or office maintained by the for that purpose or, at our option, by mailing a check to each holder's registered address.

   Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Registration Rights; Liquidated Damages

   The Company, the Subsidiary Guarantors and the initial purchasers entered into a registration rights agreement on the Issue Date. In the registration rights agreement, the Company and the Subsidiary Guarantors agreed to file an exchange offer registration statement with the SEC within 90 days of the closing of the offering of the outstanding notes and use their respective best efforts to have it declared effective at the earliest possible time, but in no event later than 210 days following the Issue Date. The Company and the Subsidiary Guarantors also agreed to use their best efforts to cause the exchange offer registration statement to be effective continuously, to keep the exchange offer for the outstanding notes open for a period of not less than 20 business days and to cause the exchange offer to be consummated no later than the 30th business day after the exchange offer registration statement is declared effective by the SEC. See "The Exchange Offer" for further information about the exchange offer.

   The registration rights agreement also provides that:

  . if the Company and the Subsidiary Guarantors fail to file any registration statement on or prior to the applicable deadline;

  . if such registration statement is not declared effective by the SEC on or before the applicable deadline;

  . if the exchange offer is not consummated on or before the 30th business day after the exchange offer registration statement is declared effective; and

  . if any registration statement is declared effective but thereafter ceases to be effective or useable in connection with resales of the Transfer Restricted Securities during the periods specified in the registration rights agreement, for such time of non-effectiveness or non-usability (each of the foregoing four bullet points, a "Registration Default"), the Company and the Subsidiary Guarantors agree to pay each holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to $.05 per week per $1,000 in principal amount of Transfer

Restricted Securities held by such holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.25 per week per $1,000 in principal amount of Transfer Restricted Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. The Company shall not be required to pay liquidated damages for more than one Registration Default at any given time.

   All accrued liquidated damages shall be paid by the Company to holders entitled thereto in the same manner and at the same time as interest on the notes is paid. The outstanding notes and any registered new notes issued in exchange for the outstanding notes will constitute a single series of debt securities under the indenture. If an exchange offer is consummated, holders of outstanding notes who do not exchange their notes will vote together with the holders of the registered new notes for all relevant purposes under the indenture.

Certain Definitions

   Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

   "Accounts Receivable Subsidiary" means any Wholly Owned Subsidiary of the Company (i) which is formed solely for the purpose of, and which engages in no activities other than activities in connection with, financing accounts receivable of the Company and/or its Restricted Subsidiaries, (ii) which is designated by the Company as an Accounts Receivables Subsidiary pursuant to an officers' certificate delivered to the Trustee, (iii) no portion of Indebtedness or any other obligation (contingent or otherwise) of which is at any time recourse to or obligates the Company or any Restricted Subsidiary in any way, or subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to (I) representations, warranties and covenants (or any indemnity with respect to such representations, warranties and covenants) entered into in the ordinary course of business in connection with the sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable to such Accounts Receivable Subsidiary or (II) any guarantee of any such accounts receivable financing by the Company or any Restricted Subsidiary that is permitted to be incurred pursuant to the covenant described under the caption entitled "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," (iv) with which neither the Company nor any Restricted Subsidiary of the Company has any contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business in connection with the sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable in accordance with the covenant described under the caption "Certain Covenants--Accounts Receivable Facilities" and fees payable in the ordinary course of business in connection with servicing accounts receivable and (v) with respect to which neither the Company nor any Restricted Subsidiary of the Company has any obligation (a) to subscribe for additional shares of Capital Stock or other Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto other than in connection with the sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable to such Accounts Receivable Subsidiary in accordance with the covenant described under "Certain Covenants-- Accounts Receivable Facilities" or (b) to maintain or preserve the solvency, any balance sheet term, financial condition, level of income or results of operations thereof.

   "Acquired Debt" means, with respect to any specified person, (i) Indebtedness of any other person existing at the time such other person is merged with or into or became a Subsidiary of such specified person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified person.

   "Acquired Disqualified Stock" means, with respect to any specified person, Disqualified Stock of any other person existing at the time such other person is merged with or into or became a Subsidiary of such specified person, including, without limitation, Disqualified Stock incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person.

   "Acquired Preferred Stock" means, with respect to any specified person, Preferred Stock of any other person existing at the time such other person is merged with or into or became a Subsidiary of such specified person, including, without limitation, Preferred Stock incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person.

   "Acquiring Person" means a person other than a Subject Assets Transferee which acquires (i) all or a portion of the Subject Assets or (ii) an interest in a Subject Assets Transferee in connection with a Major Asset Sale.

   "Adjusted Consolidated Cash Flow" means, for any period, the sum of Consolidated Cash Flow of the Company for such period plus the aggregate Distributable Joint Venture Cash Flow of the Company and its Restricted Subsidiaries, determined on a consolidated basis, for such period.

   "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control; provided further that the foregoing proviso shall not apply for purposes of clauses (g) and (i) of the covenant described under "Certain Covenants--Restricted Payments" or clause (d) of the definition of "Unrestricted Subsidiaries."

   "Asset Sale" means (i) the sale, lease, conveyance or other disposition (other than the creation of a Lien) of any assets other than the disposition of inventory, equipment or Cash Equivalents in the ordinary course of business consistent with past practices (provided that the sale, conveyance or other disposition of all or substantially all the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), (ii) the sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, Unrestricted Subsidiaries or Joint Ventures and (iii) the issuance by any of the Company's Restricted Subsidiaries of Equity Interests of such Restricted Subsidiary, in the case of clause (i), (ii) or
(iii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $25 million or (b) for Net Proceeds in excess of $25 million. Notwithstanding the foregoing: (a) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (b) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (c) a Restricted Payment that is permitted by the covenant described under the caption "Certain Covenants--Restricted Payments"; (d) an issuance of Preferred Stock by a Finance Subsidiary that is permitted by the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock"; (e) sales (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable to an Accounts Receivable Subsidiary, in connection with any Receivables Facility; and (f) Sale and Leaseback Transactions will not be deemed to be an Asset Sale.

   "Asset Sale Lien" means a Lien on the Subject Assets (including as a Lien for this purpose contractual rights with respect to the operation of the Subject Assets) arising in connection with a Major Asset Sale in favor of the Acquiring person (or an Affiliate thereof) which Lien does not secure any Indebtedness.

   "Attributable Debt" in respect of a Sale and Leaseback Transaction that is treated as a capital lease in accordance with GAAP means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

   "Board of Directors" means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.

   "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

   "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or a business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

   "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (c) demand deposits, time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any State thereof having capital, surplus and undivided profits in excess of $500 million, (d) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper rated at least P-1 or A-1 by Moody's or S&P, respectively, and in each case maturing within six months after the date of acquisition, (f) any fund investing exclusively in investments of the type described in clauses (a) through (e) above and (g) in the case of a Foreign Subsidiary, substantially similar investments denominated in foreign currencies (including similarly capitalized foreign banks).

   "Consolidated Cash Flow" means, with respect to any person for any period, the Consolidated Net Income of such person for such period (less the Net Income of any Joint Venture to the extent included therein pursuant to clause (i) of the definition of "Consolidated Net Income"), plus, in each case, without duplication:

     (i) provision for taxes based on income or profits of such person and its Restricted Subsidiaries for such period (including any provision for taxes on the Net Income of any Joint Venture that is a pass-through entity for federal income tax purposes, to the extent such taxes are paid or payable by such person or any of its Restricted Subsidiaries), to the extent that such provision for taxes was included in computing such Consolidated Net Income,

     (ii) the Fixed Charges of such person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income,

     (iii) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income and

     (iv) any non-cash charges reducing Consolidated Net Income for such period (excluding any such non-cash charge to the extent that it represents an accrual of or a reserve for cash expenses in any future period or an amortization of a prepaid cash expense that was paid in a prior period); minus

     (v) any noncash items increasing Consolidated Net Income for such period,

in each case, on a consolidated basis and determined in accordance with GAAP.

   Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary of the referent person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such person.

   "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (i) the Net Income of any person that is not a Restricted Subsidiary shall be included only to the extent of the lesser of (x) the amount of dividends or distributions paid in cash (but not by means of a loan) to the referent person or a Restricted Subsidiary thereof or (y) the referent person's (or a Restricted Subsidiary of the referent person's) proportionate share of the Net Income of such other person,

     (ii) the Net Income (but not loss) of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,

     (iii) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and

     (iv) the cumulative effect of a change in accounting principles shall be excluded.

   "Consolidated Net Worth" means, with respect to any person as of any date, the sum of (i) the consolidated equity of the common stockholders of such person and its Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock), less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business) subsequent to the date of the indenture in the book value of any asset owned by such person or a Restricted Subsidiary of such person, and excluding the cumulative effect of a change in accounting principles, all as determined in accordance with GAAP.

   "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or any successor Continuing Directors appointed by such Continuing Directors (or their successors).

   "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

   "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the notes mature; provided that any Capital

Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or a "change of control" occurring prior to the date on which the notes mature shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the "asset sale" provision of the Senior Subordinated Indenture or the provision contained in the "Repurchase at the Option of Holders--Change of Control" covenant described above and such Capital Stock specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such notes as are required pursuant to such covenants.

   "Distributable Joint Venture Cash Flow" means, with respect to any person for any period, in the case of each Joint Venture that is not a Restricted Subsidiary of the referent person, the sum of:

     (I) the lesser of:

       (x) the amount of dividends or distributions paid in cash (but not by means of a loan) by such Joint Venture to the referent person or a Restricted Subsidiary thereof; or

       (y) the referent person's (or a Restricted Subsidiary of the referent person's) proportionate share of:

         (i) the Net Income of such Joint Venture for such period, plus

         (ii) to the extent deducted therefrom, depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Joint Venture for such period, plus

         (iii) any non-cash charges reducing Net Income of such Joint Venture for such period (excluding any such non-cash charge to the extent that it represents an accrual of or a reserve for cash expenses in any future period or an amortization of a prepaid cash expense that was paid in a prior period), less

         (iv) any non-cash items increasing Net Income of such Joint Venture for such period,

  minus (II) the aggregate amount of all Investments made by the Company or any of its Restricted Subsidiaries in such Joint Venture during such period pursuant to clause (h) of the covenant described under "Certain Covenants-- Restricted Payments," in each case determined on a consolidated basis and in accordance with GAAP.

   "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

   "Equistar Assumed Debt" means (i) the 9.125% Notes Due 2002 issued by the Company pursuant to an Indenture dated as of March 10, 1992 between the Company and First Trust National Association, as Trustee, as supplemented by the First Supplemental Indenture dated as of March 10, 1992 and the Second Supplemental Indenture dated as of December 1, 1997; (ii) the 6.5% Notes Due 2006 and the 7.55% Notes Due 2026, each issued by the Company pursuant to an Indenture dated as of January 29, 1996 between the Company and Texas Commerce Bank National Association, as Trustee, as supplemented by the First Supplemental Indenture dated as of February 15, 1996 and the Second Supplemental Indenture dated as of December 1, 1997; and (iii) Indebtedness under the medium term notes issued by the Company, maturing at various dates from 2002 to 2005; in each case outstanding as of the Issue Date and with respect to which either (x) the Company is a guarantor or (y) as between the Company and Equistar, Equistar is the primary obligor and the Company is an obligor; in each case, as may be amended from time to time, provided that any such amendment does not increase the principal amount thereof or interest rate applicable thereto or shorten the Weighted Average Life to Maturity or Stated Maturity thereof or add any Restricted Subsidiary as an obligor with respect thereto.

   "Existing ARCO Chemical Debt" means the 9.375% Debentures Due 2005, the 10.25% Debentures Due 2010 and the 9.8% Debentures Due 2020, all issued pursuant to the Indenture dated June 15, 1988 between the Company (as successor to ARCO Chemical Company) and The Bank of New York, as Trustee.

   "Existing Credit Facility" means that certain Credit Agreement dated as of July 23, 1998 and as amended through the date hereof by and among the Company and JP Morgan Chase Bank, as administrative agent, DLJ Capital Funding, Inc., as syndication agent, and the other lenders that are parties thereto, including any related notes, instruments and agreements executed in connection therewith, as amended, restated, modified, extended, renewed, refunded, replaced or refinanced, in whole or in part, from time to time, after the Issue Date, whether or not with the same lenders or agents.

   "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence, and considered Indebtedness of the Company or any of its Restricted Subsidiaries, on the Issue Date, until such amounts are repaid, including all reimbursement obligations with respect to letters of credit outstanding as of the date of the indenture.

   "Existing Notes Issue Date" means May 17, 1999.

   "Existing Senior Secured Note Indentures" means the indentures among the Company, the Subsidiary Guarantors party thereto and The Bank of New York, as trustee, pursuant to which the Company issued the Existing Senior Secured Notes.

   "Existing Senior Secured Notes" means the Company's 9.625% Senior Secured Notes, Series A, Due 2007 and the 9.875% Senior Secured Notes, Series B, Due 2007.

   "Finance Subsidiary" means a Restricted Subsidiary of the Company, all the Capital Stock of which (other than Preferred Stock) is owned by the Company that does not engage in any activity other than:

     (i) holding of Indebtedness of the Company;

     (ii) the issuance of Capital Stock; and

     (iii) any activity necessary, incidental or related to the foregoing.

   "Fixed Charge Coverage Ratio" means with respect to any person for any period, the ratio of the Adjusted Consolidated Cash Flow of such person for such period to the Fixed Charges of such person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

   In addition, for purposes of making the computation referred to above,

     (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period,

     (ii) the Adjusted Consolidated Cash Flow and Fixed Charges attributable to operations or businesses disposed of prior to the Calculation Date shall be excluded, but, in the case of such Fixed Charges, only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent person or any of its Restricted Subsidiaries following the Calculation Date and

     (iii) if since the beginning of the four-quarter reference period any person was designated as an Unrestricted Subsidiary or redesignated as or otherwise became a Restricted Subsidiary, such event shall be deemed to have occurred on the first day of the four-quarter reference period.

   "Fixed Charges" means, with respect to any person for any period, the sum, without duplication, of:

     (i) the consolidated interest expense of such person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings and net payments or receipts (if any) pursuant to Hedging Obligations) and

     (ii) the consolidated interest expense of such person and its Restricted Subsidiaries that was capitalized during such period and

     (iii) any interest expense on Indebtedness of another person (other than Non-Recourse Debt of a Joint Venture or an Unrestricted Subsidiary secured by a pledge by the Company or any Restricted Subsidiary of Capital Stock which pledge is permitted by clause (k) or (1) of the covenant described under the caption "Certain Covenants--Restricted Payments") that is Guaranteed by such person or one of its Restricted Subsidiaries or secured by a Lien on assets of such person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and

     (iv) the product of (a) all dividend payments (other than any payments to the referent person or any of its Restricted Subsidiaries) on any series of Preferred Stock of such person and its Restricted Subsidiaries, times
  (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

provided that (i) interest payments by Equistar on the Equistar Assumed Debt and (ii) interest payments on Indebtedness of a Joint Venture shall, in each case, not be deemed Fixed Charges of the Company as of any date of determination when such Indebtedness is not considered Indebtedness of the Company or any Restricted Subsidiary of the Company.

   "Foreign Subsidiary" means any Restricted Subsidiary that has 50% or more of its assets located outside the United States or any territory thereof.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect on the Issue Date.

   "General Partner" means a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries that has no assets and conducts no operations other than its ownership of a general partnership interest in a Joint Venture.

   "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness or Disqualified Stock of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or Disqualified Stock of such other person (including those arising by virtue of partnership arrangements (other than, in the case of the Company or a Restricted Subsidiary of the Company, with respect to the obligations of a Joint Venture, solely by virtue of a Restricted Subsidiary of the Company being the General Partner of such Joint Venture if, as of the date of determination, no payment on such Indebtedness or obligation has been made by such General Partner of such Joint Venture and such arrangement would not be classified and accounted for, in accordance with GAAP, as a liability on a consolidated balance sheet of the Company)) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or Disqualified Stock of the payment thereof or to protect such obligee against loss in respect thereof in whole or in part (including by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to maintain financial statement conditions or otherwise); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

   "Hedging Obligations" means, with respect to any person, the obligations of such person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) forward foreign exchange contracts or currency swap agreements, (iii) other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency values and (iv) agreements designed to protect such person against fluctuations in raw material prices.

   "Indebtedness" means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing net Hedging Obligations, except any such balance that constitutes an accrued expense or a trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet of such person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such person whether or not such indebtedness is assumed by such person (provided that, for purposes of determining the amount of any Indebtedness of the type described in this clause, if recourse with respect to such Indebtedness is limited to such asset, the amount of such Indebtedness shall be limited to the lesser of the fair market value of such asset or the amount of such Indebtedness) and, to the extent not otherwise included, the Guarantee by such person of any indebtedness of the types described above of any other person; provided that Indebtedness shall not include the pledge by the Company or any of its Restricted Subsidiaries of the Capital Stock of a Joint Venture Subsidiary, an Unrestricted Subsidiary or a Joint Venture permitted by clause (k) or (1) of the covenant described above under the caption "Certain Covenants--Restricted Payments" to secure Non-Recourse Debt of such Unrestricted Subsidiary or Joint Venture.

   The Equistar Assumed Debt shall not constitute Indebtedness of the Company as of any date of determination if the Company has not made any principal or interest payments on such Indebtedness after the Issue Date; provided that, the payment by the Company of any principal or interest thereon shall be deemed to be an incurrence of such Indebtedness on the day of such payment.

   The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

   "Investment Grade" means a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Company shall select any other Rating Agency pursuant to the provisions of the definition thereof, the equivalent of such ratings by such Rating Agency shall be used.

   "Investments" means, with respect to any person, all investments by such person in another person (including an Affiliate of such person) in the form of direct or indirect loans, advances or extensions of credit to such other person (including any Guarantee by such person of the Indebtedness or Disqualified Stock of such other person) or capital contributions or purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of such other person, together with all items that are or would be classified as investments of such investing person on a balance sheet prepared in accordance with GAAP; provided that (x) trade credit and accounts receivable in the ordinary course of business, (y) commissions, loans, advances, fees and compensation paid in the ordinary course of business to officers, directors and employees and (z) reimbursement obligations in respect of letters of credit and tender, bid, performance, government contract, surety and appeal bonds, in each case solely with respect to obligations of the Company or any of its Restricted Subsidiaries shall not be considered Investments. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the first paragraph of the covenant described above under the caption "Certain Covenants--Restricted Payments."

   "Issue Date" means December 4, 2001, the date on which the outstanding notes were originally issued.

   "Joint Venture" means any joint venture between the Company or any Restricted Subsidiary and any other person, whether or not such joint venture is a Subsidiary of the Company or any Restricted Subsidiary.

   "Joint Venture Subsidiary" means a Subsidiary of the Company or any of its Subsidiaries that has no assets and conducts no operations other than its ownership of Equity Interests of a Joint Venture.

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest (other than, in the case of Receivables Facilities, security interests under the Uniform Commercial Code arising solely by virtue of the application of Article 9 thereof to sales of accounts) or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, and any lease in the nature thereof) or the assignment or conveyance of any right to receive income therefrom.

   "Lyondell TDI" means Lyondell Chimie France TDI, a French limited partnership and a wholly owned subsidiary of the Company.

   "Major Asset Sale" means an Asset Sale designated by the Company by prior notice to the Trustee as a Major Asset Sale, so long as in connection therewith (i) the Company receives Net Proceeds in an aggregate amount not less than $1,000,000,000 (which shall be deemed Net Proceeds of such Major Asset Sale for purposes of the covenant described under the caption "Repurchase at the Option of Holders--Asset Sales"), (ii) at the time of such Major Asset Sale and after giving effect thereto, no Default shall exist,
(iii) the sum of the gross cash proceeds received by the Company in respect of such Major Asset Sale plus the value of the interest of the Company in the Subject Assets Transferee (if any) after giving effect to such Major Asset Sale is not less than the value (as conclusively determined by the Board of Directors of the Company) of the portion of the Subject Assets transferred by the Company in connection with such Major Asset Sale, and (iv) the Company directly or indirectly is the operator of the Subject Assets in which it or a Subject Assets Transferee retains an interest. For purposes of clause (i) of this definition (1) a transaction that produces substantially the same economic result as a sale of a partial interest in an asset, as might be achieved, for instance, through contractual arrangements allocating future revenues and costs attributable to the asset, shall be deemed an Asset Sale even though there may be no change in title to the asset or in the ownership of the person that has title to the asset and (2) a subsequent related transaction with the same Acquiring person (or an Affiliate thereof) contemplated by the terms of the initial Major Asset Sale with such person shall, for purposes of determining the applicability of and compliance with this definition, be deemed a single cumulative transaction.

   "Moody's" means Moody's Investors Service, Inc. and its successors.

   "Net Income" means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however,

     (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with

       (a) any Asset Sale or any disposition pursuant to a Sale and Leaseback Transaction or

       (b) the disposition of any securities by such person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such person or any of its Restricted Subsidiaries and

     (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

   "Net Proceeds" means the aggregate cash proceeds (excluding any proceeds deemed to be "cash" pursuant to the covenant described above under "Repurchase at the Option of Holders--Asset Sales") received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be paid to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale, amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Existing Credit Facility, the Existing Senior Secured Notes or the Existing ARCO Chemical Debt) secured by a Lien on any asset sold in such Asset Sale and any reserves for adjustment in respect of the sales price of such asset or assets established in accordance with GAAP and any reserve for future liabilities established in accordance with GAAP; provided that the reversal of any such reserve that reduced Net Proceeds when issued shall be deemed a receipt of Net Proceeds in the amount of such proceeds on such day.

   "Non-Recourse Debt" means Indebtedness as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets (in each case, other than the stock of a Joint Venture or an Unrestricted Subsidiary or of a Joint Venture Subsidiary that has no assets and conducts no operations other than the holding, directly or indirectly, of Equity Interests of such Joint Venture pledged by the Company or any of its Restricted Subsidiaries to secure debt of such Joint Venture or Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries.

   "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

   "Payment Default" means any failure to pay any scheduled installment of interest or principal on any Indebtedness within the grace period provided for such payment in the documentation governing such Indebtedness.

   "PBGC Settlement" means the settlement agreement between the Company and the Pension Benefit Guaranty Corporation (or any successor entity) as amended, modified, restated or replaced from time to time.

   "Permitted Business" means the petrochemical, chemical and petroleum refining businesses and any business reasonably related, incidental, complementary or ancillary thereto.

   "Permitted Investments" means:

     (a) any Investment in the Company or in a Restricted Subsidiary of the Company that is engaged in a Permitted Business;

     (b) any Investment in Cash Equivalents;

     (c) any Investment by the Company or any Subsidiary of the Company in a person, if as a result of such Investment:

       (i) such person becomes a Restricted Subsidiary of the Company engaged in a Permitted Business; or

       (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company engaged in a Permitted Business;

     (d) any non-cash consideration (other than a joint venture interest received in full or partial satisfaction of the 80% requirement in clause
  (ii) of the first paragraph of the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales") received as consideration in an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales";

     (e) any acquisition of assets or Equity Interests solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

     (f) Hedging Obligations entered into in the ordinary course of business and otherwise permitted under the indenture;

     (g) Investments in an Accounts Receivable Subsidiary that, as conclusively determined by the Board of Directors, are necessary or advisable to effect a Receivables Facility;

     (h) Investments in Unrestricted Subsidiaries and Joint Ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause (h), not to exceed at any time outstanding $25 million (after giving effect to any reductions in the amount of any such Investments as a result of the repayment or other disposition thereof for cash, the amount of such reduction not to exceed the amount of such Investments previously made pursuant to this clause (h)); and

     (i) any Investment received by the Company or any Restricted Subsidiary as consideration for the settlement of any litigation, arbitration or claim in bankruptcy or in partial or full satisfaction of accounts receivable owned by a financially troubled person to the extent reasonably necessary in order to prevent or limit any loss by the Company or any of its Restricted Subsidiaries in connection with such accounts receivable.

   "Permitted Liens" means:

     (i) Liens in favor of the Company or any Subsidiary Guarantor;

     (ii) Liens securing the notes and the Subsidiary Guarantees;

     (iii) Liens on property of a person existing at the time such person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets of the Company or its Restricted Subsidiaries other than those of the person merged into or consolidated with the Company or that becomes a Restricted Subsidiary of the Company;

     (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition;

     (v) Liens (including the interest of a lessor under a capital lease) on any asset existing at the time of acquisition thereof or incurred within 180 days of the time of acquisition or completion of construction thereof, whichever is later, to secure or provide for the payment of all or any part of the purchase price (or construction price) thereof;

     (vi) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Internal Revenue Code;

     (vii) Liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's and vendors' Liens and Liens imposed by law on pipelines or pipeline facilities;

     (viii) Liens arising by reason of deposits necessary to qualify the Company or any Restricted Subsidiary to conduct business, maintain self insurance or comply with any law and Liens securing the PBGC Settlement;

     (ix) Liens to secure the performance of statutory obligations, tender, bid, performance, government contract, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business;

     (x) Liens existing on the Issue Date other than Liens securing Indebtedness under the Existing Credit Facility, the Existing Senior Secured Notes or the Existing ARCO Chemical Debt;

     (xi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, prejudgment Liens that are being contested in good faith by appropriate proceedings and Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review; provided that in each case any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

     (xii) easements, rights-of-way, restrictions, irregularities of title and other similar charges or encumbrances, not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

     (xiii) Liens securing reimbursement obligations with respect to commercial letters of credit obtained in the ordinary course of business which encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof;

     (xiv) Liens securing assets under construction arising from progress or partial payments by a customer of the Company or its Restricted
  Subsidiaries relating to such property or assets;

     (xv) licenses or leases by the Company or any of its Restricted Subsidiaries as licensor or lessor in the ordinary course of business and otherwise permitted by the indenture for patents, copyrights, trademarks, trade names and other intellectual property;

     (xvi) leases or subleases by the Company or any of its Restricted Subsidiaries as lessor or sublessor in the ordinary course of business and otherwise permitted by the indenture;

     (xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (xviii) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of (A) defeasing Indebtedness of the Company or any of its Restricted Subsidiaries (which defeasance is otherwise permitted under the indenture) having an aggregate principal amount at any one time outstanding not to exceed $25 million or (B) defeasing Indebtedness ranking pari passu with the notes issued under the indenture; provided that the notes issued under the indenture are defeased concurrently with such Indebtedness;

     (xix) from and after the first date when the notes are rated Investment Grade, Liens on any asset of the Company other than any of the Company's or any of its Restricted Subsidiary's manufacturing plants or Liens on any Equity Interests of any Restricted Subsidiary that owns a manufacturing plant;

     (xx) the pledge of Equity Interests of an Unrestricted Subsidiary or a Joint Venture (or of a Joint Venture Subsidiary that has no assets and conducts no operations other than the holding, directly or indirectly, of Equity Interests of such Joint Venture) organized (or designated as an Unrestricted Subsidiary and holding no other assets and conducting no other operations) to construct, own and/or operate a propylene oxide plant in the European Union to secure Non-Recourse Debt of such Joint Venture or Unrestricted Subsidiary;

     (xxi) the pledge of Equity Interests of an Unrestricted Subsidiary or a Joint Venture (or of a Joint Venture Subsidiary that has no assets and conducts no operations other than the holding, directly or indirectly, of Equity Interests of such Joint Venture) organized (or designated as an Unrestricted Subsidiary and holding no other assets and conducting no other operations) to participate in the improvement of the Rhodia TDI Plant to secure Non-Recourse Debt of such Joint Venture or Unrestricted Subsidiary or Rhodia or a wholly owned subsidiary of Rhodia;

     (xxii) Liens on equipment of the Company or any Restricted Subsidiary arising as a result of a sale and leaseback with respect to such equipment; provided that the proceeds from such sale and leaseback are applied pursuant to the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales";

     (xxiii) Asset Sale Liens;

     (xxiv) customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or an escrow arrangement, and Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements, option agreements and similar agreements in respect of the disposition of property or assets of the Company or any Restricted Subsidiary, to the extent such dispositions are permitted hereunder;

     (xxv) netting provisions and setoff rights in favor of counterparties to agreements creating Hedging Obligations;

     (xxvi) other Liens on assets of the Company or any Restricted Subsidiary of the Company securing Indebtedness that is permitted by the terms of the indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $100 million; and

     (xxvii) Liens to secure a Permitted Refinancing incurred to refinance Indebtedness that was secured by a Lien permitted under the indenture and that was incurred in accordance with the provisions of the indenture; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than assets or property securing the Indebtedness so refinanced.

   "Permitted Refinancing" means any Indebtedness of the Company or any of its Subsidiaries or Preferred Stock of a Finance Subsidiary issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that:

     (i) the principal amount (or liquidation preference in the case of Preferred Stock) of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the initial issuance price of such Permitted Refinancing) does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and reasonable expenses incurred in connection therewith);

     (ii) such Permitted Refinancing or, in the case of Preferred Stock of a Finance Subsidiary, the Indebtedness issued to such Finance Subsidiary, has a Stated Maturity date later than the Stated Maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated by its terms in right of payment to the notes or the Subsidiary Guarantees, such Permitted Refinancing, or, in the case of Preferred Stock, the Indebtedness issued to such Finance Subsidiary, has a Stated Maturity date later than the Stated Maturity date of, and is subordinated in right of payment to, the notes on subordination terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (iv) such Indebtedness is incurred by the Company or a Subsidiary Guarantor (or such Preferred Stock is issued by a Finance Subsidiary) if the Company or a Subsidiary Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (v) such Indebtedness is incurred by the Company or a Restricted Subsidiary (or such Preferred Stock is issued by a Finance Subsidiary) if a Restricted Subsidiary that is not a Subsidiary Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

   "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference stock of such person which is outstanding or issued on or after the date of the indenture.

   "Qualified Equity Interests" shall mean all Equity Interests of a person other than Disqualified Stock of such person.

   "Rating Agency" means (i) S&P or (ii) Moody's or (iii) if neither S&P nor Moody's shall exist, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

   "Receivables Facility" means one or more receivables financing facilities or arrangements, as amended from time to time, pursuant to which the Company or any of its Restricted Subsidiaries sells (including a sale in exchange for a promissory note of or an Equity Interest in an Accounts Receivable Subsidiary) its accounts receivable to an Accounts Receivable Subsidiary.

   "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a person that is not the Company or a Restricted Subsidiary in connection with, any Receivables Facility.

   "Restricted Investment" means an Investment other than a Permitted
Investment.

   "Restricted Subsidiary" of a person means any Subsidiary of the referent person that is not an Unrestricted Subsidiary.

   "Rhodia" means Rhodia S.A., a French company and the successor in interest to Rhone-Poulenc Chemie S.A. under the TDI Agreements.

   "Rhodia TDI Plant" means the manufacturing facilities for the production of toluene diisocyanate, currently owned by Rhodia and located at Pont-de-Claix, France.

   "Sale and Leaseback Transaction" means, with respect to any person, any arrangement with a lender or an investor providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such person to such lender or investor if such arrangement is accounted for as a capitalized lease by such person under GAAP.

   "Senior Indebtedness" has the meaning assigned to such term in the Senior Subordinated Note Indenture.

   "Senior Subordinated Note Indenture" means the indenture among the Company, the Subsidiary Guarantors party thereto and The Bank of New York, as trustee, pursuant to which the Company issued the Senior Subordinated Notes.

   "Senior Subordinated Notes" means the 10.875% Senior Subordinated Notes Due 2009 issued by the Company pursuant to the Senior Subordinated Note Indenture.

   "Significant Asset Sale" means an Asset Sale of (x) any of the Company's or its Restricted Subsidiaries' plants that (a) has a fair market value in excess of $50 million or (b) for Net Proceeds in excess of $50 million

(a "Significant Asset") or (y) a controlling interest in any Restricted Subsidiary that owns a Significant Asset (other than, in each case, an involuntary disposition, to the extent that the Existing Credit Facility (but not any refinancing thereof other than a credit facility with commercial banks and other lenders) permits the proceeds thereof to be reinvested prior to any mandatory prepayment of amounts outstanding thereunder).

   "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Issue Date.

   "Specified Joint Ventures" means (i) Equistar Chemicals, LP, (ii) LYONDELL-CITGO Refining LP and (iii) Lyondell Methanol Company, L.P.

   "S&P" means Standard & Poor's Corporation and its successors.

   "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness (or any later date established by any amendment to such original documentation) and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

   "Subject Assets" means, with respect to any Major Asset Sale, the assets that are the subject of such Major Asset Sale.

   "Subject Assets Transferee" means any Restricted Subsidiary or Joint Venture that becomes the owner of Subject Assets in connection with a Major Asset Sale.

   "Subsidiary" means, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof) or (ii) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or one or more Subsidiaries of such person (or any combination thereof) or (c) that is a Specified Joint Venture and as to which (i) a general partner of which is such person or a Subsidiary of such person, (ii) such person owns, directly or indirectly, 50% or more of the partnership interests of such Specified Joint Venture and (iii) the Board of Directors of such person has designated such Specified Joint Venture to be a "Subsidiary" (which designation shall be irrevocable for so long as such Specified Joint Venture satisfies the foregoing requirements). As of the Issue Date, none of the Existing Joint Ventures are Subsidiaries of the Company.

   "Subsidiary Guarantor" means (i) ARCO Chemical Technology, Inc., ARCO Chemical Technology, L.P. and Lyondell Chemical Nederland, Ltd. and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture, in each case, until the Subsidiary Guarantee of such person is released in accordance with the provisions of the indenture.

   "TDI Agreements" means (i) the Share Purchase Agreement dated as of January 23, 1995 between ARCO Chemical Europe Inc. and Rhone-Poulenc Chemie S.A., as such agreement may be amended, supplemented or otherwise modified from time to time, (ii) the Processing Agreement dated as of January 23, 1995 between ARCO Chemical Chemie TDI and Rhone-Poulenc Chemie S.A., as such agreement may be amended, supplemented or otherwise modified from time to time, and (iii) the TDI License.

   "TDI Assets" means (i) all rights of ARCO Chemical Europe Inc., ARCO Chemical Chemie TDI, ARCO Chemical Technology, L.P. and their respective successors under the TDI Agreements and (ii) all of Lyondell TDI's customer lists relating to the Rhodia TDI Plant.

   "TDI License" means the TDI Technology Agreement dated as of January 23, 1995 between ARCO Chemical Technology, L.P. and Rhone-Poulenc Chemie S.A., as such agreement may be amended, supplemented or otherwise modified from time to time.

   "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a board resolution, (ii) any Subsidiary of an Unrestricted Subsidiary and (iii) any Accounts Receivable Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interest or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

     (a) any Guarantee (other than as a co-obligor of the Equistar Assumed Debt so long as the Equistar Assumed Debt is not considered Indebtedness of the Company pursuant to the definition thereof) by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation,

     (b) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described above under the caption "Certain Covenants--Restricted Payments,"

     (c) if applicable, the Investment and the incurrence of Indebtedness referred to in clause (a) of this proviso would be permitted under the covenants described above under the captions "Certain Covenants--Restricted Payments" and "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" and

     (d) in the case of any Subsidiary that is a Joint Venture as of the date of its designation as an Unrestricted Subsidiary, such Subsidiary has an aggregate of 15% or more of its outstanding Capital Stock or other voting interests (other than directors' qualifying shares) held by another person other than the Company or any Restricted Subsidiary or any Affiliate of the Company.

   Any such designation by the Board of Directors of the Company pursuant to clause (i) above shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenants described above under the captions "Certain Covenants--Restricted Payments" and "Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock."

   If (i) at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements of clause (d) (because the Company has acquired more than 85% of the outstanding Capital Stock or other voting interests of any Subsidiary that was a Joint Venture on the date of its designation as an Unrestricted Subsidiary), or (ii) at any time the Company or any Restricted Subsidiary Guarantees any Indebtedness of such Unrestricted Subsidiary or makes any other Investment in such Unrestricted Subsidiary and such incurrence of Indebtedness or Investment would not be permitted under the covenants described above under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" or "Certain Covenants--Restricted Payments," it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described above under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if (i) such Indebtedness is permitted under the covenant described above under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" and (ii) no Default or Event of Default would be in existence following such designation.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

   "Wholly Owned Restricted Subsidiary" of any person means a Restricted Subsidiary of such person all the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such person or by one or more Wholly Owned Restricted Subsidiaries of such person or by such person and one or more Wholly Owned Restricted Subsidiaries of such person.

   "Wholly Owned Subsidiary" of any person means a Subsidiary of such person all the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such person or by one or more Wholly Owned Subsidiaries of such person or by such person and one or more Wholly Owned Subsidiaries of such person.

                          UNITED STATES FEDERAL INCOME
                      TAX CONSEQUENCES TO NON-U.S. HOLDERS

   The following is a summary of the material United States federal income tax consequences of the exchange of the outstanding notes for the new notes and the ownership and disposition of the new notes by a purchaser that is a non-U.S. holder. For this purpose, a non-U.S. holder is a holder that is, for United States federal income tax purposes:

  .  a nonresident alien individual;

  .  a foreign corporation; or

  . a foreign estate or trust that is not subject to United States federal income taxation on its worldwide income.

   If a partnership (including for this purpose an entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Holders of notes that are a partnership or partners in such partnership should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of the notes.

   This summary is based upon the Internal Revenue Code of 1986, as amended to the date hereof (the Code), administrative pronouncements, judicial decisions and final temporary and proposed Treasury Regulations, each of which is subject to change, possibly retroactively. This summary does not discuss all aspects of United States federal income taxation that may be important to particular non-U.S. holders in light of their individual investment circumstances, such as notes held by investors subject to special tax rules (e.g., U.S. expatriates, financial institutions, insurance companies, broker-dealers and tax-exempt organizations) or to persons that will hold the new notes as a part of a straddle, hedge or synthetic security transaction for United States federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any foreign, state or local tax considerations.

   This summary assumes that investors will hold the new notes as "capital assets" (generally, property held for investment) under the Code. Prospective investors are urged to consult their tax advisors regarding the United States federal, state, local and foreign income and other tax consequences of the exchange of the outstanding notes for new notes and ownership and disposition of the new notes.

The Exchange Offer

   The exchange of a new note for an outstanding note will not constitute a taxable exchange for United States federal income tax purposes because the new notes will not differ materially either in kind or extent from the outstanding notes for which they will be exchanged. Accordingly, holders who receive a new note in exchange for an outstanding note will not recognize gain or loss, because for United States federal income tax purposes, the new notes will be treated as continuations of the outstanding notes.

Payment of Interest

   Interest paid by Lyondell to non-U.S. holders will not be subject to United States federal income or withholding tax provided:

  . the beneficial owner of the new note does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Lyondell entitled to vote;

  . the beneficial owner of the new note is not a controlled foreign corporation that is related to Lyondell through stock ownership;

  . the beneficial owner of the new note is not a bank that acquired the outstanding note as an extension of credit made pursuant to a loan agreement made in the ordinary course of business; and

  . the requirements of section 871(h) or 881(c) of the Code are satisfied as described below under the heading "Owner Statement Requirement."

   Notwithstanding the above, unless the holder qualifies for an exemption from such tax or a lower tax rate under an applicable treaty, a non-U.S. holder that is engaged in the conduct of a United States trade or business will be subject to:

  . United States federal income tax on interest that is effectively connected with the conduct of such trade or business; and

  . if the non-U.S. holder is a corporation, a United States branch profits tax equal to 30% of its "effectively connected earnings and profits" as adjusted for the taxable year.

Gain on Disposition

   A non-U.S. holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a new note unless:

  . the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder; or

  . in the case of a non-U.S. holder who is a nonresident alien individual, such holder is present in the United States for 183 or more days during the taxable year and certain other requirements are met.

However, to the extent that disposition proceeds represent interest accruing between interest payment dates, a non-U.S. Holder may be required to establish an exemption from United States federal income tax. (See "--Payment of Interest" above).

   Any gain recognized on a sale, redemption or other disposition of a new note that is effectively connected with the conduct of a United States trade or business by a non-U.S. holder will be subject to United States federal income tax on a net income basis in the same manner as if such holder were a United States person and, if such non-U.S. holder is a corporation, such gain may also be subject to the 30% United States branch profits tax (or lower treaty rate, if applicable) described above.

Federal Estate Taxes

   A new note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States federal estate tax as a result of such individual's death, provided:

  . the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Lyondell entitled to vote; and

  . the interest accrued on the note was not effectively connected with a United States trade or business of the individual at the individual's death.

Owner Statement Requirement

   In order to claim an exemption from United States federal withholding tax with respect to payments of interest on a new note, sections 871(h) and 881(c) of the Code require that either the beneficial owner of the new note or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that holds a new note on behalf of such owner file a statement with Lyondell or its agent representing that the beneficial owner is not a United States person. Under current regulations, this requirement will be satisfied if Lyondell or its agent receives:

  . a statement from the beneficial owner certifying under penalty of perjury that such owner is not a United States person and that provides certain information required under the regulations; or

  . a statement from the financial institution holding the new note on behalf of the beneficial owner certifying, under penalties of perjury, that it has received the owner's statement, together with a copy of the owner's statement.

   The beneficial owner must inform Lyondell or its agent, as applicable, or the financial institution, as applicable, within 30 days of any change in information on the owner's statement.

Backup Withholding

   Payments made on, and proceeds from the sale of, a new note may be subject to a "backup" withholding tax unless the holder furnishes to the paying agent or broker an owner's statement or otherwise establishes an exemption. Any withheld amounts would generally be allowed as a credit against a holder's federal income tax, provided the required information is timely filed with the Internal Revenue Service.

   The United States federal income tax discussion set forth above is included for general information only and may not be applicable to a holder's particular situation. Holders of the new notes should consult tax advisors with respect to the tax consequences to them of the exchange of the outstanding notes for the new notes and of the ownership and disposition of the new notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

                              PLAN OF DISTRIBUTION

   Based on interpretations by the staff of the SEC in no action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offer in exchange for the outstanding notes if:

  .  you acquire the new notes in the ordinary course of your business; and

  . you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes.

   Broker-dealers receiving new notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of the new notes.

   We believe that you may not transfer new notes issued under the exchange offer if you are:

  .  our "affiliate" within the meaning of Rule 405 under the Securities Act;

  .  a broker-dealer that acquired outstanding notes directly from us; or

  . a broker-dealer that acquired outstanding notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act.

   To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in the exchange offer registration statement. In the registration rights agreement, we have agreed to permit participating broker-dealers to use this prospectus in connection with the resale of new notes. We have agreed that, for a period of up to 180 days after the expiration of the exchange offer, we will make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests these documents in the letter of transmittal. In addition, until
     , 2002 all dealers effecting transactions in the new notes may be required to deliver a prospectus.

   If you wish to exchange your outstanding notes for new notes in the exchange offer, you will be required to make representations to us as described in the "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "The Exchange Offer--Your Representations to Us" sections of this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of new notes.

   We will not receive any proceeds from sale of new notes by broker-dealers. Broker-dealers who receive new notes for their own account in the exchange offer may sell them from time to time in one or more transactions either:

  .  in the over-the-counter market;

  .  in negotiated transactions;

  . through the writing of options on the new notes or a combination of methods of resale; or

  .  at prices related to prevailing market prices or negotiated prices.

   Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions form any broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes it received for its own account in the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of new notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivery a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning the Securities Act.

   We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealers. We will indemnify holders of the outstanding notes, including any broker-dealers, against some liabilities, including liabilities under the Securities Act, as provided in the registration rights agreement.

                                 LEGAL MATTERS

   Baker Botts L.L.P., Houston, Texas, counsel for Lyondell Chemical Company, has issued an opinion about the legality of the new notes.

                                    EXPERTS

   The consolidated financial statements of Lyondell Chemical Company as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, incorporated in this prospectus by reference to the Lyondell Chemical Company Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


   The consolidated financial statements of Equistar Chemicals, LP as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, incorporated in this prospectus by reference to the Lyondell Chemical Company Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


   The financial statements of LYONDELL-CITGO Refining LP as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, incorporated in this prospectus by reference to the Lyondell Chemical Company Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

   Lyondell files annual, quarterly and special reports, proxy statements and other information with the SEC. Lyondell's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Lyondell files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, because Lyondell's common stock is listed on the New York Stock Exchange, reports and other information concerning Lyondell can also be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Our SEC filings are also available from our web site at www.lyondell.com. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus.

   Lyondell has incorporated by reference information into this prospectus, which means that it is disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. Lyondell incorporates by reference the documents listed below and any future filings made with the SEC (file no. 1-10145) under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the exchange offer expires or is terminated.


(1) Annual Report on Form 10-K..................... Year ended December 31, 2001
(2) Current Report on Form 8-K..................... Filed on January 11, 2002


   You may request a copy of these filings, at no cost, by writing or telephoning Lyondell at the following address:

                           Lyondell Chemical Company
                            1221 McKinney, Suite 700
                              Houston, Texas 77010
                           Telephone: (713) 652-7200
                         Attention: Investor Relations

Whether or not required by the rules and regulations of the SEC, as long as any notes are outstanding, Lyondell has agreed to furnish to the Trustee and to the holders of the notes:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Lyondell were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Lyondell's certified independent accountants; and

     (2) all current reports that would be required to be filed with the SEC on Form 8-K if Lyondell were required to file such reports.

   In addition, whether or not required by the rules and regulations of the SEC, Lyondell will file a copy of all such information and reports with the SEC for public availability and make such information available to securities analysts and prospective investors upon request.

   In addition, Lyondell has agreed that, for so long as any outstanding notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Any such request and requests for the agreements summarized herein should be directed to the address referred to above.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS dated            , 2002

                           LYONDELL CHEMICAL COMPANY

                                  $393,000,000

                               Offer to Exchange

                                   REGISTERED

                      9 1/2% Senior Secured Notes due 2008

                                      FOR

                                ALL OUTSTANDING

                      9 1/2% Senior Secured Notes due 2008

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not offering to exchange notes in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers

By-Law Provisions.

   Lyondell's Amended and Restated By-Laws provide that Lyondell will indemnify each of its officers and directors to the fullest extent authorized by Section 145 of the General Corporation Law of the State of Delaware. Article V of the By-Laws reads as follows:

     (a) Indemnification of Officers and Directors. Lyondell shall indemnify the officers and directors of Lyondell with respect to all matters to which
  Section 145 of the General Corporation Law of the State of Delaware may in any way relate, to the fullest extent permitted or allowed by the laws of the State of Delaware, whether or not specifically required, permitted or allowed by said Section 145. Any repeal or modification of this Section shall not in any way diminish any rights to indemnification of such person or the obligations of Lyondell that may have previously arisen hereunder.

     (b) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, Lyondell's Certificate of Incorporation, any By-Law, any agreement, a vote of Company stockholders or of disinterested Company directors or otherwise, both as to action in that person's official capacity and as to action in any other capacity by holding such office, and shall continue after the person ceases to serve Lyondell as a director or officer or to serve another entity at the request of Lyondell.

     (c) Insurance. Lyondell may maintain insurance, at its expense, to protect itself and any director or officer of Lyondell or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Lyondell would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

     (d) Indemnity Agreements. Lyondell may from time to time enter into indemnity agreements with the persons who are members of its Board of Directors, its elected officers and with such other persons as the Board of Directors may designate, the form of such indemnity agreements to be approved by a majority of the Board then in office.

     (e) Indemnification of Employees and Agents of Lyondell. Lyondell may, under procedures authorized from time to time by the Board of Directors, grant rights to indemnification, and to payment by Lyondell of the expenses incurred in defending any proceeding in advance of its final disposition to any employee or agent of Lyondell to the fullest extent of the provisions of this Article V.

Delaware General Corporation Law Provisions.

   Section 145 of the General Corporation Law of the State of Delaware provides:

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers and other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Certificate of Incorporation Provisions.

   Lyondell's Amended and Restated Certificate of Incorporation limits the personal liability of directors to Lyondell and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties.
Article VII of the Certificate of Incorporation provides as follows:

  To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of Lyondell shall not be liable to Lyondell or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Lyondell shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article VII by the stockholders of Lyondell shall not adversely affect any right or protection of a director of Lyondell existing at the time of such repeal or modification or with respect to events occurring prior to such time. Notwithstanding anything contained in Lyondell's Certificate of Incorporation to the contrary, the affirmative vote of the holders of not less than 66 2/3 percent of all votes entitled to be cast by the holders of stock of Lyondell shall be required to amend or repeal this Article VII or to adopt any provision inconsistent herewith.

   Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation's Certificate of Incorporation may contain the following:

     (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

    . for any breach of the director's duty of loyalty to the corporation or its stockholders;

    . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

    . under section 174 of this title; or

    . for any transaction from which the director derived an improper personal benefit.

  No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with section 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

ITEM 21. Exhibits


 Exhibit
   No.     Exhibit
 -------   --------------------------------------------------------------------
   +3.1    Certificate of Incorporation of ARCO Chemical Technology, Inc., as
           amended
   +3.2    By-Laws of ARCO Chemical Technology, Inc.
   +3.3    Certificate of Incorporation of Lyondell Chemical Nederland, Ltd.
   +3.4    Amended and Restated By-Laws of Lyondell Chemical Nederland, Ltd.
   *3.5    Amended and Restated Certificate of Incorporation of Lyondell
           Chemical Company (Filed as an exhibit to Lyondell's Annual Report on
           Form 10-K for the year ended December 31, 1996 and incorporated herein by reference)
   *3.5(a) Certificate of Ownership and Merger dated July 31, 1998 (Filed as an exhibit to Lyondell's Annual Report on Form 10-K for the year ended
           December 31, 1999 and incorporated herein by reference)
   *3.6    Amended and Restated By-Laws of Lyondell Chemical Company (Filed as
           an exhibit to Lyondell's Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference)
   +3.7    Certificate of Limited Partnership of ARCO Chemical Technology, L.P.
   +3.8    Agreement of Limited Partnership of ARCO Chemical Technology, L.P.
   +4.1    Registration Rights Agreement dated as of December 4, 2001 by and among Lyondell Chemical Company, ARCO Chemical Technology, Inc.,
           ARCO Chemical Technology, LP, Lyondell Chemical Nederland, Ltd. and
           Salomon Smith Barney Inc., J.P. Morgan Securities Inc., Bank of
           America Securities LLC, Credit Suisse First Boston Corporation, Bank
           One Capital Markets, Inc., Credit Lyonnais Securities (USA) Inc.,
           Mizuho International plc, Scotia Capital (USA) Inc., and SG Cowen
           Securities Corporation
   +4.2    Indenture among Lyondell Chemical Company, the Subsidiary Guarantors party thereto and The Bank of New York, as Trustee, dated as of
           December 4, 2001, for 9 1/2% Senior Secured Notes due 2008
   +5      Opinion of Baker Botts L.L.P.
   12      Statement setting forth Detail for Computation of Ratio of Earnings to Fixed Charges
   23.1    Consent of PricewaterhouseCoopers LLP
   23.2    Consent of Baker Botts L.L.P. (included in Exhibit 5)
   24.1    Powers of Attorney for Lyondell Chemical Company
  +24.2    Powers of Attorney for ARCO Chemical Technology, Inc.
  +24.3    Powers of Attorney for Lyondell Chemical Nederland, Ltd.

 Exhibit
   No.   Exhibit
 ------- ----------------------------------------------------------------------
  +24.4  Powers of Attorney for ARCO Chemical Technology, LP.
  +25    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee for the Senior Secured Notes due 2008
   99.1  Form of Letter to DTC Participants for 9 1/2% Senior Secured Notes due
         2008
   99.2  Form of Letter to Clients for 9 1/2% Senior Secured Notes due 2008
   99.3  Form of Notice of Guaranteed Delivery for 9 1/2% Senior Secured Notes
         due 2008
   99.4  Form of Letter of Transmittal for 9 1/2% Senior Secured Notes due 2008

--------
*  Incorporated by reference from the filing indicated.

+  Previously filed.

ITEM 22. Undertakings

1. The undersigned registrants hereby undertake:

  . to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

    -- include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    -- include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to information in the registration statement; and

    -- reflect in the prospectus any facts or events arising after the effective date of the registration statement or its most recent post-effective amendment which, individually or in the aggregate, represent a fundamental change in the information shown in the registration statement.

      Any increase or decrease in volume of securities offered if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC under Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price stated in the "Calculation of Registration Fee" table in the effective registration statement;

  . that, for the purpose of determining any liability under the Securities
    Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  . to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report under section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4. The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus under items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of a request, and to send the incorporated documents by first-class mail or other equally prompt means. This undertaking includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

5. The undersigned registrants hereby undertake to supply by means of a posteffective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Lyondell Chemical Company has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on April 12, 2002.


                                          Lyondell Chemical Company

                                                      /s/ Dan F. Smith
                                          By: _________________________________
                                                   Dan F. Smith
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated and on April 12, 2002.


              Signature                Title
              ---------                -----

                  *                    Chairman of the Board
______________________________________
          William T. Butler

           /s/ Dan F. Smith            President, Chief Executive Officer and
______________________________________ Director
             Dan F. Smith
    (Principal Executive Officer)

                  *                    Director
______________________________________
          Carol A. Anderson

                  *                    Director
______________________________________
             Travis Engen

                  *                    Director
______________________________________
      Stephen F. Hinchliffe, Jr.

                  *                    Director
______________________________________
            David J. Lesar

                  *                    Director
______________________________________
          Dudley C. Mecum II

                  *                    Director
______________________________________
          William R. Spivey

                  *                    Director
______________________________________
            Paul R. Staley

        /s/ Robert T. Blakely          Executive Vice President and Chief
______________________________________ Financial Officer
          Robert T. Blakely
    (Principal Financial Officer)

         /s/ Charles L. Hall           Vice President and Controller
______________________________________
           Charles L. Hall
    (Principal Accounting Officer)

         /s/ Kerry A. Galvin
*By: _________________________________
           Kerry A. Galvin,
         as Attorney-in-fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, ARCO Chemical Technology, Inc. has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, the State of Delaware, on April 12, 2002.


                                          ARCO Chemical Technology, Inc.

                                                    /s/ Francis P. McGrail
                                          By: _________________________________
                                               Francis P. McGrail
                                               President and Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated and on April 12, 2002.


              Signature                Title
              ---------                -----

         /s/ Francis P. McGrail        President & Treasurer
______________________________________
          Francis P. McGrail
    (Principal Executive Officer,
   Principal Financial Officer and
    Principal Accounting Officer)

                *                      Director
______________________________________
               Eva Chu

                *                      Director
______________________________________
           Laura C. Fulton

               *                       Director
______________________________________
           Charles L. Hall

               *                       Director
______________________________________
          David J. Prilutski

          /s/ Kerry A. Galvin
*By: _________________________________
           Kerry A. Galvin,
         as Attorney-in-fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, ARCO Chemical Technology, LP has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, the State of Delaware, on April 12, 2002


                                          ARCO Chemical Technology, LP.

                                          By: ARCO Chemical Technology
                                             Management, Inc., its general
                                             partner

                                                   /s/ Francis P. McGrail
                                          By: _________________________________
                                                  Francis P. McGrail
                                                  President and Treasurer,
                                                  ARCO Chemical
                                                  Technology Management, Inc.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated and on April 12, 2002.


              Signature                Title
              ---------                -----

        /s/ Francis P. McGrail         President, Treasurer and Director, ARCO
______________________________________ Chemical Technology Management, Inc.
          Francis P. McGrail
    (Principal Executive Officer,
   Principal Financial Officer and
 Principal Accounting Officer of ARCO
Chemical Technology Management, Inc.)

                  *                    Director, ARCO Chemical Technology
______________________________________ Management, Inc.
               Eva Chu

                  *                    Director, ARCO Chemical Technology
______________________________________ Management, Inc.
           Laura C. Fulton

                  *                    Director, ARCO Chemical Technology
______________________________________ Management, Inc.
           Charles L. Hall

                  *                    Director, ARCO Chemical Technology
______________________________________ Management, Inc.
          David J. Prilutski

         /s/ Kerry A. Galvin
*By: _________________________________
           Kerry A. Galvin,
         as Attorney-in-fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Lyondell Chemical Nederland, Ltd. has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on April 12, 2002.


                                          Lyondell Chemical Nederland, Ltd.

                                                     /s/ Morris Gelb
                                          By: _________________________________
                                                  Morris Gelb
                                                  President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated and on April 12, 2002.



              Signature                Title
              ---------                -----

           /s/ Morris Gelb             President and Director
______________________________________
             Morris Gelb
    (Principal Executive Officer)

        /s/ Robert T. Blakely          Director
______________________________________
          Robert T. Blakely

                  *                    Director
______________________________________
          T. Kevin DeNicola

        /s/ Karen A. Twitchell         Vice President and Treasurer
______________________________________
          Karen A. Twitchell
   (Principal Financial Officer and
    Principal Accounting Officer)

          /s/ Kerry A Galvin
*By: _________________________________
           Kerry A. Galvin,
         as Attorney-in-fact

                               INDEX TO EXHIBITS


  Exhibit
    No.     Exhibit
  -------   -------------------------------------------------------------------
  +3.1      Certificate of Incorporation of ARCO Chemical Technology, Inc., as
            amended

  +3.2      By-Laws of ARCO Chemical Technology, Inc.

  +3.3      Certificate of Incorporation of Lyondell Chemical Nederland, Ltd.

  +3.4      Amended and Restated By-Laws of Lyondell Chemical Nederland, Ltd.

  *3.5      Amended and Restated Certificate of Incorporation of Lyondell
            Chemical Company (Filed as an exhibit to Lyondell's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference)
  *3.5(a) Certificate of Ownership and Merger dated July 31, 1998 (Filed as an exhibit to Lyondell's Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference)

  *3.6 Amended and Restated By-Laws of Lyondell Chemical Company (Filed as an exhibit to Lyondell's Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference)

  +3.7      Certificate of Limited Partnership of ARCO Chemical Technology,
            L.P.

  +3.8      Agreement of Limited Partnership of ARCO Chemical Technology, L.P.

  +4.1 Registration Rights Agreement dated as of December 4, 2001 by and among Lyondell Chemical Company, ARCO Chemical Technology, Inc.,
            ARCO Chemical Technology, LP, Lyondell Chemical Nederland, Ltd. and
            Salomon Smith Barney Inc., J.P. Morgan Securities Inc., Bank of
            America Securities LLC, Credit Suisse First Boston Corporation,
            Bank One Capital Markets, Inc., Credit Lyonnais Securities (USA)
            Inc., Mizuho International plc, Scotia Capital (USA) Inc., and SG
            Cowen Securities Corporation

  +4.2      Indenture among Lyondell Chemical Company, the Subsidiary
            Guarantors party thereto and The Bank of New York, as Trustee, dated as of December 4, 2001, for 9 1/2% Senior Secured Notes due
            2008

  +5        Opinion of Baker Botts L.L.P.

  12 Statement setting forth Detail for Computation of Ratio of Earnings to Fixed Charges

  23.1      Consent of PricewaterhouseCoopers LLP

  23.2      Consent of Baker Botts L.L.P. (included in Exhibit 5)

  24.1      Powers of Attorney for Lyondell Chemical Company

 +24.2      Powers of Attorney for ARCO Chemical Technology, Inc.

 +24.3      Powers of Attorney for Lyondell Chemical Nederland, Ltd.

 +24.4      Powers of Attorney for ARCO Chemical Technology, LP.

 +25 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee for 9 1/2% Senior Secured Notes due 2008

  99.1 Form of Letter to DTC Participants for 9 1/2% Senior Secured Notes due 2008

  99.2      Form of Letter to Clients for 9 1/2% Senior Secured Notes due 2008

  99.3      Form of Notice of Guaranteed Delivery for 9 1/2% Senior Secured
            Notes due 2008

  99.4      Form of Letter of Transmittal for 9 1/2% Senior Secured Notes due
            2008

--------
*  Incorporated by reference from the filing indicated.

+  Previously filed.